Exhibit 10.9

AGREEMENT AND PLAN OF MERGER

DATED AS OF SEPTEMBER 13, 2010

BY AND AMONG

AMERICAN ASSETS TRUST, L.P.,

a Maryland limited partnership

AND

THE FORWARD OP MERGER ENTITIES

as set forth on Schedule I hereto

i

ii

iii

DEFINED TERMS

TERM	SECTION

Accredited Investor	Section 8.02(a)
Affiliate	Section 8.02(b)
Agreement	Introduction
Allocated Share	Section 8.02(c)
Alternate Transaction	Section 8.02(d)
American Assets Entity	Section 8.02(e)
Business Day	Section 8.02(f)
Certificates of Merger	Section 1.02
Closing	Section 2.01
Closing Date	Section 2.01
Code	Section 8.02(g)
Consent Form	Section 8.02(h)
Consenting Holders	Recitals
Contributed Entities	Recitals
Contributed Interest	Recitals
Contributors	Recitals
Decrease	Section 8.02(c)
Disclosed Loans	Section 4.12
Dispute	Section 8.08(a)
Effective Time	Section 1.02
Elected OP Unit Percentage	Section 8.02(i)
Elected REIT Shares Percentage	Section 8.02(j)
Environmental Laws	Section 8.02(k)
Equity Value	Section 8.02(l)
Escrow Agreement	Section 8.02(m)
Excluded Assets	Section 5.03
Formation Transaction Documentation	Section 8.02(n)
Formation Transactions	Section 8.02(o)
Forward OP Merger Entities	Introduction
Forward OP Merger Entity Interests	Recitals
Forward OP Merger Entity Material Adverse Effect	Section 8.02(p)
Forward OP Merger Entity Subsidiary	Section 4.01
Forward REIT Merger Entities	Introduction
Forward REIT Sub Merger Entities	Recitals
Franchise Agreement	Section 4.13
Governmental Authority	Section 8.02(q)
Intercompany Debt	Section 8.02(r)
Intercompany Debt Adjustments	Section 8.02(c)
IPO	Recitals
IPO Closing Date	Section 8.02(s)
IPO Price	Section 8.02(t)
JAMS	Section 8.08(b)

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Laws	Section 8.02(u)
Leases	Section 4.08(d)
Liens	Section 8.02(v)
Lock-up Agreement	Section 8.02(w)
Merger Consideration	Section 1.05(a)
Mergers	Recitals
MLPA	Recitals
OP Units	Recitals
OP Material Adverse Effect	Section 8.02(x)
OP Sub Reverse Merger Entities	Recitals
Operating Partnership	Introduction
Operating Partnership Agreement	Section 1.04
Operating Partnership Subsidiary	Section 3.01
Organizational Documents	Section 8.02(z)
Outside Date	Section 2.05
Ownership Limits	Section 1.05(a)(iii)
Permitted Liens	Section 8.02(aa)
Person	Section 8.02(bb)
Pre-Formation Interests	Section 8.02(cc)
Pre-Formation Participants	Section 8.02(dd)
Property	Section 4.01(b)
Prospectus	Section 8.02(ee)
Rady Trust	Section 7.03(a)
Registration Statement	Section 2.05
REIT	Introduction
REIT Shares	Recitals
REIT Sub Forward Merger Entities	Recitals
Representation, Warranty and Indemnity Agreement	Section 8.02(ff)
Sale Consent	Section 2.02(c)
SDAT	Section 1.02
SEC	Section 2.05
Securities Act	Section 8.02(gg)
Subsidiary	Section 8.02(hh)
Surviving Entity	Section 1.01
Target Asset	Section 8.02(ii)
Tax	Section 8.02(jj)
Tax Protection Agreement	Section 8.02(kk)
Underwriting Agreement	Section 8.02(ll)
Valid Election	Section 8.02(mm)

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AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of September 13, 2010, by and among American Assets Trust, L.P., a Maryland limited partnership (the “Operating Partnership”) and a subsidiary of American Assets Trust, Inc., a Maryland corporation (the “REIT”), and the entities identified on Schedule I hereto as “Forward OP Merger Entities” (each a “Forward OP Merger Entity” and, collectively the “Forward OP Merger Entities”).

RECITALS

WHEREAS, the REIT desires to consolidate the ownership of a portfolio of properties currently owned, directly or indirectly, by certain entities each as described on Schedule I hereto;

WHEREAS, concurrently with the execution of this Agreement, each of the entities identified on Schedule I hereto as “Forward REIT Merger Entities” (the “Forward REIT Merger Entities”) will enter into an agreement and plans of merger with the REIT pursuant to which each such Forward REIT Merger Entity will merge with and into the REIT in the order set forth in Section 1.01 and the equity interest in each Forward REIT Merger Entity will be converted automatically into the right to receive cash, without interest, or shares of common stock of the REIT, par value $.01 per share (the “REIT Shares”);

WHEREAS, concurrently with the execution of this Agreement, the REIT will enter into agreements and plans of merger with certain American Assets Entities identified as “REIT Sub Forward Merger Entities” on Schedule I hereto (the “REIT Sub Forward Merger Entities”), pursuant to which, concurrently with the mergers identified in the preceding paragraph, each of the REIT Sub Forward Merger Entities will merge with and into wholly owned subsidiaries of the REIT;

WHEREAS, immediately following the completion of the mergers described in the preceding paragraphs, the REIT will contribute to the Operating Partnership, (i) all of the rights and obligations of the Forward REIT Merger Entities acquired by the REIT as a result of the mergers between it and the Forward REIT Merger Entities and (ii) all of the REIT’s interests in the surviving entities of the mergers of the REIT Sub Forward Merger Entities with and into wholly owned subsidiaries of the REIT;

WHEREAS, concurrently with the execution of this Agreement, the Operating Partnership, or a wholly-owned subsidiary of the Operating Partnership, will enter into a contribution agreement with certain holders (the “Contributors”) of interests in certain American Assets Entities identified as “Contributed Entities” on Schedule I hereto, pursuant to which, immediately following the completion of the mergers and contributions described in the preceding paragraphs, each Contributor shall contribute to the Operating Partnership, or a wholly-owned subsidiary of the Operating Partnership, respectively, all of the Contributor’s interests in the applicable American Assets Entity (the “Contributed Interest”), and the Operating Partnership, or such subsidiary, as applicable, shall acquire from each Contributor all of each Contributor’s right, title and interest as a holder of the Contributed Interests;

WHEREAS, pursuant to this Agreement each Forward OP Merger Entity, immediately following the mergers and contributions identified in the preceding paragraphs, will merge with and into the Operating Partnership in the order set forth in Section 1.01 (the “Mergers”) and each partnership or membership interest in each Forward OP Merger Entity (the “Forward OP Merger Entity Interests”) will be converted automatically as set forth herein into the right to receive cash, without interest, common units of partnership interest in the Operating Partnership (the “OP Units”), REIT Shares, or a combination of the foregoing;

WHEREAS, concurrently with the execution of this Agreement, the Operating Partnership will enter into agreements and plans of merger with certain American Assets Entities identified as “OP Sub Forward Merger Entities” on Schedule I hereto (collectively, the “OP Sub Forward Merger Entities”), pursuant to which, concurrently with the mergers identified in the preceding paragraph, each OP Sub Forward Merger Entity will merge with and into a separate wholly-owned subsidiary of the Operating Partnership;

WHEREAS, concurrently with the execution of this Agreement, the Operating Partnership will enter into agreements and plans of merger with certain American Assets Entities identified as “OP Sub Reverse Merger Entities” on Schedule I hereto (collectively, the “OP Sub Reverse Merger Entities”), pursuant to which, immediately following the mergers and contributions identified in the preceding paragraphs, a separate wholly-owned subsidiary of the Operating Partnership will merge with and into each OP Sub Reverse Merger Entity;

WHEREAS, in lieu of one or more of the mergers described in the preceding paragraphs and at the same time as such mergers would have otherwise occurred, certain holders (the “Consenting Holders”) of interests in certain American Assets Entities shall contribute to the Operating Partnership, or a wholly owned subsidiary of the Operating Partnership, all of their interests in the applicable American Assets Entity, and the Operating Partnership shall acquire from each Consenting Holder, all of each Consenting Holder’s right, title and interest as a holder of interests in such American Assets Entities;

WHEREAS, the Formation Transactions relate to the proposed initial public offering (the “IPO”) of the REIT Shares, following which the REIT will operate as a self-administered and self-managed real estate investment trust within the meaning of Section 856 of the Code;

WHEREAS, in accordance with applicable state law for each of the Forward OP Merger Entities, each Forward OP Merger Entity may be merged with another entity, subject to the requisite approvals as provided in applicable state law;

WHEREAS, the REIT, as the general partner of the Operating Partnership has approved and authorized the Mergers and the other Formation Transactions in accordance with the Maryland Revised Uniform Limited Partnership Act (the “MLPA”) and the partnership agreement of the Operating Partnership;

WHEREAS, the managing member, manager or general partner, as applicable, of each Forward OP Merger Entity has each determined that it is advisable and in the best interests of each Forward OP Merger Entity, and its respective equity holders and limited partners, as the case may be, to proceed with the Mergers and the other Formation Transactions on the terms described in this Agreement; and

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WHEREAS, each Forward OP Merger Entity has obtained the requisite approval of its respective limited partners, members or investors (and lenders, as applicable) to the Mergers and the other Formation Transactions, applicable to each Forward OP Merger Entity.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and other terms contained in this Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

THE MERGERS

Section 1.01 THE MERGERS. At the Effective Time (as defined below), and subject to and upon the terms and conditions of this Agreement and in accordance with applicable Laws, each Forward OP Merger Entity shall be merged with and into the Operating Partnership in the order specified in Exhibit D, whereby the separate existence of each Forward OP Merger Entity shall cease, and the Operating Partnership shall continue its existence under Maryland law as the surviving entity (hereinafter sometimes referred to as the “Surviving Entity”).

Section 1.02 EFFECTIVE TIME. Subject to and upon the terms and conditions of this Agreement, concurrently with or as soon as practicable after (i) the execution by the REIT and the Operating Partnership of the Underwriting Agreement and (ii) the satisfaction or waiver of the conditions set forth in Article VII, the Operating Partnership and each of the Forward OP Merger Entities shall file articles of merger or similar documents with respect to each Merger (the “Certificates of Merger”) as may be required by applicable Laws, with the State Department of Assessments and Taxation of Maryland (“SDAT”), the Secretary of State of the State of Delaware, and each other jurisdiction applicable to each Forward OP Merger Entity providing that each Merger shall become effective upon filing or at such later date and time set forth in the Certificate of Merger with respect to such Merger that is not more than thirty (30) days after the acceptance of the Certificate of Merger by the SDAT for record (the “Effective Time”), together with any certificates and other filings or recordings related thereto, in such forms as are required by, and executed in accordance with the relevant provisions of applicable Laws.

Section 1.03 EFFECT OF THE MERGERS. At the Effective Times, which shall be in the order specified in Exhibit D, the effect of the Mergers shall be as provided in this Agreement, the Certificates of Merger and applicable Laws.

Section 1.04 ORGANIZATIONAL DOCUMENTS. At the Effective Time, (i) the certificate of limited partnership of the Operating Partnership, as in effect immediately prior to the Effective Time, shall be the certificate of limited partnership of the Surviving Entity until thereafter amended as provided therein or in accordance with the MLPA, and (ii) the agreement of limited partnership of the Operating Partnership, as amended and restated and in effect immediately prior to the Effective Time (the “Operating Partnership Agreement”), shall be the agreement of limited partnership of the Surviving Entity until thereafter amended as provided therein or in accordance with the MLPA.

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Section 1.05 CONVERSION OF FORWARD OP MERGER ENTITY INTERESTS.

(a) Under and subject to the terms and conditions of the respective Formation Transaction Documentation, as the result of an irrevocable election indicated on a Consent Form submitted by a Pre-Formation Participant or as a result of the failure of a Pre-Formation Participant to submit a Consent Form, each Pre-Formation Participant is irrevocably bound to accept and entitled to receive, as a result of and upon consummation of the Mergers or other Formation Transactions, a specified share of the sponsors’ value of the American Assets Entities as a whole in the form of the right to receive cash, REIT Shares and/or OP Units as calculated in this Section 1.05.

At the Effective Time, by virtue of the Mergers and without any action on the part of the parties hereto, except as set forth in Section 1.05(b), each Forward OP Merger Entity Interest shall be converted automatically into the right to receive cash, OP Units and/or REIT Shares with an aggregate value equal to the portion of Equity Value represented by such Forward OP Merger Entity Interest (collectively referred to as the “Merger Consideration”) and each holder that receives OP Units in the Mergers shall, upon receipt of such OP Units and the delivery of a Consent Form or a counterpart signature page to the Operating Partnership Agreement and such other documents and instruments as may be required in the sole discretion of the REIT to effect such holder’s admission as a limited partner of the Operating Partnership, be admitted as a limited partner of the Operating Partnership in accordance with the MLPA and the Operating Partnership Agreement.

Subject to Section 1.07 and Section 2.02(c), the amount of cash, number of OP Units and/or REIT Shares comprising the Merger Consideration for each Forward OP Merger Entity Interest so converted shall be as follows:

(i) Cash: One hundred percent (100%) of the Allocated Share for each Forward OP Merger Entity Interest held by a Pre-Formation Participant who is not an Accredited Investor shall be paid in cash.

(ii) OP Units. The Elected OP Unit Percentage of the Allocated Share for each Forward OP Merger Entity Interest or portion thereof held by a Pre-Formation Participant who is an Accredited Investor shall be distributed in the form of a number of OP Units equal to the applicable portion of such Allocated Share divided by the IPO Price.

(iii) REIT Shares. The Elected REIT Shares Percentage of the Allocated Share for each Forward OP Merger Entity Interest or portion thereof held by a Pre-Formation Participant who is an Accredited Investor shall be distributed in the form of a number of REIT Shares equal to the applicable portion of such Allocated Share divided by the IPO Price; provided that, to the extent such distribution of REIT Shares to the holder of the Forward OP Merger Entity Interests would result in a violation of the restrictions on ownership and transfer set forth in Section 6.3 of the REIT’s charter (the “Ownership Limits”), such holder shall receive (x) the maximum number of whole REIT Shares that would not result in such a violation of the Ownership Limits, and (y) that number of OP Units equal to the remaining number of REIT Shares not distributed as a result of the application of the foregoing clause (x).

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(b) Each Forward OP Merger Entity Interest issued and outstanding immediately prior to the Effective Time that is owned by the REIT, the Operating Partnership or any of their direct or indirect wholly-owned Subsidiaries (having been previously acquired by the REIT, the Operating Partnership or any such Subsidiary thereof pursuant to the other Formation Transactions) shall remain issued and outstanding, and no consideration shall be delivered hereunder in exchange therefor.

Section 1.06 CANCELLATION AND RETIREMENT OF FORWARD OP MERGER ENTITY INTERESTS. From and after the Effective Time, (i) each Forward OP Merger Entity Interest converted into the right to receive the Merger Consideration pursuant to Section 1.05(a) shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of such Forward OP Merger Entity Interest so converted shall thereafter cease to have any rights as a partner or member of any Forward OP Merger Entity except the right to receive the Merger Consideration applicable thereto, and (ii) each Forward OP Merger Entity Interest issued and outstanding that is owned by the REIT, the Operating Partnership or any of their direct or indirect wholly-owned Subsidiaries shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist and no consideration shall be delivered hereunder in exchange therefor.

Section 1.07 FRACTIONAL INTERESTS. No fractional OP Units or REIT Shares shall be issued in the Mergers. All fractional OP Units that a holder of Forward OP Merger Entity Interests would otherwise be entitled to receive as a result of the Mergers and the other Formation Transactions shall be aggregated, and each holder shall receive the number of whole OP Units resulting from such aggregation and, in lieu of any fractional OP Unit resulting from such aggregation, an amount in cash determined by multiplying that fraction of an OP Unit to which such holder would otherwise have been entitled, by the IPO Price. All fractional REIT Shares that a holder of Forward OP Merger Entity Interests would otherwise be entitled to receive as a result of the Mergers and the other Formation Transactions shall be aggregated, and each holder shall receive the number of whole REIT Shares resulting from such aggregation and, in lieu of any fractional REIT Share resulting from such aggregation, an amount in cash determined by multiplying that fraction of a REIT Share to which such holder would otherwise have been entitled, by the IPO Price. No interest will be paid or will accrue on any cash paid or payable in lieu of any fractional OP Unit or REIT Share.

Section 1.08 CALCULATION OF MERGER CONSIDERATION. As soon as practicable following the determination of the IPO Price and prior to the Effective Time, all calculations relating to the Merger Consideration shall be performed in good faith by, or under the direction of, the REIT, and, absent manifest error, shall be final and binding upon the holders of Forward OP Merger Entity Interests.

Section 1.09 TRANSACTION COSTS. If the Closing occurs, the REIT and the Operating Partnership shall be solely responsible for all transaction costs and expenses of the REIT, the Operating Partnership and the American Assets Entities in connection with the Formation Transactions and the IPO, which include, but are not limited to, the underwriting discounts and commissions. In the event the Closing does not occur, each party shall be responsible for its allocable portion of such costs and expenses in accordance with the terms of those certain letter agreements identified on Schedule II.

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ARTICLE II

CLOSING; TERM OF AGREEMENT

Section 2.01 CLOSING. Unless this Agreement shall have been terminated pursuant to Section 2.05, and subject to the satisfaction or waiver of the conditions in Article VII, the filing of the Certificates of Merger, the Effective Time and the closing of the other transactions contemplated by this Agreement shall occur substantially concurrently with the receipt by the REIT of the proceeds from the IPO from the underwriters (the “Closing” or the “Closing Date”) in the order set forth on Exhibit D. The Closing shall take place at the offices of Latham & Watkins LLP, 12636 High Bluff Drive, Suite 400 San Diego, California 92130 or such other place as determined by the REIT in its sole discretion. The Closing hereunder and the closing of the IPO shall be deemed concurrent for all purposes.

Section 2.02 PAYMENT OF MERGER CONSIDERATION.

(a) As soon as reasonably practicable after the Effective Time, the Surviving Entity (or its successor in interest) shall deliver to each holder of Forward OP Merger Entity Interests, whose Forward OP Merger Entity Interests have been converted into the right to receive the Merger Consideration pursuant to Section 1.05(a) hereof, the Merger Consideration payable to such holder in the amounts and form provided in Section 1.05(a) hereof. The issuance of the OP Units and admission of the recipients thereof as limited partners of the Operating Partnership pursuant to Section 1.05(a) shall be evidenced by an amendment to Exhibit A to the Operating Partnership Agreement, and the Operating Partnership shall deliver, or cause to be delivered, an executed copy of such amendment to each Pre-Formation Participant receiving OP Units hereunder. Any certificate representing REIT Shares issuable as Merger Consideration shall bear the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE CORPORATION AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

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THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE CORPORATION’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE CORPORATION’S CHARTER, (I) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF THE CORPORATION’S COMMON STOCK IN EXCESS OF [    ]% (IN VALUE OR NUMBER OF SHARES) OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE CORPORATION UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (II) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK OF THE CORPORATION IN EXCESS OF [    ]% OF THE VALUE OF THE TOTAL OUTSTANDING SHARES OF CAPITAL STOCK OF THE CORPORATION, UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (III) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN CAPITAL STOCK THAT WOULD RESULT IN THE CORPORATION BEING “CLOSELY HELD” UNDER SECTION 856(h) OF THE CODE OR OTHERWISE CAUSE THE CORPORATION TO FAIL TO QUALIFY AS A REIT; AND (IV) NO PERSON MAY TRANSFER SHARES OF CAPITAL STOCK IF SUCH TRANSFER WOULD RESULT IN THE CAPITAL STOCK OF THE CORPORATION BEING OWNED BY FEWER THAN 100 PERSONS. ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP SET FORTH IN (I) THROUGH (III) ABOVE ARE VIOLATED, THE SHARES OF CAPITAL STOCK REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO A TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, THE CORPORATION MAY TAKE OTHER ACTIONS, INCLUDING REDEEMING SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF DIRECTORS IN ITS SOLE AND ABSOLUTE DISCRETION IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. FURTHERMORE, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL UNDERLINED TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE CHARTER OF THE CORPORATION, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF CAPITAL STOCK OF THE CORPORATION ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.

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(b) The Surviving Entity (or its successor in interest) shall not be liable to any holder of a Forward OP Merger Entity Interest for any portion of the Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(c) So long as some portion of the Merger Consideration with respect to an American Assets Entity is in the form of OP Units, the parties hereto intend and agree that, for United States federal income tax purposes, the Merger of each such entity shall constitute an “assets-over” partnership merger within the meaning of Treasury Regulations Section 1.708-1(c)(3)(i), and, as a result, that (i) any payment of cash or REIT Shares for the Forward OP Merger Entity Interests of such holder in such entity shall be treated as a sale of such Forward OP Merger Entity Interests by the holder and a purchase of such Forward OP Merger Entity Interests by the Operating Partnership for the cash and/or REIT Shares so paid under the terms of this Agreement in accordance with Treasury Regulations Section 1.708-1(c)(4), and (ii) each such holder of the Forward OP Merger Entity Interests who accepts cash and/or REIT Shares shall explicitly agree and consent (the “Sale Consent”) to such treatment in their Consent Form as a condition to electing such consideration. To the extent the Operating Partnership acquires any Forward OP Merger Entity Interests as described above, or previously acquired such interest, for United States federal income tax purposes the receipt by the Operating Partnership of the portion of property attributable to such Forward OP Merger Entity Interests shall be treated as a distribution by a Forward OP Merger Entity in redemption of such Forward OP Merger Entity Interests. Notwithstanding Section 1.05(a) and any holder’s election as to the form of their Merger Consideration, if any holder (other than a non-accredited investor), fails to execute a Sale Consent prior to the Closing, such holder’s Merger Consideration shall consist solely of OP Units. Any cash paid as the Merger Consideration to a non-accredited investor for a Forward OP Merger Entity Interest shall be paid only after the receipt of a Sale Consent from such holder.

Section 2.03 TAX WITHHOLDING. The Operating Partnership and each Forward OP Merger Entity shall be entitled to deduct and withhold from the consideration payable pursuant to this Agreement to any holder of a Forward OP Merger Entity Interest such amounts required to be deducted and withheld with respect to the making of such payment under the Code or any provision of state, local or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Forward OP Merger Entity Interests in respect of which such deduction and withholding was made.

Section 2.04 FURTHER ACTION. If, at any time after the Effective Time, the Surviving Entity shall determine or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Entity the right, title or interest in, to or under any of the rights, properties or assets of any Forward OP Merger Entity acquired or to be acquired by the Surviving Entity as a result of, or in connection with, the Mergers or otherwise to carry out this

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Agreement, the Surviving Entity shall be authorized to execute and deliver, in the name and on behalf of any Forward OP Merger Entity or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of any Forward OP Merger Entity or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Entity or otherwise to carry out this Agreement.

Section 2.05 TERM OF THE AGREEMENT. This Agreement shall terminate automatically if (i) the initial registration statement of the REIT for the IPO (the “Registration Statement”) has not been filed with the Securities and Exchange Commission (“SEC”) by March 31, 2011, or (ii) the Mergers shall not have been consummated on or prior to December 31, 2011 (such date is hereinafter referred to as the “Outside Date”).

Section 2.06 EFFECT OF TERMINATION. In the event of termination of this Agreement for any reason, all obligations on the part of the Operating Partnership and each Forward OP Merger Entity under this Agreement shall terminate, except that the obligations set forth in Article VIII shall survive; it being understood and agreed, however, for the avoidance of doubt, that if this Agreement is terminated because one or more of the conditions to a non-breaching party’s obligations under this Agreement are not satisfied by the Outside Date as a result of the other party’s material breach of a covenant, representation, warranty or other obligation under this Agreement or any other Formation Transaction Documentation, the non-breaching party’s right to pursue all legal remedies with respect to such breach will survive such termination unimpaired.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE OPERATING PARTNERSHIP

The Operating Partnership hereby represents and warrants to each Forward OP Merger Entity as follows:

Section 3.01 ORGANIZATION; AUTHORITY.

(a) The Operating Partnership has been duly formed and is validly existing and in good standing under the Laws of its jurisdiction of formation, and, upon the effectiveness of the Operating Partnership Agreement, will have all requisite power and authority to enter into this Agreement and the other Formation Transaction Documentation and to carry out the transactions contemplated hereby and thereby, and to own, lease and/or operate its property and to carry on its business as presently conducted and, to the extent required under applicable Laws, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary, other than such failures to be so qualified as would not, individually or in the aggregate, reasonably be expected to have an OP Material Adverse Effect.

(b) Schedule 3.01(b) sets forth as of the date hereof, (i) each Subsidiary of the Operating Partnership (each an “Operating Partnership Subsidiary”), (ii) the ownership interest therein of the Operating Partnership, and (iii) if not wholly owned by the Operating Partnership,

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the identity and ownership interest of each of the other owners of such Operating Partnership Subsidiary. Each Operating Partnership Subsidiary has been duly organized or formed and is validly existing and is in good standing under the Laws of its jurisdiction of organization or formation, as applicable, has all requisite power and authority to own, lease and/or operate its property and to carry on its business as presently conducted and, to the extent required under applicable Laws, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary, other than such failures to be so qualified as would not, individually or in the aggregate, reasonably be expected to have an OP Material Adverse Effect.

Section 3.02 DUE AUTHORIZATION. The execution, delivery and performance of this Agreement and the other Formation Transaction Documentation (including each agreement, document and instrument executed and delivered by or on behalf of the Operating Partnership pursuant to this Agreement or the other Formation Transaction Documentation) by the Operating Partnership has been duly and validly authorized by all necessary actions required of the Operating Partnership. This Agreement, the other Formation Transaction Documentation and each agreement, document and instrument executed and delivered by or on behalf of the Operating Partnership pursuant to this Agreement or the other Formation Transaction Documentation constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar Laws relating to creditors’ rights and general principles of equity.

Section 3.03 CONSENTS AND APPROVALS. Except for the filing of the Certificates of Merger in accordance with Section 1.02 hereof or in connection with the IPO and the consummation of the other Formation Transactions, no consent, waiver, approval, authorization, order, license, permit or registration of, qualification, designation, declaration or filing with, any Person or Governmental Authority or under any applicable Laws is required to be obtained by the Operating Partnership in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby and thereby, except for (i) those consents, waivers, approvals, authorizations, orders, licenses, permits, registrations, qualifications, designations, declarations or filings, the failure of which to obtain or to file would not, individually or in the aggregate, reasonably be expected to have an OP Material Adverse Effect, or (ii) those consents of the Pre-Formation Participants under the Organizational Documents of the applicable American Assets Entity, the failure of which to obtain would not, individually or in the aggregate, reasonably be expected to have an OP Material Adverse Effect.

Section 3.04 NO VIOLATION. None of the execution, delivery or performance of this Agreement, the other Formation Transaction Documentation, any agreement contemplated hereby between the parties to this Agreement and the transactions contemplated hereby between the parties to this Agreement does or will, with or without the giving of notice, lapse of time, or both, violate, conflict with, result in a breach of, or constitute a default under or give to others any right of termination, acceleration, cancellation or other right under, (A) the organizational documents of the Operating Partnership, (B) any agreement, document or instrument to which the Operating Partnership or any of its assets are bound or (C) any term or provision of any judgment, order, writ, injunction, or decree binding on the Operating Partnership, except for, in the case of clause (B) or (C), any such breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have an OP Material Adverse Effect.

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Section 3.05 VALIDITY OF OP UNITS. Any OP Units to be issued pursuant to this Agreement will have been duly authorized and, when issued against the consideration therefor, will be validly issued by the Operating Partnership, free and clear of all Liens created by the Operating Partnership (other than any Liens created by the Operating Partnership Agreement).

Section 3.06 OPERATING PARTNERSHIP AGREEMENT. Attached as Exhibit B hereto is a true and correct copy of the Operating Partnership Agreement in substantially final form.

Section 3.07 LIMITED ACTIVITIES. Except for activities in connection with the IPO, the Formation Transactions or in the ordinary course of business, the Operating Partnership and the Operating Partnership Subsidiaries have not engaged in any material business or incurred any material obligations.

Section 3.08 LITIGATION. Except for actions, suits or proceedings covered by policies of insurance, there is no action, suit or proceeding pending or, to the knowledge of the Operating Partnership, threatened against the Operating Partnership or any Operating Partnership Subsidiary, other than actions, suits, proceedings arising in the ordinary course of business from the ownership and operation of the Operating Partnership, that individually or in the aggregate, would not reasonably be expected, (a) if adversely determined, to have an OP Material Adverse Effect, or (b) to challenge or impair the ability of the Operating Partnership to execute or deliver, or materially perform its obligations under, this Agreement and the documents executed by it pursuant to this Agreement or to consummate the transactions contemplated hereby or thereby, to such an extent as would result in an OP Material Adverse Effect.

Section 3.09 NO BROKER. The Operating Partnership has not entered into, and covenants that it will not enter into, any agreement, arrangement or understanding with any Person or firm which will result in the obligation of any Forward OP Merger Entity or any Affiliates thereof to pay any finder’s fee, brokerage commission or similar payment in connection with the transaction contemplated by this Agreement (other than underwriting discounts, commissions and other fees and expenses to be paid by the REIT in connection with the IPO and any related financing transactions).

Section 3.10 NO IMPLIED REPRESENTATIONS OR WARRANTIES. Other than the representations and warranties expressly set forth in this Article III, the Operating Partnership, shall not be deemed to have made any other representation or warranty in connection with this Agreement or the transactions contemplated hereby. All representations, warranties and covenants of the Operating Partnership contained in this Agreement shall expire at the Closing.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE FORWARD OP MERGER ENTITIES

Except as disclosed in the Prospectus or the schedules attached hereto, each Forward OP Merger Entity represents and warrants to the Operating Partnership that the following statements are true and correct solely with respect to such Forward OP Merger Entity as of the Closing Date:

Section 4.01 ORGANIZATION; AUTHORITY.

(a) Each Forward OP Merger Entity has been duly organized and is validly existing and in good standing under the Laws of its jurisdiction of formation and has all requisite power and authority to enter into this Agreement, each agreement contemplated hereby and the other Formation Transaction Documentation to which it is a party (including any agreement, document and instrument executed and delivered by or on behalf of such Forward OP Merger Entity pursuant to this Agreement or the other Formation Transaction Documentation) and to carry out the transactions contemplated hereby and thereby, and to own, lease and/or operate any Property owned, leased and/or operated by it and to carry on its business as presently conducted. Each Forward OP Merger Entity, to the extent required under applicable Laws, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of a Property make such qualification necessary, other than such failures to be so qualified as would not, individually or in the aggregate, reasonably be expected to have a Forward OP Merger Entity Material Adverse Effect.

(b) Schedule 4.01(b) sets forth as of the date hereof with respect to such Forward OP Merger Entity (i) each Subsidiary of such Forward OP Merger Entity (each a “Forward OP Merger Entity Subsidiary”), (ii) the ownership interest therein of such Forward OP Merger Entity, (iii) if not wholly owned by such Forward OP Merger Entity, the identity and ownership interest of each of the other owners of such Subsidiary, and (iv) each property owned or leased pursuant to a ground lease by such Forward OP Merger Entity or such Subsidiary (each a “Property”). Such Forward OP Merger Entity Subsidiary has been duly organized and is validly existing and is in good standing under the Laws of its jurisdiction of organization, and has all requisite power and authority to own, lease and/or operate its Property and to carry on its business as presently conducted. Such Forward OP Merger Entity Subsidiary, to the extent required under applicable Laws, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its Property make such qualification necessary, other than such failures to be so qualified as would not, individually or in the aggregate, reasonably be expected to have a Forward OP Merger Entity Material Adverse Effect.

Section 4.02 DUE AUTHORIZATION. The execution, delivery and performance by such Forward OP Merger Entity of this Agreement and the other Formation Transaction Documentation (including any agreement, document and instrument executed and delivered by or on behalf of such Forward OP Merger Entity pursuant to this Agreement or the other Formation Transaction Documentation) to which it is a party have been duly and validly

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authorized by all necessary actions required of such Forward OP Merger Entity. This Agreement, the other Formation Transaction Documentation and each agreement, document and instrument executed and delivered by or on behalf of such Forward OP Merger Entity pursuant to this Agreement or the other Formation Transaction Documentation constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of such Forward OP Merger Entity, each enforceable against such Forward OP Merger Entity in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar Laws relating to creditors’ rights and general principles of equity.

Section 4.03 CAPITALIZATION. Schedule 4.03 sets forth as of the date hereof the ownership of such Forward OP Merger Entity. All of the issued and outstanding equity interests of such Forward OP Merger Entity and each Forward OP Merger Entity Subsidiary are duly authorized, validly issued and fully paid; and, to the knowledge of such Forward OP Merger Entity, are not subject to preemptive rights, transfer restrictions, or appraisal, dissenters’ or other similar rights under the Organizational Documents of or any contract to which such Forward OP Merger Entity is a party or otherwise bound, except for such preemptive rights, transfer restrictions, or appraisal, dissenters’ or other similar rights as would not prevent the Merger. There are no outstanding rights to purchase, subscriptions, warrants, options or any other security convertible into or exchangeable for equity interests in such Forward OP Merger Entity or its Forward OP Merger Entity Subsidiaries.

Section 4.04 CONSENTS AND APPROVALS. Except as shall have been obtained or satisfied on or prior to the Closing Date, no consent, waiver, approval, authorization, order, license, permit or registration of, qualification, designation, declaration or filing with, any Person or any Governmental Authority or under any applicable Laws is required to be obtained by such Forward OP Merger Entity or its Forward OP Merger Entity Subsidiaries in connection with the execution, delivery and performance of this Agreement, the other Formation Transaction Documentation to which such Forward OP Merger Entity or its Forward OP Merger Entity Subsidiaries is a party and the transactions contemplated hereby and thereby, except for those consents, waivers, approvals, authorizations, orders, licenses, permits, registrations, qualifications, designations, declarations or filings, the failure of which to obtain or to file would not, individually or in the aggregate, reasonably be expected to have a Forward OP Merger Entity Material Adverse Effect.

Section 4.05 NO VIOLATION. None of the execution, delivery or performance of this Agreement, any agreement contemplated hereby between the parties to this Agreement and the transactions contemplated hereby between the parties to this Agreement does or will, with or without the giving of notice, lapse of time, or both, violate, conflict with, result in a breach of, or constitute a default under or give to others any right of termination, acceleration, cancellation or other right under, (A) the Organizational Documents of such Forward OP Merger Entity or its Forward OP Merger Entity Subsidiaries or (B) any agreement, document or instrument to which such Forward OP Merger Entity or its Forward OP Merger Entity Subsidiaries or any of their respective assets or properties are bound by or (C) any term or provision of any judgment, order, writ, injunction, or decree binding on such Forward OP Merger Entity or its Forward OP Merger Entity Subsidiaries, except for, in the case of clause (B) or (C), any such breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a Forward OP Merger Entity Material Adverse Effect.

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Section 4.06 LICENSES AND PERMITS. To the knowledge of such Forward OP Merger Entity, all notices, licenses, permits, certificates and authorizations required for the continued use, occupancy, management, leasing and operation of the Properties have been obtained or can be obtained without material cost, are in full force and effect, are in good standing and (to the extent required in connection with the transactions contemplated by the Formation Transaction Documentation) are assignable to the Operating Partnership, except in each case for items that, if not so obtained, obtainable and/or transferred, would not, individually or in the aggregate, reasonably be expected to have a Forward OP Merger Entity Material Adverse Effect. To the knowledge of such Forward OP Merger Entity neither such Forward OP Merger Entity, nor its Forward OP Merger Entity Subsidiaries, nor any third party has taken any action that (or failed to take any action the omission of which) would result in the revocation of any such notice, license, permit, certificate or authorization where such revocation or revocations would, individually or in the aggregate, reasonably be expected to have a Forward OP Merger Entity Material Adverse Effect, nor has any one of them received any written notice of violation from any Governmental Authority or written notice of the intention of any entity to revoke any such notice, license, permit, certificate or authorization, that in each case has not been cured or otherwise resolved to the satisfaction of such Governmental Authority or other entity and except as would not, individually or in the aggregate, reasonably be expected to have a Forward OP Merger Entity Adverse Effect.

Section 4.07 COMPLIANCE WITH LAWS. To the knowledge of such Forward OP Merger Entity, such Forward OP Merger Entity and its Forward OP Merger Entity Subsidiaries have conducted their respective businesses in compliance with all applicable Laws, except for such failures that would not, individually or in the aggregate, reasonably be expected to have a Forward OP Merger Entity Adverse Effect. To the knowledge of such Forward OP Merger Entity, neither such Forward OP Merger Entity, nor its Forward OP Merger Entity Subsidiaries, nor any third party has been informed in writing of any continuing violation of any such Laws or that any investigation has been commenced and is continuing or is contemplated respecting any such possible violation, except in each case for violations that would not, individually or in the aggregate, reasonably be expected to have a Forward OP Merger Entity Material Adverse Effect.

Section 4.08 PROPERTIES.

(a) Except as set forth in Schedule 4.08(a), such Forward OP Merger Entity or its Forward OP Merger Entity Subsidiary is the insured under a policy of title insurance as the owner of, and, to the knowledge of such Forward OP Merger Entity, such Forward OP Merger Entity or its Forward OP Merger Entity Subsidiary is the owner of, the fee simple estate (or, in the case of certain Properties, the leasehold estate or the tenancy-in-common estate) to the Property owned by such Forward OP Merger Entity or its Forward OP Merger Entity Subsidiary, in each case free and clear of all Liens except for Permitted Liens. Prior to the effective time of the merger contemplated hereby, neither such Forward OP Merger Entity nor any of its Forward OP Merger Entity Subsidiaries shall take or omit to take any action to cause any Lien to attach to any Property, except for Permitted Liens and Liens, if any, given to secure mortgage indebtedness encumbering such Property.

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(b) Except for matters that would not, individually or in the aggregate, reasonably be expected to have a Forward OP Merger Entity Material Adverse Effect, to the knowledge of such Forward OP Merger Entity, (1) neither such Forward OP Merger Entity nor its Forward OP Merger Entity Subsidiaries, nor any other party to any material agreement affecting any Property (other than a Lease (as such term is hereinafter defined) for space within such Property), is in breach or default of any such agreement, (2) no event has occurred or has been threatened in writing, which with or without the passage of time or the giving of notice, or both, would, individually or together with all such other events, constitute a default under any such agreement, or would, individually or together with all such other events, reasonably be expected to cause the acceleration of any material obligation of any party thereto or the creation of a Lien upon any asset of such Forward OP Merger Entity or its Forward OP Merger Entity Subsidiaries, except for Permitted Liens, and (3) all agreements affecting any Property required for the continued use, occupancy, management, leasing and operation of such Property (exclusive of space Leases) are valid and binding and in full force and effect, subject to applicable bankruptcy, insolvency, moratorium or other similar Laws relating to creditors’ rights and general principles of equity.

(c) To the knowledge of such Forward OP Merger Entity, as presently conducted, none of the operation of the buildings, fixtures and other improvements comprising a part of the Properties is in violation of any applicable building code, zoning ordinance or other “land use” Law, except for such violations that would not, individually or in the aggregate, reasonably be expected to have a Forward OP Merger Entity Material Adverse Effect.

(d) Except for matters that would not, individually or in the aggregate, reasonably be expected to have a Forward OP Merger Entity Material Adverse Effect, (1) to the knowledge of such Forward OP Merger Entity, neither such Forward OP Merger Entity, nor its Forward OP Merger Entity Subsidiaries, nor any other party to any Lease, is in breach or default of any such Lease, (2) to the knowledge of such Forward OP Merger Entity, no event has occurred or has been threatened in writing, which with or without the passage of time or the giving of notice, or both, would, individually or together with all such other events, constitute a default under any Lease or would permit termination, modification or acceleration under such Lease, and (3) to the knowledge of such Forward OP Merger Entity, each of the leases (and all amendments thereto or modifications thereof) to which such Forward OP Merger Entity or its Forward OP Merger Entity Subsidiaries is a party or by which such Forward OP Merger Entity or its Forward OP Merger Entity Subsidiaries or any Property is bound or subject (collectively, the “Leases”) is valid and binding and in full force and effect, subject to applicable bankruptcy, insolvency, moratorium or other similar Laws relating to creditors’ rights and general principles of equity.

Section 4.09 INSURANCE. Such Forward OP Merger Entity or its Forward OP Merger Entity Subsidiaries has in place the public liability, casualty and other insurance coverage with respect to each Property owned, leased and/or managed by it as such Forward OP Merger Entity reasonably deems necessary and in all cases including such coverage as is required under the terms of any continuing loan or Lease. Each of the insurance policies with respect to each Property is in full force and effect in all material respects and all premiums due and payable thereunder have been fully paid when due. To the knowledge of such Forward OP Merger Entity, neither such Forward OP Merger Entity nor its Forward OP Merger Entity Subsidiaries have received from any insurance company any notices of cancellation or intent to cancel any insurance.

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Section 4.10 ENVIRONMENTAL MATTERS. Except for matters that would not, individually or in the aggregate, reasonably be expected to have a Forward OP Merger Entity Material Adverse Effect, to the knowledge of such Forward OP Merger Entity, (A) such Forward OP Merger Entity and its Forward OP Merger Entity Subsidiaries are in compliance with all Environmental Laws, (B) neither such Forward OP Merger Entity nor its Forward OP Merger Entity Subsidiaries have received any written notice from any Governmental Authority or third party alleging that such Forward OP Merger Entity or its Forward OP Merger Entity Subsidiaries or any Property is not in compliance with applicable Environmental Laws, and (C) there has not been a release of a hazardous substance on any of the Properties that would require investigation or remediation under applicable Environmental Laws. The representations and warranties contained in this Section 4.10 constitute the sole and exclusive representations and warranties made by such Forward OP Merger Entity concerning environmental matters.

Section 4.11 EMINENT DOMAIN. There is no existing or, to the knowledge of such Forward OP Merger Entity, proposed or threatened condemnation, eminent domain or similar proceeding, or private purchase in lieu of such a proceeding which would affect any of the Properties, except for such proceedings that would not, individually or in the aggregate, reasonably be expected to have a Forward OP Merger Entity Material Adverse Effect.

Section 4.12 EXISTING LOANS. Schedule 4.12 lists, as of the date hereof, all secured loans presently encumbering the Properties or any direct or indirect interest in the applicable Forward OP Merger Entity, and any unsecured loans relating thereto to be assumed by the Operating Partnership or any Subsidiary of the Operating Partnership at Closing (the “Disclosed Loans”).

Section 4.13 FRANCHISE AGREEMENTS. To the knowledge of such Forward OP Merger Entity, the hotel franchise agreement set forth on Schedule 4.13 (“Franchise Agreement”) is the only hotel franchise agreement in effect for any Property. Except as set forth on Schedule 4.13, neither the applicable Forward OP Merger Entity nor any of its Forward OP Merger Entity Subsidiaries, nor, to the knowledge of such Forward OP Merger Entity, any other party to the Franchise Agreement, is in breach or default of the Franchise Agreement, except for such breach or default that would not, individually or in the aggregate, reasonably be expected to have a Forward OP Merger Entity Material Adverse Effect.

Section 4.14 FINANCIAL STATEMENTS. The financial statements of such Forward OP Merger Entity included in the Prospectus have been prepared in all material respects in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), subject, in the case of unaudited statements, to normal year-end audit adjustments, and fairly present in all material respects the financial condition and results of operations of such Forward OP Merger Entity as of the dates indicated therein and for the periods ended as indicated therein.

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Section 4.15 TAXES. Except as set forth in Schedule 4.15, (i) such Forward OP Merger Entity and each of its Forward OP Merger Entity Subsidiaries have timely and properly filed all Tax returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Authority having authority to do so), and all such returns and reports are accurate and complete in all material respects, and has paid (or had paid on its behalf) all Taxes as required to be paid by it, (ii) no income or material non-income Tax returns filed by such Forward OP Merger Entity or its Forward OP Merger Entity Subsidiaries are the subject of a pending or ongoing audit, and (iii) except as would not have a Forward OP Merger Entity Material Adverse Effect, no deficiencies for any Taxes have been proposed, asserted or assessed against such Forward OP Merger Entity or its Forward OP Merger Entity Subsidiaries, and no requests for waivers of the time to assess any such Taxes are pending. Except as set forth in Schedule 4.15, since its formation, for U.S. federal income tax purposes, such Forward OP Merger Entity has been treated as a partnership, or an entity disregarded from a partnership, and not as a corporation or an association taxable as a corporation, and each of its Forward OP Merger Entity Subsidiaries has been treated as a partnership or disregarded entity and not as a corporation or an association taxable as a corporation.

Section 4.16 LITIGATION. Except for actions, suits or proceedings covered by policies of insurance, to the knowledge of such Forward OP Merger Entity, there is no action, suit or proceeding pending or, to the knowledge of such Forward OP Merger Entity, threatened against or affecting such Forward OP Merger Entity, its Forward OP Merger Entity Subsidiaries or Properties, or any officer, director, principal, managing member, general partner or Affiliate of any of the foregoing other than actions, suits, proceedings arising in the ordinary course of business from the ownership and operation, which, if adversely determined would not have a Forward OP Merger Entity Material Adverse Effect. There is no action, suit, or proceeding pending or, to the knowledge of such Forward OP Merger Entity, threatened against or affecting such Forward OP Merger Entity, its Forward OP Merger Entity Subsidiaries or any officer, director, principal, managing member, general partner or Affiliate of any of the foregoing which challenges or impairs the ability of such Forward OP Merger Entity to execute or deliver, or materially perform its obligations under this Agreement and the documents executed by it pursuant to this Agreement or to consummate the transactions contemplated hereby or thereby. Except for matters covered by insurance, there is no judgment, decree, injunction, rule or order of a Governmental Authority outstanding against such Forward OP Merger Entity, its Forward OP Merger Entity Subsidiaries or any officer, director, principal, managing member or general partner of any of the foregoing in their capacity as such, which would reasonably be expected to have a Forward OP Merger Entity Material Adverse Effect.

Section 4.17 NO INSOLVENCY PROCEEDINGS. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or, to such Forward OP Merger Entity’s knowledge, threatened against such Forward OP Merger Entity, nor are any such proceedings contemplated by such Forward OP Merger Entity.

Section 4.18 SECURITIES LAW MATTERS. Such Forward OP Merger Entity acknowledges that: (i) the REIT and Operating Partnership intend the offer and issuance of any REIT Shares or OP Units to any Pre-Formation Participants to be exempt from registration under the Securities Act and applicable state securities laws by virtue of the status of such partner or member as an “accredited investor” (within the meaning of Rule 501(a) of Regulation D under the Securities Act) acquiring any REIT Shares or OP Units in a transaction exempt from

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registration pursuant to Rule 506 of Regulation D under the Securities Act, and (ii) in issuing any REIT Shares or OP Units pursuant to the terms of this Agreement, the REIT and Operating Partnership are relying on the representations made by each partner or member electing to receive REIT Shares or OP Units as consideration in the Merger, which representations were set forth in Appendix D to the Request for Consent – Accredited Investor Representations Letter.

Section 4.19 NO BROKER. Such Forward OP Merger Entity has not entered into, and it covenants that it will not enter into, any agreement, arrangement or understanding with any Person or firm which will result in the obligation of the Operating Partnership or any Affiliate to pay any finder’s fee, brokerage commission or similar payment in connection with the transaction contemplated by this Agreement (other than underwriting discounts, commissions and other fees and expenses to be paid by the REIT in connection with the IPO and any related financing transactions).

Section 4.20 NO IMPLIED REPRESENTATIONS OR WARRANTIES. Other than the representations and warranties expressly set forth in this Article IV and any other agreement entered into in connection with the Formation Transactions to which it is a party, such Forward OP Merger Entity shall not be deemed to have made any other representation or warranty in connection with this Agreement or the transactions contemplated hereby.

Section 4.21 OWNERSHIP OF CERTAIN ASSETS. Except as set forth in Schedule 4.21, no such Forward OP Merger Entity nor any Forward OP Merger Entity Subsidiary owns any loan assets or other securities of any issuer except for equity interests in other American Assets Entities.

Section 4.22 SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF THE FORWARD OP MERGER ENTITIES. The parties hereto agree and acknowledge that the representations and warranties set forth in this Article IV (other than Section 4.01, Section 4.02, Section 4.03, Section 4.18 and Section 4.23) shall not survive the Closing.

Section 4.23 NON-FOREIGN STATUS. Neither such Forward OP Merger Entity nor any of its Forward OP Merger Subsidiaries is a foreign person (as defined in the Code).

ARTICLE V

COVENANTS AND OTHER AGREEMENTS

Section 5.01 PRE-CLOSING COVENANTS. During the period from the date hereof to the Closing Date (except as otherwise provided for or contemplated by this Agreement or in connection with the Formation Transactions), each Forward OP Merger Entity shall use commercially reasonable efforts to (and shall cause each of its Forward OP Merger Entity Subsidiaries to) conduct its businesses and operate and maintain the Properties in the ordinary course of business consistent with past practice, pay its debt obligations as they become due and payable, and use commercially reasonable efforts to preserve intact its current business organizations and preserve its relationships with customers, tenants, suppliers, advertisers and

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others having business dealings with it, in each case consistent with past practice. In addition, and without limiting the generality of the foregoing, during the period from the date hereof to the Closing Date and except in connection with the Formation Transactions, each Forward OP Merger Entity shall not (and shall not permit any of its Forward OP Merger Entity Subsidiaries to) without the prior written consent of the Operating Partnership, which consent may be withheld by the Operating Partnership in its sole discretion:

(a)(i) other than distributions to the equity holders of such Forward OP Merger Entity in connection with such holders’ payment of any Taxes related to their ownership of the equity of the Forward OP Merger Entity or as otherwise contemplated by this Agreement, declare, set aside or pay any distributions in respect of any Forward OP Merger Entity Interests, except in the ordinary course of business consistent with past practice and in accordance with the applicable governing document of such Forward OP Merger Entity, (ii) issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any Forward OP Merger Entity Interests or make any other changes to the equity capital structure of such Forward OP Merger Entity or its Forward OP Merger Entity Subsidiaries, or (iii) purchase, redeem or otherwise acquire any Forward OP Merger Entity Interests or interests of its Forward OP Merger Entity Subsidiaries or any other securities thereof;

(b) issue, deliver, sell, transfer, dispose, mortgage, pledge, assign or otherwise encumber, or cause the issuance, delivery, sale, transfer, disposition, mortgage, pledge, assignment or otherwise encumbrance of, any limited liability company, partnership interests or other equity interests of such Forward OP Merger Entity or of its Forward OP Merger Entity Subsidiaries or any other assets of such Forward OP Merger Entity or its Forward OP Merger Entity Subsidiaries;

(c) amend, modify or terminate any lease, contract or other instruments relating to the Property, except in the ordinary course of business consistent with past practice;

(d) amend its certificate of formation, certificate of organization, limited partnership agreement, limited liability company agreement or operating agreement, as applicable;

(e) adopt a plan of liquidation, dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

(f) materially alter the manner of keeping such Forward OP Merger Entity’s or its Forward OP Merger Entity Subsidiaries’ books, accounts or records or the accounting practices therein reflected;

(g) file an entity classification election pursuant to Treasury Regulation Section 301.7701-3(c) on Internal Revenue Service Form 8832 (Entity Classification Election) to treat such Forward OP Merger Entity or its Forward OP Merger Entity Subsidiaries as an association taxable as a corporation for United States federal income tax purposes; make or change any other Tax elections; settle or compromise any claim, notice, audit report or assessment in respect of Taxes; change any annual Tax accounting period; adopt or change any method of Tax accounting; file any amended Tax return; enter into any tax allocation agreement, tax sharing agreement, tax indemnity agreement or closing agreement relating to any Tax; surrender of any right to claim a Tax refund; or consent to any extension or waiver of the statute of limitations period applicable to any Tax claim or assessment;

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(h) terminate or amend any existing insurance policies affecting any Property that results in a material reduction in insurance coverage for the Property;

(i) knowingly cause or permit such Forward OP Merger Entity to violate, or fail to use commercially reasonable efforts to cure any violation of, any applicable Laws; or

(j) authorize, commit or agree to take any of the foregoing actions.

Section 5.02 CONSENT AND WAIVER OF RIGHTS UNDER ORGANIZATIONAL DOCUMENTS. As of the Closing, each of the Forward OP Merger Entities waives and relinquishes all rights and benefits otherwise afforded to such Forward OP Merger Entity (a) under its Organizational Documents including, without limitation, any rights of appraisal, rights of first offer or first refusal, buy/sell agreements, put, option or similar parallel exit or dissenter rights in connection with the Formation Transactions and the IPO and any right to consent to or approve of the sale or contribution or other transaction undertaken by any partner or member, as applicable, of such Forward OP Merger Entity of their Forward OP Merger Entity Interests to the Operating Partnership or any Affiliate thereof and any and all notice provisions related thereto and (b) for claims against the REIT or the Operating Partnership for breach by any of their respective present or former officers, directors, managing members, general partners or Affiliates of their fiduciary duties or similar obligations (including duties of disclosure) to any of their respective present or former shareholders, members, partners, equity interest holders or Affiliates. Each of the Forward OP Merger Entities acknowledges that the agreements contained herein and the transactions contemplated hereby and any actions taken in contemplation of the transactions contemplated hereby may conflict with, and may not have been contemplated by, the Organizational Documents of each of the Forward OP Merger Entities or other agreements among one or more holders of Forward OP Merger Entities Interests or one or more of the partners or members, as applicable, of any of the Forward OP Merger Entities. With respect to each of the Forward OP Merger Entities and each Property in which the Forward OP Merger Entity Interests represent a direct or indirect interest, each of the Forward OP Merger Entities expressly give all consents (and any consents necessary to authorize the proper parties in interest to give all consents) and waivers it is entitled to give that are necessary or desirable to facilitate the contribution or other Formation Transactions relating to such Forward OP Merger Entity or such Property. In addition, if the transactions contemplated hereby occur, this Agreement shall be deemed to be an amendment to the Organizational Documents of each of the Forward OP Merger Entities to the extent the terms herein conflict with the terms thereof, including without limitation, terms with respect to allocations, distributions and the like. In the event the transactions contemplated by this Agreement do not occur, nothing in this Agreement shall be deemed to be or construed as an amendment or modification of, or commitment of any kind to amend or modify, the Organizational Documents of any of the Forward OP Merger Entities, which shall remain in full force and effect without modification.

Section 5.03 EXCLUDED ASSETS. Prior to or, as specified on Schedule 5.03, as soon as possible following the Closing and after such amounts are reasonably determinable, each Forward OP Merger Entity shall distribute or cause to be distributed or paid out the assets identified on Schedule 5.03 (the “Excluded Assets”).

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ARTICLE VI

ADDITIONAL AGREEMENTS

Section 6.01 COMMERCIALLY REASONABLE EFFORTS BY THE OPERATING PARTNERSHIP AND THE FORWARD OP MERGER ENTITIES. Each of the Operating Partnership and each Forward OP Merger Entity shall use commercially reasonable efforts and cooperate with each other in (i) promptly determining whether any filings are required to be made or consents, approvals, waivers, permits or authorizations are required to be obtained (under any applicable Law or regulation or from any Governmental Authority or third party) in connection with the transactions contemplated by this Agreement, and (ii) promptly making (or causing to be made) any such filings, in furnishing information required in connection therewith and in timely seeking to obtain any such consents, approvals, waivers, permits and authorizations.

Section 6.02 TAX MATTERS.

(a) Each Forward OP Merger Entity and its Subsidiaries shall timely file or cause to be timely filed when due all Tax returns required to be filed by or with respect to such Person on or prior to the Closing Date and shall pay or cause to be paid all Taxes shown due thereon. All such Tax returns (including, for the avoidance of doubt, any amended Tax returns) shall be prepared in a manner consistent with past practice, except as otherwise required by applicable Law.

(b) The Operating Partnership shall prepare or cause to be prepared and file or cause to be filed all income Tax returns of each Forward OP Merger Entity and each of their Subsidiaries which are due after the Closing Date. All such income Tax returns (including, for the avoidance of doubt, any amended Tax returns) shall be prepared in a manner consistent with past practice, except as otherwise required by applicable Law. No later than ten (10) days prior to the due date (including extensions) for filing such income Tax returns, the Operating Partnership shall deliver such income Tax returns to American Assets, Inc. for its review and approval, which shall not be unreasonably withheld.

(c) The Operating Partnership shall prepare or cause to be prepared all other Tax returns of each Forward OP Merger Entity and each of their respective Subsidiaries.

(d) In accordance with Section 704(c) of the Code, the Operating Partnership shall adopt and use only the so-called “traditional method” described in Treasury Regulation Section 1.704-3(b) with respect to any properties transferred directly or indirectly by a Forward OP Merger Entity to the Operating Partnership as a result of the Formation Transactions, and therefore shall not make any curative or remedial allocations with respect to such properties.

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Section 6.03 WITHHOLDING CERTIFICATE. Prior to Closing, each Forward OP Merger Entity shall deliver to the Operating Partnership such forms and certificates, duly executed and acknowledged, in form and substance reasonably satisfactory to the Operating Partnership (including any relevant forms or certificates provided to the Forward OP Merger Entity by the holders of Forward OP Merger Entity Interests), certifying that the payment of consideration in each Merger is exempt from withholding under Section 1445 of the Code and any similar withholding rules under applicable state, local or foreign Tax Laws.

Section 6.04 TAX ADVICE. The Operating Partnership makes no representations or warranties to any Forward OP Merger Entity or any holder of a Forward OP Merger Entity Interest regarding the Tax treatment of the Mergers or the other Formation Transactions, or with respect to any other Tax consequences to any Forward OP Merger Entity or any holder of a Forward OP Merger Entity Interest of this Agreement, the Mergers or the other Formation Transactions. Each Forward OP Merger Entity acknowledges that such Forward OP Merger Entity and the holders of Forward OP Merger Entity Interests are relying solely on their own Tax advisors in connection with this Agreement, the Mergers and the other Formation Transactions and agreements contemplated hereby.

Section 6.05 ALTERNATE TRANSACTION. In the event that the Operating Partnership determines that a structure change is necessary, advisable or desirable, the Operating Partnership may elect, in its sole and absolute discretion, to effect the Alternate Transaction, and in such case each Forward OP Merger Entity hereby agrees and consents to such election, without the need for the Operating Partnership to seek any further consent or action from such Forward OP Merger Entity, and agrees that the parties shall undertake the Alternate Transaction and shall, and it shall cause its members or partners, as applicable, and Subsidiaries to, enter into such agreements as shall be necessary to consummate the Alternate Transaction.

Section 6.06 EXCLUSION OF ENTITIES. The parties hereby agree that the Operating Partnership shall have the right, in its sole discretion, to exclude any of the Forward OP Merger Entities from the Mergers after the date hereof until the Effective Time, provided that the Operating Partnership shall provide prior written notice to such Forward OP Merger Entity regarding such exclusion.

ARTICLE VII

CONDITIONS PRECEDENT

Section 7.01 CONDITION TO EACH PARTY’S OBLIGATIONS. The respective obligation of each party to effect the Mergers and to consummate the other transactions contemplated by this Agreement to occur on the Closing Date is subject to the satisfaction or waiver on or prior to the Effective Time of the following conditions:

(a) REGISTRATION STATEMENT. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings by the SEC seeking a stop order. This condition may not be waived by any party.

(b) NO INJUNCTION. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction, stay or other order (whether temporary, preliminary or permanent), in any

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case which is in effect and which prevents or prohibits consummation of any of the transactions contemplated in this Agreement nor shall any of the same brought by a Governmental Authority of competent jurisdiction be pending or threatened that seeks the foregoing.

(c) OPERATING PARTNERSHIP AGREEMENT. The Operating Partnership Agreement, in substantially the form attached hereto as Exhibit B, shall have been executed and delivered by the partners of the Operating Partnership and shall be in full force and effect and, except as contemplated by Section 2.02 or the other Formation Transaction Documents, shall not have been amended or modified.

Section 7.02 CONDITIONS TO OBLIGATIONS OF THE FORWARD OP MERGER ENTITIES. The obligation of each Forward OP Merger Entity to effect the Mergers and to consummate the other transactions contemplated by this Agreement to occur on the Closing Date are further subject to satisfaction of the following conditions (any of which may be waived by the Forward OP Merger Entity, in whole or in part):

(a) REPRESENTATIONS AND WARRANTIES. Except as would not have an OP Material Adverse Effect, each of the representations and warranties of the Operating Partnership contained in this Agreement shall be true and correct in all material respects at the Closing as if made again at that time (except to the extent that any representation or warranty speaks as of an earlier date, in which case it must be true and correct only as of that earlier date).

(b) PERFORMANCE BY THE OPERATING PARTNERSHIP. Except as would not have an OP Material Adverse Effect, the Operating Partnership shall have performed all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c) REGISTRATION RIGHTS AGREEMENT. The REIT shall have entered into the registration rights agreement substantially in the form attached as Exhibit C. This condition may not be waived by any party.

(d) TAX PROTECTION AGREEMENT. Solely with respect to any Forward OP Merger Entity the Forward OP Merger Entity Interests of which are held by any Pre-Formation Participant that (1) owns, directly or indirectly, an interest in any property specified in the Tax Protection Agreement or (2) has been provided an opportunity to guarantee debt as set forth in the Tax Protection Agreement, the REIT and the Operating Partnership shall have entered into the Tax Protection Agreement substantially in the form attached as Exhibit E, where applicable.

Section 7.03 CONDITIONS TO OBLIGATION OF THE OPERATING PARTNERSHIP. The obligations of the Operating Partnership to effect the Mergers and to consummate the other transactions contemplated by this Agreement to occur on the Closing Date are further subject to satisfaction of the following conditions (any of which may be waived by the Operating Partnership, in whole or in part):

(a) REPRESENTATIONS AND WARRANTIES. Except as would not have a Forward OP Merger Entity Material Adverse Effect, each of the representations and warranties of the Forward OP Merger Entities contained in this Agreement, as well as those of the Ernest

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Rady Trust U/D/T March 10, 1983, as amended (the “Rady Trust”), under the Representation, Warranty and Indemnity Agreement, shall be true and correct in all respects at the Closing as if made again at that time (except to the extent that any representation or warranty speaks as of an earlier date, in which case it must be true and correct only as of that earlier date).

(b) PERFORMANCE BY THE FORWARD OP MERGER ENTITIES. Each Forward OP Merger Entity shall have performed in all material respects all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c) IPO CLOSING. The closing of the IPO shall occur substantially concurrently with the Closing.

(d) CONSENTS, ETC. All necessary consents or approvals of Governmental Authorities or third parties (including lenders) for each Forward OP Merger Entity to consummate the transactions contemplated hereby shall have been obtained.

(e) NO MATERIAL ADVERSE CHANGE. There shall have not occurred between the date hereof and the Closing Date any material adverse change in any of the assets, business, condition (financial or otherwise), results of operation or prospects of each Forward OP Merger Entity or Forward OP Merger Entity Subsidiary and the Properties, taken as a whole.

(f) REPRESENTATION, WARRANTY AND INDEMNITY AGREEMENT. The Rady Trust shall have entered into the Representation, Warranty and Indemnity Agreement.

(g) ESCROW AGREEMENT. The parties thereto shall have entered into the Escrow Agreement.

(h) LOCK-UP AGREEMENT. Each of the Pre-Formation Participants owning interests in each Forward OP Merger Entity shall have entered into the Lock-Up Agreement substantially in the form attached as Exhibit F.

(i)(i) TAX PROTECTION AGREEMENT. Solely with respect to each Forward OP Merger Entity (1) that owns, directly or indirectly, an interest in any property specified in the Tax Protection Agreement or (2) the Forward OP Merger Entity Interests of which are held by any Pre-Formation Participant that has been provided an opportunity to guarantee debt as set forth in the Tax Protection Agreement, the holders of the Forward OP Merger Entity Interests thereof shall have entered into the Tax Protection Agreement, substantially in the form attached as Exhibit E.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.01 NOTICES. All notices and other communications under this Agreement shall be in writing and shall be deemed given when (i) delivered personally, (ii) five (5) Business Days after being mailed by certified mail, return receipt requested and postage prepaid, (iii) one (1) Business Day after being sent by a nationally recognized overnight courier

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or (iv) transmitted by facsimile if confirmed within twenty-four (24) hours thereafter by a signed original sent in the manner provided in clause (i), (ii) or (iii) to the parties at the following addresses (or at such other address for a party as shall be specified by notice from such party):

if to the Operating Partnership to:

American Assets Trust, L.P.

11455 El Camino Real, Suite 200

San Diego, California 92130

Facsimile: (858) 350-2620

if to a Forward OP Merger Entity to:

11455 El Camino Real, Suite 200

San Diego, California 92130

Facsimile: (858) 350-2620

Section 8.02 DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings.

(a) “Accredited Investor” has the meaning set forth under Regulation D of the Securities Act.

(b) “Affiliate” means, with respect to any Person, a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

(c) “Allocated Share” means the amount that would be allocated to a Pre-Formation Participant that is the holder of an interest in an American Assets Entity in accordance with the provisions of the existing Organizational Documents of such entity relating to distributions of distributable net proceeds from sales of directly or indirectly owned properties or assets, and assuming the sale of the relevant Target Asset or Target Assets that are directly or indirectly owned by such entity for a value equal to such Target Asset’s or Target Assets’ respective Equity Value(s).

Notwithstanding the foregoing, the Allocated Share of any Pre-Formation Participant shall reflect the following adjustments:

1.	Intercompany Debt Adjustment. In calculating Allocated Share, all Intercompany Debt shall be taken into account so that the Allocated Shares of the holders of direct or indirect Pre-Formation Interests in the obligor of Intercompany Debt collectively are reduced, and the Allocated Shares of the holders of direct or indirect Pre-Formation Interests in the obligee of such Intercompany Debt collectively are increased, in each case by the amount of such Intercompany Debt (such adjustments being referred to as “Intercompany Debt Adjustments”).

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2.	Entity Specific Debt Adjustment. To the extent that Entity Specific Debt is allocated to a Target Asset, in calculating Allocated Shares of holders of direct or indirect Pre-Formation Interests in the American Assets Entity or Entities owning such Target Asset, the amount of the decrease in Equity Value of such Target Asset attributable to the allocation of such Entity Specific Debt to such Target Asset (through the operation of the formula set forth on Schedule III) (in each case, such decrease being the “Decrease”) shall be taken into account so that:

a.	the Allocated Shares of the holders of direct or indirect Pre-Formation Interests in any obligor(s) under such Entity Specific Debt collectively shall be (i) reduced by the amount equal to the excess of (w) the amount of the Entity Specific Debt owed by such obligor over (x) the amount of the Decrease allocated pro rata to such obligor as a direct or indirect owner of the Target Asset; or (ii) increased by the amount equal to the excess of (y) the amount of the Decrease allocated pro rata to such obligor as a direct or indirect owner of the Target Asset over (z) the amount of the Entity Specific Debt owed by such obligor; and

b.	the Allocated Shares of the holders of direct or indirect Pre-Formation Interests in American Assets Entities owning such Target Asset that are not obligors under such Entity Specific Debt collectively shall be increased by the amount equal to the amount of the Decrease allocated pro rata to such holders as direct or indirect owner of the Target Asset;

with the net effect under the foregoing clauses (a)(i), (a)(ii) and (b) being that the adverse economic impact of the Decrease shall be borne equitably by the holders of direct or indirect Pre-Formation Interests in the actual obligor(s) under such Entity Specific Debt and not by any other holder of direct or indirect Pre-Formation Interests in the American Assets Entities owning such Target Asset.

Illustrative examples of the application of the foregoing Allocated Share adjustments using hypothetical numbers are included as Example 3 and Example 4 in Appendix A to Schedule III.

(d) “Alternate Transaction” means (i) a contribution of the assets held by a Forward OP Merger Entity to the Operating Partnership in exchange for the amount of cash and the number of OP Units and/or REIT Shares that were to be issued pursuant to this Agreement, (ii) a contribution by each holder of direct or indirect equity interests in a Forward OP Merger Entity to the Operating Partnership in exchange for the amount of cash and the number of OP Units and/or REIT Shares that would have otherwise been received by such holder of direct or indirect equity interests pursuant to this Agreement, (iii) the restructuring of the Merger as either (x) a merger of the Forward OP Merger Entity with and into either the REIT or a wholly owned subsidiary of the REIT or the Operating Partnership or (y) a merger of a wholly owned subsidiary of either the REIT or the Operating Partnership with and into the Forward OP Merger Entity, in each case in exchange for the amount of cash and the number of OP Units and/or REIT Shares that were to be issued pursuant to this Agreement, or (iv) any other transaction pursuant to which the REIT, the Operating Partnership or any of their Subsidiaries acquire the assets held by a Forward OP Merger Entity or each holder of direct or indirect equity interests in such Forward OP Merger Entity in a transaction pursuant to which each holder of direct or indirect interests in such Forward OP Merger Entity receives the amount of cash, the number of OP Units and/or the number of REIT Shares that were to be received by such holder pursuant to this Agreement (or a portion thereof equal in value to the value of the portion of such assets acquired by the REIT, the Operating Partnership or any of their Subsidiaries pursuant to such Alternate Transaction).

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(e) “American Assets Entity” means a Forward OP Merger Entity, Forward REIT Merger Entity, OP Sub Reverse Merger Entity, OP Sub Forward Merger Entity, REIT Sub Forward Merger Entity, Contributed Entity or OP Sub Contributed Entity, as applicable. As used herein, “American Assets Entities” refer to each American Assets Entity, collectively.

(f) “Business Day” means any day that is not a Saturday, Sunday or legal holiday in the State of California.

(g) “Code” means the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated or issued thereunder.

(h) “Consent Form” means the forms provided to each holder of Pre-Formation Interests to consent to the Formation Transactions and to make such holder’s irrevocable elections with respect to consideration to be received in the Formation Transactions.

(i) “Elected OP Unit Percentage” means, for the Merger Consideration to be received with respect to any Forward OP Merger Entity Interest, the percentage of the Allocated Share represented by such Forward OP Merger Entity Interest that the holder thereof has made a Valid Election to receive in the form of OP Units.

(j) “Elected REIT Shares Percentage” means, for the Merger Consideration to be received with respect to any Forward OP Merger Entity Interest, the percentage of the Allocated Share represented by such Forward OP Merger Entity Interest that the holder thereof has made a Valid Election to receive in the form of REIT Shares.

(k) “Environmental Laws” means all federal, state and local Laws governing pollution or the protection of human health or the environment.

(l) “Equity Value” has the meaning set forth in Schedule III hereto.

(m) “Escrow Agreement” means the Indemnity Escrow Agreement, dated as of the date hereof, by and among the REIT, the Operating Partnership and the Rady Trust.

(n) “Formation Transaction Documentation” means all of the agreements and plans of merger (including this Agreement) relating to all target entities and all contribution agreements and related documents and agreements, substantially in the forms accompanying the Request for Consent dated July 31, 2010 and identified in Exhibit A hereto, pursuant to which all of the American Assets Entities and/or the equity interests in the American Assets Entities held by the Pre-Formation Participants are to be acquired by the REIT or the Operating Partnership, directly or indirectly, as part of the Formation Transactions.

(o) “Formation Transactions” means the transactions contemplated by this Agreement and the other Formation Transaction Documentation.

(p) “Forward OP Merger Entity Material Adverse Effect” means any material adverse change in any of the assets, business, condition (financial or otherwise), results of operation or prospects of the applicable Forward OP Merger Entity and each subsidiary of such Forward OP Merger Entity, taken as a whole.

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(q) “Governmental Authority” means any government or agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

(r) “Intercompany Debt” means loans or advances among American Assets Entities and/or their Subsidiaries or among holders of Pre-Formation Interests on the one hand and American Assets Entities and/or their Subsidiaries on the other hand, other than those promissory notes set forth on Appendix D to Schedule III for which Del Monte Center is listed as the associated Target Asset, each of which loans or advances are set forth on Schedule IV hereto. Intercompany Debt shall not be discharged pursuant to the Formation Transactions except to the extent any such Intercompany Debt merges out of existence by operation of law as a result of such transactions (e.g., if the Operating Partnership acquires both the obligor and obligee interest in a loan which reflects an Intercompany Debt). After the closing of the Formation Transactions, and except as provided below, to the extent any such loans are acquired by the REIT, Operating Partnership or their Subsidiaries (e.g., an obligor or obligee with respect to such loans is merged with or into, or acquired by, one of such entities), the REIT, Operating Partnership or their Subsidiaries (as applicable) shall be permitted to take any actions (including repayment) with respect to such Intercompany Debt as they deem appropriate. Intercompany Debt with respect to which either the obligor or the obligee (but not both such parties) under such Intercompany Debt is acquired, directly or indirectly, by the REIT, Operating Partnership or their Subsidiaries, shall be deemed to be discharged immediately after the Formation Transactions by (i) the REIT, Operating Partnership or their Subsidiaries (as applicable) as obligor, or (ii) the obligor to the REIT, Operating Partnership or their Subsidiaries (as applicable) as obligee, in each case in exchange for the consideration payable as set forth in the applicable Formation Transaction Documentation. The amounts payable and receivable with respect to each item of Intercompany Debt shall be determined by the REIT, for purposes of determining the Intercompany Debt Adjustments, within forty five (45) days prior to the date of the preliminary prospectus used in the IPO roadshow based on its good faith estimate of what such amounts will be as of the IPO Closing Date.

(s) “IPO Closing Date” means the closing date of the IPO.

(t) “IPO Price” means the initial public offering price of a REIT Share in the IPO.

(u) “Laws” means laws, statutes, rules, regulations, codes, orders, ordinances, judgments, injunctions, decrees and policies of any Governmental Authority, including, without limitation, zoning, land use or other similar rules or ordinances.

(v) “Liens” means all pledges, claims, liens, charges, restrictions, controls, easements, rights of way, exceptions, reservations, leases, licenses, grants, covenants and conditions, encumbrances and security interests of any kind or nature whatsoever.

(w) “Lock-Up Agreement” means that certain Lock-Up Agreement, by and between the underwriters and each investor of the REIT and/or the Operating Partnership.

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(x) “OP Material Adverse Effect” means any material adverse change in any of the assets, business, condition (financial or otherwise), results of operation or prospects of the Operating Partnership and each Operating Partnership Subsidiary, taken as a whole.

(y) “Operating Partnership Agreement” means the agreement of limited partnership of the Operating Partnership, as amended and restated and in effect immediately prior to the Effective Time.

(z) “Organizational Documents” means the certificate of formation, certificate of incorporation and bylaws, certificate of limited partnership and limited partnership agreement, limited liability company agreement or operating agreement, of each Forward OP Merger Entity or Forward OP Merger Entity Subsidiary, as applicable.

(aa) “Permitted Liens” means (i) Liens, or deposits made to secure the release of such Liens, securing Taxes, the payment of which is not delinquent or the payment of which (including, without limitation, the amount or validity thereof) is being contested in good faith by appropriate proceedings for which adequate reserves have been made in accordance with GAAP; (ii) zoning, entitlement, building and other land use Laws imposed by governmental agencies having jurisdiction over the Properties; (iii) covenants, conditions, restrictions, easements for public utilities, encroachments, rights of access or other non-monetary matters that do not materially impair the use of the Properties for the purposes for which they are currently being used or proposed to be used in connection with the relevant Person’s business; (iv) Liens securing financing or credit arrangements existing as of the Closing Date; (v) Liens arising under leases in effect as of the Closing Date; (vi) any exceptions contained in any title policy (including any policy issued to a secured lender) relating to the Properties as of the Closing Date; (vii) mechanics’, carriers’, workers’, repairers’ and similar Liens arising or incurred in the ordinary course of business that are not yet due and payable and which are not, in the aggregate, material to the business, operations and financial condition of the Properties so encumbered; and (viii) any matters that would not have a Forward OP Merger Entity Material Adverse Effect.

(bb) “Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

(cc) “Pre-Formation Interests” means the interests held by the Pre-Formation Participants in the American Assets Entities.

(dd) “Pre-Formation Participants” means the holders of the direct and indirect equity interests in the relevant American Assets Entities immediately prior to the Formation Transactions.

(ee) “Prospectus” means the REIT’s final prospectus as filed with the SEC.

(ff) “Representation, Warranty and Indemnity Agreement” means the Representation, Warranty and Indemnity Agreement, dated as of the date hereof, by and among the REIT, the Operating Partnership and the Rady Trust.

(gg) “Securities Act” means the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder.

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(hh) “Subsidiary” of any Person means any corporation, partnership, limited liability company, joint venture, trust or other legal entity of which such Person owns (either directly or through or together with another Subsidiary of such Person) either (i) a general partner, managing member or other similar interest, or (ii)(A) ten percent (10%) or more of the voting power of the voting capital stock or other equity interests, or (B) ten percent (10%) or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other legal entity.

(ii) “Target Asset” has the meaning set forth in Schedule III hereto.

(jj) “Tax” means all federal, state, local and foreign income, gross receipts, license, property, withholding, sales, franchise, employment, payroll, goods and services, stamp, environmental, customs duties, capital stock, social security, transfer, alternative minimum, excise and other taxes, tariffs or governmental charges of any nature whatsoever, including estimated taxes, together with penalties, interest or additions to Tax with respect thereto, whether or not disputed.

(kk) “Tax Protection Agreement” means that certain Tax Protection Agreement by and among the REIT, the Operating Partnership and the parties identified as a signatory on Schedule A thereto.

(ll) “Underwriting Agreement” means that certain underwriting agreement, by and between the REIT, the Operating Partnership and certain underwriters set forth therein, pursuant to which the REIT will issue and sell shares in the IPO.

(mm) “Valid Election” means, with respect to any Forward OP Merger Entity Interest, an irrevocable election to receive all or a portion of its Allocated Share in the form of OP Units and/or REIT Shares as indicated on the properly completed and timely received Consent Form of the holder of such Forward OP Merger Entity Interest or a Consent Form as to which any deficiencies have been waived by the REIT.

Section 8.03 COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to each other party.

Section 8.04 ENTIRE AGREEMENT; THIRD-PARTY BENEFICIARIES. This Agreement, the other Formation Transaction Documentation and the Consent Forms to which the parties hereto are a party, including, without limitation, the exhibits and schedules hereto and thereto, constitute the entire agreement and, except as set forth in Section 1.09, supersede each prior agreement and understanding, whether written or oral, among the parties regarding the subject matter of this Agreement. This Agreement is not intended to confer any rights or remedies on any Person other than the parties hereto.

Section 8.05 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of California, regardless of any Laws that might otherwise govern under applicable principles of conflicts of laws thereof.

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Section 8.06 ASSIGNMENT. This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that this Agreement may not be assigned (except by operation of law) by any party without the prior written consent of the other parties, and any attempted assignment without such consent shall be null and void and of no force and effect, except that the Operating Partnership may assign its rights and obligations hereunder to an Affiliate.

Section 8.07 JURISDICTION. The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in the County of San Diego, with respect to any dispute arising out of this Agreement or any transaction contemplated hereby to the extent such courts would have subject matter jurisdiction with respect to such dispute and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, or that the venue of the action is improper.

Section 8.08 DISPUTE RESOLUTION. The parties intend that this Section 8.08 will be valid, binding, enforceable, exclusive and irrevocable and that it shall survive any termination of this Agreement.

(a) Upon any dispute, controversy or claim arising out of or relating to this Agreement or the enforcement, breach, termination or validity thereof (“Dispute”), the party raising the Dispute will give written notice to the other parties to the Dispute describing the nature of the Dispute following which the parties to such Dispute shall attempt for a period of ten (10) Business Days from receipt by the parties of notice of such Dispute to resolve such Dispute by negotiation between representatives of the parties hereto who have authority to settle such Dispute. All such negotiations shall be confidential and any statements or offers made therein shall be treated as compromise and settlement negotiations for purposes of any applicable rules of evidence and shall not be admissible as evidence in any subsequent proceeding for any purpose. The statute of limitations applicable to the commencement of a lawsuit shall apply to the commencement of an arbitration hereunder, except that no defense based on the running of the statute of limitations will be available based upon the passage of time during any such negotiation. Regardless of the foregoing, a party shall have the right to seek immediate injunctive relief pursuant to Section 8.08(c) below without regard to any such ten (10) Business Day negotiation period.

(b) Any Dispute (including the determination of the scope or applicability of this agreement to arbitrate) that is not resolved pursuant to Section 8.08(a) above shall be submitted to final and binding arbitration in California before one neutral and impartial arbitrator, in accordance with the Laws of the State of California for agreements made in and to be performed in that State. The arbitration shall be administered by JAMS, Inc. (“JAMS”) pursuant to its Comprehensive Arbitration Rules and Procedures, as in effect on the date hereof. Each of the Operating Partnership, on the one hand, and any Forward OP Merger Entity, on the other hand, shall appoint one arbitrator within fifteen (15) days of a demand for arbitration. If the Operating Partnership and any Forward OP Merger Entity cannot mutually agree upon an arbitrator within such 15-day period, the arbitrator shall be appointed by JAMS in accordance

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with its Comprehensive Arbitration Rules and Procedures, as in effect on the date hereof. The arbitrator shall designate the place and time of the hearing. The hearing shall be scheduled to begin as soon as practicable and no later than sixty (60) days after the appointment of the arbitrator (unless such period is extended by the arbitrator for good cause shown) and shall be conducted as expeditiously as possible. The award, which shall set forth the arbitrator’s findings of fact and conclusions of law, shall be filed with JAMS and mailed to the parties no later than thirty (30) days after the close of the arbitration hearing. The arbitration award shall be final and binding on the parties and not subject to collateral attack. Judgment upon the arbitration award may be entered in any federal or state court having jurisdiction thereof.

(c) Notwithstanding the parties’ agreement to submit all Disputes to final and binding arbitration before JAMS, the parties shall have the right to seek and obtain temporary or preliminary injunctive relief in any court having jurisdiction thereof. Such courts shall have authority to, among other things, grant temporary or provisional injunctive relief in order to protect any party’s rights under this Agreement. Without prejudice to such provisional remedies as may be available under the jurisdiction of a court, the arbitral tribunal shall have full authority to grant provisional remedies and to direct the parties to request that any court modify or vacate any temporary or preliminary relief issued by such court, and to award damages for the failure of any party to respect the arbitral tribunal’s orders to that effect.

(d) The prevailing party shall be entitled to recover its costs and reasonable attorneys’ fees, and the non-prevailing party shall pay all expenses and fees of JAMS, all costs of the stenographic record, all expenses of witnesses or proofs that may have been produced at the direction of the arbitrator, and the fees, costs, and expenses of the arbitrator. The arbitrator shall allocate such costs and designate the prevailing party or parties for these purposes.

Section 8.09 SEVERABILITY. Each provision of this Agreement will be interpreted so as to be effective and valid under applicable law, but if any provision is held invalid, illegal or unenforceable under applicable law in any jurisdiction, then such invalidity, illegality or unenforceability will not affect any other provision, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been included herein.

Section 8.10 RULES OF CONSTRUCTION.

(a) The parties hereto agree that they have had the opportunity to be represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(b) The words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” All

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terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Unless explicitly stated otherwise herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time, amended, qualified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

Section 8.11 EQUITABLE REMEDIES. The parties agree that irreparable damage would occur to the Operating Partnership in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Operating Partnership shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by any Forward OP Merger Entity and to enforce specifically the terms and provisions hereof in any federal or state court located in California, this being in addition to any other remedy to which the Operating Partnership is entitled under this Agreement or otherwise at law or in equity.

Section 8.12 WAIVER OF SECTION 1542 PROTECTIONS. As of the Closing, each Forward OP Merger Entity expressly acknowledges that it has had, or has had and waived, the opportunity to be advised by independent legal counsel and hereby waives and relinquishes all rights and benefits afforded by Section 1542 of the California Civil Code and does so understanding and acknowledging the significance and consequence of such specific waiver of Section 1542 which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Section 8.13 TIME OF THE ESSENCE. Time is of the essence with respect to all obligations under this Agreement.

Section 8.14 DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

Section 8.15 NO PERSONAL LIABILITY CONFERRED. This Agreement shall not create or permit any personal liability or obligation on the part of any officer, director, partner, employee or shareholder of the Operating Partnership or any Forward OP Merger Entity.

33

Section 8.16 AMENDMENTS. This Agreement may be amended by appropriate instrument, without the consent of any Forward OP Merger Entity, at any time prior to the Effective Time; provided, that no such amendment, modification or supplement shall be made that alters the amount or changes the form of the consideration to be delivered to a Forward OP Merger Agreement Entity, without the prior written consent of the Forward OP Merger Agreement Entity adversely affected by such proposed amendment, modification or supplement.

[SIGNATURE PAGE FOLLOWS]

34

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective duly authorized officers, all as of the date first written above.

AMERICAN ASSETS TRUST, L.P., a Maryland limited partnership

By:	AMERICAN ASSETS TRUST, INC., a Maryland corporation
Its:	General Partner

By:	/s/ John W. Chamberlain
Name: John W. Chamberlain
Title: President

[Signature Page to OP Forward Merger Agreement]

SOLANA BEACH TOWNE CENTRES INVESTMENTS, L.P., a California limited partnership

By:	PACIFIC TOWNE CENTRE ASSETS, INC., a California corporation
Its:	General Partner

By:	/s/ John W. Chamberlain
Name: John W. Chamberlain
Title: President

[Signature Page to OP Forward Merger Agreement]

PACIFIC SAN JOSE HOLDINGS, L.P., a California limited partnership

By:	PACIFIC SAN JOSE ASSETS, INC., a California corporation
Its:	General Partner

By:	/s/ John W. Chamberlain
Name: John W. Chamberlain
Title: President

[Signature Page to OP Forward Merger Agreement]

PACIFIC SORRENTO MESA HOLDINGS, L.P., a California limited partnership

By:	PACIFIC SORRENTO MESA ASSETS, INC., a California corporation
Its:	General Partner

By:	/s/ John W. Chamberlain
Name: John W. Chamberlain
Title: President

[Signature Page to OP Forward Merger Agreement]

HILLSIDE 104, a California limited partnership

By:	AMERICAN ASSETS, INC., a California corporation
Its:	General Partner

By:	/s/ John W. Chamberlain
Name: John W. Chamberlain
Title: Chief Executive Officer

[Signature Page to OP Forward Merger Agreement]

HILLSIDE 276, a California limited partnership

By:	AMERICAN ASSETS, INC., a California corporation
Its:	General Partner

By:	/s/ John W. Chamberlain
Name: John W. Chamberlain
Title: Chief Executive Officer

[Signature Page to OP Forward Merger Agreement]

DESERT HILLSIDE HOLDINGS, LLC, a Delaware limited partnership

By:	HILLSIDE 380, a California general partnership
Its:	General Partner

By:	AMERICAN ASSETS TRUST, INC., a Maryland corporation
Its:	Attorney-in-Fact

By:	/s/ John W. Chamberlain
Name: John W. Chamberlain
Title: President

[Signature Page to OP Forward Merger Agreement]

BWH HOLDINGS, LLC, a Delaware limited liability company

By:	PACIFIC SORRENTO MESA HOLDINGS, L.P., a California limited partnership
Its:	Member

By:	PACIFIC SORRENTO MESA ASSETS, INC., a California corporation
Its:	General Partner

By:	/s/ John W. Chamberlain
Name: John W. Chamberlain
Title: President

BWH HOLDINGS, LLC, a Delaware limited liability company

By:	PACIFIC STONECREST HOLDINGS, L.P., a California limited partnership
Its:	Member

By:	PACIFIC STONECREST ASSETS, INC., a California corporation
Its:	General Partner

By:	/s/ John W. Chamberlain
Name: John W. Chamberlain
Title: President

[Signature Page to OP Forward Merger Agreement]

WAIKELE CENTER HOLDINGS, LP, a California limited partnership

By:	WAIKELE CENTER ASSETS, INC., a California corporation
Its:	General Partner

By:	/s/ John W. Chamberlain
Name: John W. Chamberlain
Title: President

[Signature Page to OP Forward Merger Agreement]

Schedule I

List of Forward OP Merger Entities:

1.	Solana Beach Towne Centres Investments, L.P.
2.	Pacific San Jose Holdings, L.P.
3.	Pacific Sorrento Mesa Holdings, L.P.
4.	Hillside 104, a California limited partnership
5.	Hillside 276, a California limited partnership
6.	Desert Hillside Holdings, LLC
7.	BWH Holdings, LLC
8.	Waikele Center Holdings, LP

List of Forward REIT Merger Entities:

1.	Pacific Stonecrest Assets, Inc.
2.	Pacific National City Assets, Inc.
3.	Western Assets, Inc.
4.	Pacific Towne Centre Assets, Inc.
5.	Pacific Oceanside Assets, Inc.
6.	Pacific San Jose Assets, Inc.
7.	KMBC Assets, Inc.
8.	Hero Retail, Inc.
9.	Pacific Sorrento Valley Assets I, Inc.
10.	Pacific Sorrento Mesa Assets, Inc.
11.	Beach Walk Assets, Inc.
12.	ICW Plaza, Inc. [d/b/a Delaware ICW Plaza, Inc.]
13.	ICW Valencia, Inc.
14.	Pacific Torrey Reserve Assets, Inc.
15.	Landmark Assets, Inc.
16.	Landmark One Market, Inc.
17.	Pacific Novato Assets, Inc.
18.	Waikele Center Assets, Inc.

List of OP Sub Forward Merger Entities:

1.	Pacific Stonecrest Holdings, L.P.
2.	Rancho Carmel Plaza, a California limited partnership
3.	Pacific Oceanside Holdings, L.P.
4.	Kearny Mesa Business Center, a California limited partnership
5.	Del Monte Center Holdings, LP
6.	Beach Walk Holdings, LP
7.	ICW Plaza, L.P., a California limited partnership
8.	ICW Valencia, L.P.
9.	Desert Oceanside Holdings, LLC
10.	San Diego Loma Palisades, L.P.

List of OP Sub Reverse Merger Entities:

1.	Pacific Waikiki Holdings, L.P.
2.	ABW Lewers LLC

3.	King Street Holdings, LP
4.	Loma Palisades, a California general partnership

List of REIT Sub Forward Merger Entities:

1.	Pacific Del Mar Assets, Inc.
2.	Pacific Carmel Mountain Assets, Inc.
3.	Pacific Solana Beach Assets, Inc.
4.	Pacific Waikiki Assets, Inc.
5.	King Street Assets, Inc.
6.	Pacific Sorrento Valley Assets II, Inc.
7.	Pacific Santa Fe Assets, Inc.

List of Contributed Entities:

1.	American Assets Trust Management, LLC
2.	Winrad Vista Hacienda, a California general partnership
3.	Vista Hacienda, a California limited partnership
4.	Pacific American Assets Holdings, L.P., a California limited partnership
5.	Carmel Country Plaza, L.P.
6.	Pacific Carmel Mountain Holdings, L.P.
7.	Pacific National City Holdings, L.P.
8.	Pacific Solana Beach Holdings, L.P.
9.	Pacific San Jose Holdings, L.P.
10.	Winrad Kearny Mesa Business Center, a California general partnership
11.	Pacific Sorrento Valley Holdings I, L.P.
12.	Pacific Sorrento Mesa Holdings, L.P.
13.	Beach Walk Holdings, LP
14.	ICW Plaza, L.P., a California limited partnership
15.	ICW Valencia, L.P.
16.	Pacific Sorrento Valley Holdings II, L.P.
17.	EBW Hotel LLC
18.	Imperial Strand, a California limited partnership
19.	Winrad Imperial Strand, a California general partnership
20.	San Diego Loma Palisades, L.P.
21.	Mariner’s Point, LLC
22.	Pacific Santa Fe Holdings, L.P.

Schedule II

Reimbursement Agreements

1.	Letter Agreement by and among American Assets, Inc. and the Property Entities (as defined therein) dated May 17, 2010

Schedule III

Calculation of Equity Value

For purposes of all Formation Transaction Documentation, “Equity Value” of any Target Asset directly or indirectly owned by the American Assets Entity subject to such agreement shall be calculated pursuant to the formula set forth below. Capitalized terms used in this Schedule III shall have the meanings set forth below and capitalized terms used herein without definition shall have the meanings assigned to such terms in the Agreement.

EV = EP × [TFTV-TPA]+AA;

where:

EV = Equity Value;

EP = Equity Percentage;

TFTV= Total Formation Transaction Value;

TPA = Total Portfolio Adjustment; and

AA = Asset Adjustment;

provided, however, that if the resulting Equity Value for a Target Asset is a negative amount (a “Net Deficit”), then the REIT shall exercise one of the following options, as determined by the REIT in its sole and absolute discretion: (i) select the Target Asset as an Eliminated Asset or (ii) if one or more entities that are subject to the Formation Transaction Documentation that are the direct or indirect owners of such Target Asset would otherwise possess Excluded Assets the value of which in the aggregate would equal or exceed the amount of such Net Deficit, increase the Target Net Working Capital with respect to such entity or entities by the absolute value of such Net Deficit; and provided further that if the REIT shall have exercised option (ii) with respect to any Target Asset, the Equity Value with respect to such Target Asset shall be deemed to be equal to zero;

provided further, that if the Equity Value for ICW Valencia/Valencia Corporate Center as calculated above would result in the holders of direct or indirect Pre-Formation Interests in ICW Valencia, L.P. having an amount of Allocated Shares, prior to the application of the Intercompany Debt Adjustments, that is less than the value of the Intercompany Debt owed by ICW Valencia, L.P. to ICW Plaza, L.P. (such shortfall being referred to as the “Intercompany Debt Shortfall”), then (i) Western Insurance Holdings, Inc. shall issue a promissory note with a term of three years to ICW Valencia, L.P. which shall be treated as an Asset Adjustment with respect to ICW Valencia/Valencia Corporate Center and such promissory note (the “WIH Note”) shall have such face amount as shall be necessary to increase the Equity Value of ICW Valencia/Valencia Corporate Center such that the Allocated Shares of holders of direct or indirect Pre-Formation Interests in ICW Valencia, L.P. shall increase by an amount, prior to the application of the Intercompany Debt Adjustments, equal to the Intercompany Debt Shortfall and (ii) the Equity Value for ICW Valencia/Valencia Corporate Center shall be recalculated to give effect to the Asset Adjustment attributable to the issuance of the WIH Note.

Attached as Appendix A to this Schedule III are illustrative calculations of Equity Value for a hypothetical portfolio of Target Assets.

“Actual Balance” shall mean: (i) with respect to each Existing Loan to be assumed in connection with the IPO, the unpaid principal amount of and past due unpaid interest on such Existing Loan as of the IPO Closing Date and immediately prior to any such assumption and all assumption fees and any related expenses with respect to such Existing Loan; and (ii) with respect to each Existing Loan to be prepaid, repaid or refinanced in connection with the IPO, the unpaid principal amount of and past due unpaid interest on such Existing Loan as of the IPO Closing Date and immediately prior to any such prepayment, repayment or refinancing and any related prepayment penalties and any related expenses; provided, however, that in the event a Target Asset is not included in the Formation Transactions pursuant to a merger (or contribution of all direct or indirect Pre-Formation Interests in such Target Asset) but a portion of the direct or indirect Pre-Formation Interests in such Target Asset is otherwise contributed to the Operating Partnership or a subsidiary of the Operating Partnership, then the Actual Balance for such Target Asset shall be proportionately adjusted to take into account the portion of the direct or indirect Pre-Formation Interests in such Target Asset that will not be so contributed. With respect to each Existing Loan to be assumed, prepaid, repaid or refinanced in connection with the Formation Transactions, the Actual Balance as of the Closing Date shall be determined by the REIT within forty five (45) days prior to the date of the preliminary prospectus used in the IPO roadshow based on its good faith estimate of what such amounts will be as of the IPO Closing Date.

“Asset Adjustment” shall mean with respect to each Target Asset and any Existing Loan relating to such Target Asset, an amount equal to the Base Balance minus the Actual Balance (expressed as a positive or negative number, as applicable) with respect to all Existing Loans relating to such Target Asset, and in the case of ICW Valencia/Valencia Corporate Center, the face value of the WIH Note shall be deemed to reduce the Actual Balance of the Existing Loan relating to ICW Valencia/Valencia Corporate Center.

“Base Balance” shall mean with respect to each Existing Loan, the principal amount of such Existing Loan set forth on Appendix C to this Schedule III; provided, however, that in the event a Target Asset is not included in the Formation Transactions pursuant to a merger (or contribution of all direct or indirect Pre-Formation Interests in such Target Asset) but a portion of the direct or indirect Pre-Formation Interests in such Target Asset is otherwise contributed to the Operating Partnership or a subsidiary of the Operating Partnership, then the Base Balance for such Target Asset shall be proportionately adjusted to take into account the portion of the direct or indirect Pre-Formation Interests in such Target Asset that will not be so contributed.

“Eliminated Asset” shall mean any Target Asset subject to the Formation Transaction Documentation that is excluded pursuant to the terms of the Formation Transaction Documentation from the Formation Transactions.

“Equity Percentage” shall mean with respect to each Target Asset, the percentage (expressed as a decimal) set forth opposite the name of such Target Asset on Appendix B to this Schedule III (which percentage is based on the Fairness Opinion of Duff & Phelps, LLC and represents such

Target Asset’s percentage of the net asset values of the Target Assets (other than the Management Company) and the net equity value of the Management Company, taken as a whole); provided, however, that in the event a Target Asset is selected as or otherwise becomes for any reason an Eliminated Asset, then: (i) the Equity Percentage for each remaining Target Asset shall be recalculated as a fraction, the numerator of which is the original Equity Percentage for such remaining Target Asset and the denominator of which is (A) 100 minus (B) the original Equity Percentage of the Eliminated Asset; and (ii) the Equity Percentage of the Eliminated Asset shall be zero; and provided, further, that in the event a Target Asset is not included in the Formation Transactions pursuant to a merger (or contribution of all direct or indirect Pre-Formation Interests in such Target Asset) but a portion of the direct or indirect Pre-Formation Interests in such Target Asset is otherwise contributed to the Operating Partnership or a subsidiary of the Operating Partnership, then, after giving effect to any Eliminated Assets pursuant to the preceding proviso, the Equity Percentage for such Target Asset and for each other remaining Target Asset subject directly or indirectly to the Formation Transaction Documentation shall be proportionately adjusted to take into account the portion of the direct or indirect Pre-Formation Interests in such Target Asset that will not be so contributed.

“Excluded Assets” has the meaning set forth in Section 5.03 to the Agreement.

“Existing Loan” shall mean (i) each mortgage or mezzanine loan secured by a Target Asset listed on Appendix C to this Schedule III and (ii) all unsecured indebtedness of an American Assets Entity or of an entity in which an American Assets Entity has a direct or indirect interest that will be assumed, prepaid, repaid or refinanced in connection with the IPO and that is set forth on Appendix D to this Schedule III (all indebtedness falling within the scope of this clause (ii) shall be referred to as “Entity Specific Debt”); for the avoidance of doubt, no Intercompany Debt shall constitute an Existing Loan (in order to avoid double counting, as Intercompany Debt is adjusted for through the definition of “Allocated Share”). Existing Entity Specific Debt will be deemed to relate to the Target Asset(s) and, if to multiple Target Assets, in the proportions set forth opposite the name of such Entity Specific Debt on Appendix D to this Schedule III, and all such Entity Specific Debt will be deemed to have a Base Balance of zero (because “Equity Percentage” as determined by Duff & Phelps, LLC was determined at the property level and did not take into account Entity Specific Debt, Entity Specific Debt is deemed to be zero in order to cause a readjustment of “Equity Value” of all Target Assets after taking into account such Entity Specific Debt).

“Target Asset” shall mean each property set forth on Appendix B to this Schedule III and the property management business of American Assets, Inc. (the “Management Company”).

“Target Net Working Capital” has the meaning set forth in Schedule 5.03 to the Agreement.

“Total Portfolio Adjustment” shall mean the sum (which may be a positive or negative number) of all Asset Adjustments for every Target Asset, excluding Eliminated Assets.

“Total Formation Transaction Value” shall mean the aggregate dollar value of (i) the cash, (ii) the REIT Shares and (iii) the OP Units that are issued or issuable to all Pre-Formation Participants in the Formation Transactions as set forth in the Prospectus. Total Formation Transaction Value will be determined valuing REIT Shares and OP Units at a value per REIT Share or OP Unit equal to the IPO Price.

Appendix A to Schedule III

Worked Examples

The figures and calculations included in this Appendix A are for illustrative purposes only and are based on a hypothetical portfolio of properties. Neither the hypothetical Total Formation Transaction Value nor any of the other figures or calculations presented on Appendix A shall be binding on the REIT or the Operating Partnership, and should not be considered an indication of value of the American Assets Entities. The value of the American Assets Entities will ultimately be determined by the REIT in consultation with the underwriters of the IPO based on public investor demand and may be lower or higher than the hypothetical Total Formation Transaction Value shown on Appendix A. In addition, the calculations in Appendix A assume that each of Target Assets in this hypothetical portfolio of properties will be wholly owned, directly or indirectly, by the REIT.

Example - Base Case

In the hypothetical examples shown below, the Target Assets that will be acquired by the REIT in the Formation Transactions consist of four shopping centers. The Total Formation Transaction Value, or “TFTV,” for this entire portfolio of properties will be $400, absent the impact of certain potential adjustments described in the subsequent examples. Each Target Asset (i) is subject to a $25 mortgage, (ii) was determined by a third-party valuator to have a relative equity value equal to 25% of the entire portfolio and (iii) has two owners, each of whom has a 50% interest in the property.

Target Asset	Equity Percentage (“EP”) (determined by 3rd party valuator)	Property Holding Companies & Ownership %
Shopping Center 1	25%	Company A (50%) Company B (50%)
Shopping Center 2	25%	Company C (50%) Company D (50%)
Shopping Center 3	25%	Company E (50%) Company F (50%)
Shopping Center 4	25%	Company G (50%) Company H (50%)
Total	100%

Applying the Equity Value formula and assuming that there is no Entity Specific Debt and no increase or decrease in mortgage debt outstanding, the Equity Value of each of the four properties is as set forth below:

Property	Equity Value = EP x [TFTV – TPA] + AA
Shopping Center 1	100 = 25% x [400 - 0] + 0
Shopping Center 2	100 = 25% x [400 - 0] + 0
Shopping Center 3	100 = 25% x [400 - 0] + 0

Shopping Center 4	100 = 25% x [400 - 0] + 0
Total Equity Value	400

Example 2 – Mortgage Payoff

In this example, all of the facts described in the Base Case above are the same, except that prior to the completion of the Formation Transactions, the $25 mortgage on Shopping Center 1 is paid off such that at the time that Shopping Center 1 is acquired by the Operating Partnership it is not subject to any mortgage debt. This results in the following variation of the variable “AA” in the formula as applied to Shopping Center 1:

Property	Asset Adjustment (“AA”) (i.e., Base Balance - Actual Balance)
Shopping Center 1	25 = 25 – 0
Shopping Center 2	0 = 25 – 25
Shopping Center 3	0 = 25 – 25
Shopping Center 4	0 = 25 – 25
Total Portfolio Adjustment (“TPA”)	25

In addition, by virtue of the reduction in the outstanding mortgage debt that will be assumed by the Operating Partnership in connection with the Formation Transactions, the Total Formation Transaction Value will have increased by the $25 value of the mortgage repayment from $400 to $425.

Applying the Equity Value formula reflecting these new facts and assuming that there is no Entity Specific Debt, the Equity Value of each of the four properties is as set forth below:

Property	Equity Value = EP x [TFTV – TPA] + AA
Shopping Center 1	125 = 25% x [425 - 25] + 25
Shopping Center 2	100 = 25% x [425 - 25] + 0
Shopping Center 3	100 = 25% x [425 - 25] + 0
Shopping Center 4	100 = 25% x [425 - 25] + 0
Total Equity Value	425

Example 3 – Entity Specific Debt

In this example, all of the facts described in the Base Case above are the same, except that Company C is subject to $25 of Entity Specific Debt related to Shopping Center 2, which will be assumed by the Operating Partnership upon the completion of the Formation Transactions. This results in the following variation of the variable “AA” in the formula as applied to Shopping Center 2:

Property	Asset Adjustment (“AA”) (i.e., Base Balance - Actual Balance)
Shopping Center 1	0 = 25 – 25
Shopping Center 2	-25 = 25 – 50
Shopping Center 3	0 = 25 – 25
Shopping Center 4	0 = 25 – 25
Total Portfolio Adjustment (“TPA”)	-25

In addition, by virtue of the assumption by the Operating Partnership of this Entity Specific Debt in connection with the Formation Transactions, the Total Formation Transaction Value will have decreased by the $25 value of the Entity Specific Debt from $400 to $375.

Applying the Equity Value formula reflecting these new facts and assuming that there is no increase or decrease in mortgage debt outstanding, the Equity Value of each of the four properties is as set forth below:

Property	Equity Value = EP x [TFTV – TPA] + AA
Shopping Center 1	100 = 25% x [375 - (-25)] + 0
Shopping Center 2	75 = 25% x [375 - (-25)] + (-25)
Shopping Center 3	100 = 25% x [375 - (-25)] + 0
Shopping Center 4	100 = 25% x [375 - (-25)] + 0
Total Equity Value	375

Here, through the operation of the Equity Value formula, all $25 of Company C’s Entity Specific Debt has been allocated to Shopping Center 2 and has not impacted the Equity Value of the other Target Assets. However, without further adjustment, Company C and Company D, each as a 50% owner of Shopping Center 2, are equally burdened by Company C’s Entity Specific Debt as show below:

	Company C	Company D
Allocated Share (unadjusted) of Equity Value before Inclusion of Entity Specific Debt:	50 = 100 x 50%	50 = 100 x 50%
Allocated Share (unadjusted) of Equity Value after Inclusion of Entity Specific Debt:	37.5 = 75 x 50%	37.5 = 75 x 50%
Decrease in Allocated Share (unadjusted) of Equity Value due to Inclusion of Entity Specific Debt:	12.5 = 50 - 37.5	12.5 = 50 - 37.5

Accordingly, by virtue of the operation of the Equity Value formula, Company C has only been allocated half ($12.5 of $25.0) of the Company C Entity Specific Debt obligation that should be allocated to Company C, and Company D has been allocated the remaining $12.5.

In order to address this inequitable allocation of Company C Entity Specific Debt , the definition of “Allocated Share” provides for an adjustment to (i) reduce the amount that would otherwise be payable to Company C by the amount by which the Entity Specific Debt exceeds the amount of such obligation that was previously allocated to Company C and (ii) increase the amount payable to Company D by the amount of the Entity Specific Debt obligation that was previously allocated to Company D, with the following outcome:

	Company A	Company B
Allocated Share (adjusted):	25 = 37.5 - 12.5	50 = 37.5 + 12.5

As a result of this adjustment to the Allocated Shares of Company C and Company D, the economic impact of all of Company C’s Entity Specific Debt will be allocated to Company C.

Example 4 – Intercompany Debt

In this example, all of the facts described in the Base Case above are the same, except that between the owners of Shopping Center 3, Company E has an Intercompany Debt obligation in the amount of $25 to Company F.

Prior to the application of the adjustments contained in the definition of Allocated Share, the Allocated Shares of the Owners of Shopping Center 3 would be as follows:

	Company E	Company F
Allocated Share (unadjusted):	50 = 100 x 50%	50 = 100 x 50%

To account for Intercompany Debt, the definition of “Allocated Share” provides an adjustment to (i) reduce the Allocated Share that would otherwise be payable to Company E by an amount equal to its indebtedness to Company F and (ii) increase the Allocated Share that would otherwise be payable to Company F by an amount equal to Company E’s indebtedness to Company F, with the following outcome:

	Company E	Company F
Allocated Share (adjusted):	25 = 100 x 50% - 25	75 = 100 x 50% + 25

As a result of this adjustment to the Allocated Shares of Company E and Company F, the Intercompany Debt obligations between these entities have now been resolved.

Appendix B to Schedule III

Equity Percentage for Each Target Asset

Target Asset	Equity Percentage
Alamo Quarry Market	10.1916%
Carmel Country Plaza	4.8359%
Carmel Mountain Plaza	7.1580%
South Bay Marketplace	0.3157%
Lomas Santa Fe Plaza	6.5271%
Rancho Carmel Plaza	0.4388%
Solana Beach Towne Centre	5.6143%
The Shops at Kalakaua	0.2883%
Del Monte Center	5.7928%
Waikele Center	9.0461%
Waikiki Beach Walk
Waikiki Beach Walk Retail	0.6668%
Embassy Suites at Waikiki Beach Walk	6.3419%
ICW Valencia/Valencia Corporate Center	1.7184%
Torrey Reserve
ICW Plaza	2.0728%
Torrey Reserve North Court I & II	4.1456%
Torrey Reserve South Court I & II	4.7826%
Torrey Daycare	0.2370%
Torrey VC I-III	1.2492%
Existing Common Area – Future Development Parcel	0.3981%
Solana Beach Corporate Centre
Solana Beach Corporate Centre – I & II	2.2375%
Solana Beach Corporate Centre – III & IV	0.3116%
Solana Beach Towne Centres Investments (Vacant Land)	0.0686%
160 King Street	2.4814%
The Landmark at One Market	5.5594%
Fireman’s Fund Headquarters	9.6718%
Imperial Beach Gardens	0.6589%
Loma Palisades	2.5884%
Mariner’s Point	0.2745%
Santa Fe Park RV Resort	0.3873%
Land for Development
Pac Sorrento Valley Holdings 1 (Vacant Land)	0.1235%
Sorrento Pointe	0.2471%
Management Company (American Assets Trust Management, LLC)	3.5690%

Total	100.0000%

Appendix C to Schedule III

Base Balance of Existing Loans

(other than Entity Specific Debt)

Target Asset	Base Balance of Existing Loan
Alamo Quarry Market	$98,954,256
Carmel Country Plaza	$10,271,191
Carmel Mountain Plaza	$63,554,812
South Bay Marketplace	$23,000,000
Lomas Santa Fe Plaza	$19,850,458
Rancho Carmel Plaza	$8,103,021
Solana Beach Towne Centre	$40,000,000
The Shops at Kalakaua	$19,000,000
Del Monte Center	$82,300,000
Waikele Center	$140,700,000
Waikiki Beach Walk
Waikiki Beach Walk Retail	$145,742,438
Embassy Suites at Waikiki Beach Walk	$53,000,000
ICW Valencia/Valencia Corporate Center	$23,581,507
Torrey Reserve
ICW Plaza	$43,000,000
Torrey Reserve North Court I & II	$22,299,822
Torrey Reserve South Court I & II	$13,059,008
Torrey Daycare	$1,673,363
Torrey VC I-III	$7,500,000
Existing Common Area – Future Development Parcel	$0
Solana Beach Corporate Centre
Solana Beach Corporate Centre – I & II	$12,000,000
Solana Beach Corporate Centre – III & IV	$37,330,000
Solana Beach Towne Centres Investments (Vacant Land)	$0
160 King Street	$42,223,428
The Landmark at One Market	$133,000,000
Fireman’s Fund Headquarters	$176,542,099
Imperial Beach Gardens	$20,000,000
Loma Palisades	$73,744,000
Mariner’s Point	$7,700,000
Santa Fe Park RV Resort	$1,878,876
Land for Development
Pac Sorrento Valley Holdings 1 (Vacant Land)	$0
Sorrento Pointe	$0
Management Company (American Assets Trust Management, LLC)	$0

Total	$1,320,008,279

Appendix D to Schedule III

Entity Specific Debt

Entity Specific Debt	Target Asset	Balance Outstanding as of June 30, 2010
Promissory Note issued February 1, 2008 by Pacific Oceanside Holdings, L.P. to DHM Trust	Del Monte Center	$117,273.17
Promissory Note issued February 1, 2008 by Pacific Oceanside Holdings, L.P. to Ernest Rady Trust U/D/T March 10, 1983, as amended	Del Monte Center	$1,231,368.26
Promissory Note issued February 1, 2008 by Pacific Oceanside Holdings, L.P. to Pauline M. Foster, Trustee of Non-Exempt Trust C under the Stanley and Pauline Foster Trust, dated July 31, 1981	Del Monte Center	$527,729.26
Promissory Note issued February 1, 2008 by Kearny Mesa Business Center, L.P. to Ernest Rady Trust U/D/T March 10, 1983, as amended	Del Monte Center	$377,577.46
Promissory Note issued February 1, 2008 by Kearny Mesa Business Center, L.P. to American Assets, Inc.	Del Monte Center	$357,464.50
Promissory Note issued February 1, 2008 by Kearny Mesa Business Center, L.P. to Nora Kaufman	Del Monte Center	$34,325.00
Promissory Note issued February 1, 2008 by Kearny Mesa Business Center, L.P. to Parma Family Trust	Del Monte Center	$36,886.08
Promissory Note issued February 1, 2008 by Del Monte Center Holdings, LP to Ernest Rady Trust U/D/T March 10, 1983, as amended	Del Monte Center	$1,288,289.73
Promissory Note issued February 1, 2008 by Del Monte Center Holdings, LP to Arsobro, LP	Del Monte Center	$158,971.11
Promissory Note issued February 1, 2008 by Del Monte Center Holdings, LP to Foster Del Monte, LLC	Del Monte Center	$238,540.95
Promissory Note issued February 1, 2008 by Pacific San Jose Holdings, L.P. to Gerald I. Solomon	Del Monte Center	$9,534.62
Promissory Note issued February 1, 2008 by Pacific San Jose Holdings, L.P. to Solomon Family Partnership	Del Monte Center	$23,828.31
Promissory Note issued February 1, 2008 by Pacific San Jose Holdings, L.P. to DHM Trust	Del Monte Center	$11,913.97
Promissory Note issued February 1, 2008 by Pacific San Jose Holdings, L.P. to DHM Trust 2	Del Monte Center	$11,913.97
Promissory Note issued February 1, 2008 by Pacific San Jose Holdings, L.P. to Ernest Rady Trust U/D/T March 10, 1983, as amended	Del Monte Center	$309,768.37

Entity Specific Debt	Target Asset	Balance Outstanding as of June 30, 2010
Promissory Note issued February 6, 2008 by Pacific San Jose Holdings, L.P. to Arsobro, LP	Del Monte Center	$116,391.99
Promissory Note issued February 6, 2008 by Pacific San Jose Holdings, L.P. to American Assets, Inc.	Del Monte Center	$74,233.18

Total	Del Monte Center	$4,926,009.93

Second Amended and Restated Promissory Note A Effective February 15, 2010 (Unsecured) issued March 18, 2010 by Pacific Sorrento Mesa Holdings, L.P. to Wells Fargo Bank, National Association	Waikele Center	$6,498,716.00
Second Amended and Restated Promissory Note B Effective February 15, 2010 (Unsecured) issued March 18, 2010 by Pacific Stonecrest Holdings, L.P. to Wells Fargo Bank, National Association	Waikele Center	$3,983,084.00

Total	Waikele Center	$10,481,800.00

Unsecured loan from ESW LLC to the Embassy Suites at Waikiki Beach Walk*	Embassy Suites at Waikiki Beach Walk	$14,874,102.00

Total	Embassy Suites at Waikiki Beach Walk	$14,874,102.00

Loan Agreement, dated as of June 29, 2010, between Bank of America, N.A. and Landmark One Market	The Landmark at One Market	$23,000,000.00

Total	The Landmark at One Market	$23,000,000.00

Unsecured loan from ICW Valencia, L.P. to certain holders of interests in ICW Plaza, L.P.	Valencia Corporate Center	$418,770.00

Total	Valencia Corporate Center	$418,770.00

*	Loan not issued pursuant to a formal promissory note.

Schedule IV

Intercompany Indebtedness

Intercompany Debt	Balance Outstanding as of June 30, 2010
Unsecured loan from American Assets, Inc. to Pacific Oceanside Holdings, L.P.*	$3,099,218
Unsecured loan from American Assets, Inc. to Kearny Mesa Business Center, L.P.*	$854,229
Promissory Note issued December 31, 2004 by American Assets, Inc. to Del Monte Center Holdings, LP	$1,785,680
Unsecured loan from American Assets, Inc. to Del Monte San Jose Holdings, LLC*	$1,854,631
Unsecured loan from American Assets, Inc. to Beach Walk Holdings, L.P.*	$2,861,766
Promissory Note issued December 31, 2004 by American Assets, Inc. to Solana Beach Towne Centre Investments, L.P.	$2,102,154
Promissory Note issued January 31, 2007 by American Assets, Inc. to ICW Plaza, L.P.	$7,748,809
Promissory Note issued December 31, 2004 by American Assets, Inc. to Pacific Stonecrest Holdings, L.P.	$901,116
Promissory Note issued December 31, 2004 by American Assets, Inc. to Rancho Carmel Plaza, L.P.	$305,370
Unsecured loan from American Assets, Inc. to Pacific Stonecrest Assets, Inc.*	$75,093
Promissory Note issued December 31, 2009 by American Assets, Inc. to Imperial Strand, L.P.	$1,364,104
Promissory Note issued December 31, 2004 by American Assets, Inc. to Loma Palisades, G.P.	$1,021,324

Total	$23,973,494

Promissory Note issued December 31, 2009 by Ernest Rady Trust U/D/T March 10, 1983, as amended, to American Assets, Inc	$14,144,458
Promissory Note issued December 19, 2007 by Pacific American Assets Holdings, L.P., to American Assets, Inc	$28,934,000
Promissory Note issued December 31, 2004 by Winrad Kearny Mesa Business Center, G.P. to American Assets, Inc	$757,906

Total	$43,836,364

Promissory Note issued February 1, 2008 by Pacific Oceanside Holdings, L.P. to Pacific American Assets Holdings, L.P.	$1,055,458.51

Intercompany Debt	Balance Outstanding as of June 30, 2010
Promissory Note issued February 1, 2008 by Pacific San Jose Holdings, L.P. to Pacific American Assets Holdings, L.P.	$514,693.48

Total	$1,570,152

*	Loan not issued pursuant to a formal promissory note.

Schedule 3.01(b)

List of Operating Partnership Subsidiaries

Owner	Ownership Interest
American Assets Trust Services, Inc.
American Assets Trust, L.P.	100%
Vista Hacienda LLC
American Assets Trust, L.P.	100%
Pacific Stonecrest Holdings LLC
American Assets Trust, L.P.	100%
Rancho Carmel Plaza LLC
American Assets Trust, L.P.	100%
Pacific Waikiki Holdings Merger Sub LLC
American Assets Trust, L.P.	100%
Pacific Oceanside Holdings LLC
American Assets Trust, L.P.	100%
Kearny Mesa Business Center LLC
American Assets Trust, L.P.	100%
Del Monte Center Holdings LLC
American Assets Trust, L.P.	100%
Beach Walk Holdings LLC
American Assets Trust, L.P.	100%
ABW Lewers Merger Sub LLC
American Assets Trust, L.P.	100%
ICW Plaza Merger Sub LLC
American Assets Trust, L.P.	100%
ICW Valencia LLC
American Assets Trust, L.P.	100%
King Street Holdings Merger Sub LLC
American Assets Trust, L.P.	100%
Waikiki Beach Walk Hotel Lessee (indirect Subsidiary)
American Assets Trust Services, Inc.	100%
Imperial Strand LLC
American Assets Trust, L.P.	100%
Loma Palisades Merger Sub LLC
American Assets Trust, L.P.	100%
Loma Palisades GP LLC
American Assets Trust, L.P.	100%

Schedule 4.01(b)

List of Forward OP Merger Entity Subsidiaries

Owner	Percentage Ownership Interest
SBTC Assets, Inc. 11455 El Camino Real, Suite 200, San Diego, CA SOLANA BEACH TOWNE CENTRE
Solana Beach Towne Centres Investments, L.P.	100

SB Towne Centre, LLC 11455 El Camino Real, Suite 200, San Diego, CA SOLANA BEACH TOWNE CENTRE
SBTC Assets, Inc.	1
Solana Beach Towne Centres Investments, L.P.	99

SBTC Holdings, LLC (indirect Subsidiary) 11455 El Camino Real, Suite 200, San Diego, CA SOLANA BEACH TOWNE CENTRE
SB Towne Centre, LLC	100

Del Monte San Jose Holdings, LLC 11455 El Camino Real, Suite 200, San Diego, CA DEL MONTE CENTER
Pacific San Jose Holdings, L.P.	100

Del Monte – DMSJH, LLC (indirect Subsidiary) 11455 El Camino Real, Suite 200, San Diego, CA DEL MONTE CENTER
Del Monte San Jose Holdings, LLC	100

Broadway 101 Sorrento Holdings, LLC 11455 El Camino Real, Suite 200, San Diego, CA WAIKELE CENTER
Pacific Sorrento Mesa Holdings, L.P.	100

Broadway 225 Sorrento Holdings, LLC 11455 El Camino Real, Suite 200, San Diego, CA WAIKELE CENTER
Pacific Sorrento Mesa Holdings, L.P.	100

Waikele 101 Sorrento, LLC (indirect Subsidiary) 11455 El Camino Real, Suite 200, San Diego, CA WAIKELE CENTER
Broadway 101 Sorrento Holdings, LLC	100

Waikele 225 Sorrento, LLC (indirect Subsidiary) 11455 El Camino Real, Suite 200, San Diego, CA

Owner	Percentage Ownership Interest
WAIKELE CENTER
Broadway 225 Sorrento Holdings, LLC	100

SBCC Assets, Inc. 11455 El Camino Real, Suite 200, San Diego, CA SOLANA BEACH CORPORATE CENTRE I & II
Solana Beach Towne Centres Investments, L.P.	100

SB Corporate Centre, LLC 11455 El Camino Real, Suite 200, San Diego, CA SOLANA BEACH CORPORATE CENTRE I & II
SBCC Assets, Inc.	1
Solana Beach Towne Centres Investments, L.P.	99

SBCC Holdings, LLC (indirect Subsidiary) 11455 El Camino Real, Suite 200, San Diego, CA SOLANA BEACH CORPORATE CENTRE I & II
SB Corporate Centre, LLC	100

SB Corporate Center III-IV, LLC 11455 El Camino Real, Suite 200, San Diego, CA SOLANA BEACH CORPORATE CENTRE III & IV
Solana Beach Towne Centres Investments, L.P.	100

Hillside 380, a California general partnership 11455 El Camino Real, Suite 200, San Diego, CA 160 KING STREET
Hillside 104, a California limited partnership	30
Hillside 276, a California limited partnership	70

Desert Hillside Holdings, LLC (indirect Subsidiary) 11455 El Camino Real, Suite 200, San Diego, CA 160 KING STREET
Hillside 380, a California general partnership	100

King Desert Hillside, LLC 11455 El Camino Real, Suite 200, San Diego, CA 160 KING STREET
Desert Hillside Holdings, LLC	100

Pacific Firecreek Holdings, LLC (indirect Subsidiary) 11455 El Camino Real, Suite 200, San Diego, CA THE LANDMARK AT ONE MARKET
Hillside 380, a California general partnership	100

Landmark FireHill Holdings, LLC (indirect Subsidiary) 11455 El Camino Real, Suite 200, San Diego, CA

Owner	Percentage Ownership Interest
THE LANDMARK AT ONE MARKET
Pacific Firecreek Holdings, LLC	100

BWH Holdings, LLC 11455 El Camino Real, Suite 200, San Diego, CA EMBASSY SUITES AT WAIKIKI BEACH WALK
Pacific Sorrento Mesa Holdings, L.P.	62
Pacific Stonecrest Holdings, L.P.	38

EBW Hotel LLC 2375 Kuhio Avenue, Honolulu, HI EMBASSY SUITES AT WAIKIKI BEACH WALK
BWH Holdings, LLC	51.22
ESW LLC	48.78

Waikele Venture Holdings, LLC 11455 El Camino Real, Suite 200, San Diego, CA EMBASSY SUITES AT WAIKIKI BEACH WALK
Waikele Center Holdings, LP	100

Schedule 4.03

Capitalization

Owner	Percentage Ownership Interest
Solana Beach Towne Centres Investments, L.P.
Pacific Towne Centre Assets, Inc.	50
Stuart C. Gildred Trust	19.5
Propco, L.P.	28.5
Propco Investments LLC	2

Pacific San Jose Holdings, L.P.
Pacific San Jose Assets, Inc.	26.6666
Arthur Brody, Trustee of the Arthur and Sophie Brody Revocable Trust, dated April 13, 1989	4.4444
Patricia Matsuo	1.1111
DHM Trust	1.1111
DHM 2 Trust	1.1111
Ernest Rady Trust U/D/T March 10, 1983, as amended	2.2222
Gaidebro Holdings, Inc., a Canadian corporation	2.2222
Gerald I. Solomon	0.8892
Guyencourt Land Company, Inc.	2.2222
Haas Family Trust	2.2222
Marblank Investments Inc.	2.2222
The G.A. McPherson Irrevocable Trust	1.1111
Pacific American Assets Holdings, L.P., a California limited partnership	48
Solomon Family Partnership	2.2222
The Murray Salzberg Trust	2.2222

Pacific Sorrento Mesa Holdings, L.P.
Pacific Sorrento Mesa Assets, Inc.	20.4621
Ernest Rady Trust U/D/T March 10, 1983, as amended	33.2337
Philip L. Elkus Trust	0.5093
The Stanley and Maxine Firestone Trust, dated December 2, 1988	4.009
Arsobro, LP	5.5591
Parma Family Limited Partnership	16.0359
Gaidebro Holdings, Inc., a Canadian corporation	0.8018
Haas Family Trust	2.3322
Marblank Investments Inc.	1.6036
Elkus Enterprises	3.2132

Owner	Percentage Ownership Interest
Non-Exempt Trust C Under the Stanley & Pauline Foster Trust	7.2161
Grand Todd LLC	4.8047
David Elkus	0.2193

Hillside 104, a California limited partnership
American Assets, Inc.	51
Ernest Rady Trust U/D/T March 10, 1983, as amended	49

Hillside 276, a California limited partnership
American Assets, Inc.	51
Ernest Rady Trust U/D/T March 10, 1983, as amended	49
Desert Hillside Holdings, LLC
Hillside 380, a California general partnership	100

BWH Holdings, LLC
Pacific Sorrento Mesa Holdings, L.P.	62
Pacific Stonecrest Holdings, L.P.	38

Waikele Center Holdings, LP
Waikele Center Assets, Inc.	1
Ernest Rady Trust U/D/T March 10, 1983, as amended	97
John W. Chamberlain	2

Schedule 4.08(a)

Title Insurance

Only the following Properties have an associated owner’s policy of title insurance:

Property	Beneficiary
Del Monte Center	Pacific Oceanside Holdings, LP Del Monte San Jose Holdings, LLC Kearny Mesa Business Center, a California limited partnership Del Monte Center Holdings, LP

160 King Street	King Street Holdings, LP King Desert Hillside, LLC King Desert Oceanside, LLC

The Landmark at One Market	Landmark Venture Holdings, LLC Landmark FireHill Holdings, LLC

Waikiki Beach Walk – Hotel	EBW Hotel LLC Waikele Venture Holdings, LLC Broadway 225 Sorrento Holdings, LLC Broadway 225 Stonecrest Holdings, LLC

Schedule 4.12

Existing Loans

Property	Borrower / Loan Number	Lender or Servicer
Solana Beach Towne Center	SBTC Holdings, LLC / 30264324	Midland Loan Services

Del Monte Center	Del Monte – DMSJH , LLC / 991074035 Del Monte – DMCH, LLC / 991074036 Del Monte – KMBC, LLC / 991074037 Del Monte – POH, LLC / 991073858	Berkadia Commercial Mortgage

Waikele Center

Borrowers

Waikele Reserve West Holdings, LLC

Waikele 101 Sorrento, LLC

Waikele 225 Sorrento, LLC

Waikele 101 Stonecrest, LLC

Waikele 225 Stonecrest, LLC

Loan Numbers

85-0201693, 51-0901990, 85-0201695, 51-0902277, 85-0201696, 51-0902278, 85-0201697, 51-0902279

Wells Fargo Commercial Mortgage Services

Solana Beach Corporate Center I & II	SBCC Holdings, LLC / 30264325	Midland Loan Services

Solana Beach Corporate Center III & IV	SB Corporate Centre III-IV, LLC / 991068648	Berkadia Commercial Mortgage

160 King Street	Borrowers King Street Holdings, LP King Desert Hillside, LLC King Desert Oceanside, LLC Loan Number 330063200	Cohen Financial

The Landmark at One Market	Landmark FireHill Holdings, LP / 70-0400471 Landmark Ventures Holdings, LLC / 70-0400470	Wells Fargo Commercial Mortgage Services

Waikiki Beach Walk – Hotel	Borrowers EBW Hotel LLC	Bank of Hawaii, First Hawaiian Bank, Central

Property	Borrower / Loan Number	Lender or Servicer
	Waikele Venture Holdings, LLC Broadway 225 Sorrento Holdings, LLC Broadway 225 Stonecrest Holdings, LLC Loan Number 00050082287	Pacific Bank & American Savings Bank

Schedule 4.13

Franchise Agreement

1.	Franchise License Agreement by and between Promus Hotels, Inc. and Outrigger Hotels Hawaii dated as of January 25, 2005

Schedule 4.15

Taxes

1.	For U.S. federal income tax purposes, each of SBTC Assets, Inc., a Subsidiary of Solana Beach Towne Centres Investments, L.P., and SBCC Assets, Inc., a Subsidiary of Solana Beach Towne Centres Investments, L.P., has been treated as a corporation.

Schedule 4.21

Ownership of Certain Assets

Solana Beach Towne Centres Investments, L.P.

SBTC Assets, Inc.

SB Towne Centre, LLC

SBTC Holdings, LLC

SBCC Assets, Inc.

SB Corporate Centre, LLC

SBCC Holdings, LLC

SB Corporate Centre III-IV, LLC

Pacific San Jose Holdings, L.P.

Del Monte San Jose Holdings, LLC

Del Monte–DMSJH, LLC

Pacific Sorrento Mesa Holdings, L.P.

Broadway 101 Sorrento Holdings, LLC

Broadway 225 Sorrento Holdings, LLC

Waikele 101 Sorrento, LLC

Waikele 225 Sorrento, LLC

Hillside 104, a California limited partnership

Hillside 380, a California general partnership

King Desert Hillside, LLC

Pacific Firecreek Holdings, LLC

Landmark FireHill Holdings, LLC

Hillside 276, a California limited partnership

Hillside 380, a California general partnership

King Desert Hillside, LLC

Pacific Firecreek Holdings, LLC

Landmark FireHill Holdings, LLC

Desert Hillside Holdings, LLC

King Desert Hillside, LLC

BWH Holdings, LLC

[None]

Waikele Center Holdings, L.P.

Waikele Venture Holdings, LLC

Schedule 5.03

Excluded Assets

Excluded Assets consist of any excess of Net Working Capital over Target Net Working Capital. “Net Working Capital” means current assets minus current liabilities of the relevant entity as of a date within forty five (45) days prior to the date of the preliminary prospectus used in the IPO roadshow. Any Excluded Assets consisting of any excess of Net Working Capital of Target Working Capital shall be distributed or paid to Pre-Formation Participants promptly after consummation of the IPO after determination by the REIT. The REITs determination of such amount shall be final and binding on all Pre-Formation Participants.

“Target Net Working Capital” means zero with respect to all entities, other than ABW Lewers, LLC; EBW Hotel, LLC; Broadway 225 Sorrento Holdings, LLC; Broadway 225 Stonecrest Holdings, LLC; and Waikele Venture Holdings, LLC, for which Target Net Working Capital will be $5,000,000, $2,050,000, $766,500, $470,000 and $1,713,500, respectively; provided, however that if the REIT adjusts Target Net Working Capital pursuant to the proviso in the first paragraph of Schedule III, Target Net Working Capital shall be such adjusted amount.

EXHIBITS

Exhibit A:	Formation Transaction Documentation

Exhibit B:	Operating Partnership Agreement

Exhibit C:	Form of Registration Rights Agreement

Exhibit D:	Order of Mergers

Exhibit E:	Form of Tax Protection Agreement

Exhibit F:	Lock-Up Agreement

Exhibit A

Formation Transaction Documentation

Form of Forward REIT Merger Agreement

Form of REIT Sub Forward Merger Agreement

Form of Forward OP Merger Agreement

Form of OP Sub Forward Merger Agreement

Form of OP Sub Reverse Merger Agreement

Form of OP Contribution Agreement

Form of OP Sub Contribution Agreement

Form of Alternate Contribution Agreement

Form of Tax Protection Agreement

Amended and Restated Agreement of Limited Partnership of American Assets Trust, L.P.

Registration Rights Agreement

Representation, Warranty and Indemnity Agreement

Indemnity Escrow Agreement

Lock-Up Agreement

Articles of Amendment and Restatement of American Assets Trust, Inc.

Bylaws of American Assets Trust, Inc.

Management Business Contribution Agreement

Exhibit B

Operating Partnership Agreement

AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

AMERICAN ASSETS TRUST, L.P.

a Maryland limited partnership

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED

UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR

THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD,

TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH

REGISTRATION, UNLESS IN THE OPINION OF COUNSEL SATISFACTORY TO THE

PARTNERSHIP THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE

EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND UNDER

APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

dated as of [                    ], 2010

i

Section 16.7	Redemption	83
Section 16.8	Legend	83
Section 16.9	Conversion to Partnership Common Units	83
Section 16.10	Voting	86
Section 16.11	Section 83 Safe Harbor	86

Exhibits List

v

AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF AMERICAN ASSETS TRUST, L.P.

THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF AMERICAN ASSETS TRUST, L.P., dated as of [                    ], 2010, is made and entered into by and among AMERICAN ASSETS TRUST, INC., a Maryland corporation, as the General Partner and the Persons whose names are set forth on Exhibit A attached hereto, as limited partners, and any Additional Limited Partner that is admitted from time to time to the Partnership and listed on Exhibit A attached hereto.

WHEREAS, a Certificate of Limited Partnership of the Partnership was filed with the State Department of Assessments and Taxation of Maryland on [                    ], 2010 (the “Formation Date”), and the initial general partner and limited partners of the Partnership entered into an original agreement of limited partnership of the Partnership effective as of the Formation Date (the “Original Partnership Agreement”); and

WHEREAS, the Partners (as hereinafter defined) now desire to amend and restate the Original Partnership Agreement and admit the Persons whose names are set forth on Exhibit A attached hereto as limited partners of the Partnership by entering into this Agreement (as hereinafter defined);

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINED TERMS

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement:

“Act” means the Maryland Revised Uniform Limited Partnership Act, Title 10 of the Corporations and Associations Article of the Annotated Code of Maryland, as it may be amended from time to time, and any successor to such statute.

“Actions” has the meaning set forth in Section 7.7 hereof.

“Additional Funds” has the meaning set forth in Section 4.3.A hereof.

“Additional Limited Partner” means a Person who is admitted to the Partnership as a limited partner pursuant to the Act and Section 4.2 and Section 12.2 hereof and who is shown as such on the books and records of the Partnership.

“Adjusted Capital Account” means, with respect to any Partner, the balance in such Partner’s Capital Account as of the end of the relevant Partnership Year or other applicable period, after giving effect to the following adjustments:

(i) increase such Capital Account by any amounts that such Partner is obligated to restore pursuant to this Agreement upon liquidation of such Partner’s Partnership Interest or that such Person is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentence of each of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(ii) decrease such Capital Account by the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of “Adjusted Capital Account” is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Capital Account Deficit” means, with respect to any Partner, the deficit balance, if any, in such Partner’s Adjusted Capital Account as of the end of the relevant Partnership Year or other applicable period.

“Adjustment Event” has the meaning set forth in Section 16.3 hereof.

“Adjustment Factor” means 1.0; provided, however, that in the event that:

(i) the General Partner (a) declares or pays a dividend on its outstanding REIT Shares wholly or partly in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares wholly or partly in REIT Shares, (b) splits or subdivides its outstanding REIT Shares or (c) effects a reverse stock split or otherwise combines its outstanding REIT Shares into a smaller number of REIT Shares, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction, (i) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has occurred as of such time) and (ii) the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination;

(ii) the General Partner distributes any rights, options or warrants to all holders of its REIT Shares to subscribe for or to purchase or to otherwise acquire REIT Shares, or other securities or rights convertible into, exchangeable for or exercisable for REIT Shares (other than REIT Shares issuable pursuant to a Qualified DRIP/COPP), at a price per share less than the Value of a REIT Share on the record date for such distribution (each a “Distributed Right”), then, as of the distribution date of such Distributed Rights or, if later, the time such Distributed Rights become exercisable, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction (a) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date (or, if later, the date such Distributed Rights become exercisable) plus the maximum number of REIT Shares purchasable under such Distributed Rights and (b) the denominator of which shall be the number of REIT Shares issued and outstanding on the record date (or, if later, the date such Distributed Rights become exercisable) plus a fraction (1) the numerator of which is the maximum number of REIT Shares purchasable under such Distributed Rights times the minimum purchase price per REIT Share under such Distributed Rights and (2) the denominator of which is the Value of a REIT Share as of the record date (or, if later, the date such Distributed Rights become exercisable); provided, however, that, if any such Distributed Rights expire or become no longer exercisable, then the Adjustment Factor shall be adjusted, effective retroactive to the date of distribution of the Distributed Rights, to reflect a reduced maximum number of REIT Shares or any change in the minimum purchase price for the purposes of the above fraction; and

(iii) the General Partner shall, by dividend or otherwise, distribute to all holders of its REIT Shares evidences of its indebtedness or assets (including securities, but excluding any dividend or distribution referred to in subsection (i) or (ii) above), which evidences of indebtedness or assets relate to assets not received by the General Partner pursuant to a pro rata distribution by the Partnership, then the Adjustment Factor shall be adjusted to equal the amount determined by multiplying the Adjustment Factor in effect immediately prior to the close of business as of the record date by a fraction (a) the numerator of which shall be such Value of a REIT Share as of the record date and (b) the denominator of which shall be the Value of a REIT Share as of the record date less the then fair market value (as determined by the General Partner, whose determination shall be conclusive) of the portion of the evidences of indebtedness or assets so distributed applicable to one REIT Share.

Notwithstanding the foregoing, no adjustments to the Adjustment Factor will be made for any class or series of Partnership Interests to the extent that the Partnership makes or effects any correlative distribution or payment to all of the Partners holding Partnership Interests of such class or series, or effects any correlative split or reverse split in respect of the Partnership Interests of such class or series. Any adjustments to the Adjustment Factor shall become effective immediately after such event, retroactive to the record date, if any, for such event. For illustrative purposes, examples of adjustments to the Adjustment Factor are set forth on Exhibit B attached hereto.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling or controlled by or under common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” means this Amended and Restated Limited Partnership Agreement of American Assets Trust, L.P., as now or hereafter amended, restated, modified, supplemented or replaced.

“Applicable Percentage” has the meaning set forth in Section 15.1.B hereof.

“Appraisal” means, with respect to any assets, the written opinion of an independent third party experienced in the valuation of similar assets, selected by the General Partner. Such opinion may be in the form of an opinion by such independent third party that the value for such property or asset as set by the General Partner is fair, from a financial point of view, to the Partnership.

“Assignee” means a Person to whom a Partnership Interest has been Transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5 hereof.

“Available Cash” means, with respect to any period for which such calculation is being made,

(i) the sum, without duplication, of:

(1) the Partnership’s Net Income or Net Loss (as the case may be) for such period,

(2) Depreciation and all other noncash charges to the extent deducted in determining Net Income or Net Loss for such period,

(3) the amount of any reduction in reserves of the Partnership referred to in clause (ii)(6) below (including, without limitation, reductions resulting because the General Partner determines such amounts are no longer necessary),

(4) the excess, if any, of the net cash proceeds from the sale, exchange, disposition, financing or refinancing of Partnership property for such period over the gain (or loss, as the case may be) recognized from such sale, exchange, disposition, financing or refinancing during such period (excluding Terminating Capital Transactions), and

(5) all other cash received (including amounts previously accrued as Net Income and amounts of deferred income) or any net amounts borrowed by the Partnership for such period that was not included in determining Net Income or Net Loss for such period;

(ii) less the sum, without duplication, of:

(1) all principal debt payments made during such period by the Partnership,

(2) capital expenditures made by the Partnership during such period,

(3) investments in any entity (including loans made thereto) to the extent that such investments are not otherwise described in clause (ii)(1) or clause (ii)(2) above,

(4) all other expenditures and payments not deducted in determining Net Income or Net Loss for such period (including amounts paid in respect of expenses previously accrued),

(5) any amount included in determining Net Income or Net Loss for such period that was not received by the Partnership during such period,

(6) the amount of any increase in reserves (including, without limitation, working capital reserves) established during such period that the General Partner determines are necessary or appropriate in its sole and absolute discretion,

(7) any amount distributed or paid in redemption of any Limited Partner Interest or Partnership Units, including, without limitation, any Cash Amount paid, and

(8) the amount of any working capital accounts and other cash or similar balances which the General Partner determines to be necessary or appropriate in its sole and absolute discretion.

Notwithstanding the foregoing, Available Cash shall not include (a) any cash received or reductions in reserves, or take into account any disbursements made, or reserves established, after dissolution and the commencement of the liquidation and winding up of the Partnership or (b) any Capital Contributions, whenever received or any payments, expenditures or investments made with such Capital Contributions.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in San Diego, California are authorized by law to close.

“Capital Account” means, with respect to any Partner, the capital account maintained by the General Partner for such Partner on the Partnership’s books and records in accordance with the following provisions:

(i) To each Partner’s Capital Account, there shall be added such Partner’s Capital Contributions, such Partner’s distributive share of Net Income and any items in the nature of income or gain that are specially allocated pursuant to Section 6.3 or 6.4 hereof, and the amount of any Partnership liabilities assumed by such Partner or that are secured by any property distributed to such Partner.

(ii) From each Partner’s Capital Account, there shall be subtracted the amount of cash and the Gross Asset Value of any Partnership property distributed to such Partner pursuant to any provision of this Agreement, such Partner’s distributive share of Net Losses and any items in the nature of expenses or losses that are specially allocated pursuant to Section 6.3 or 6.4 hereof, and the amount of any liabilities of such Partner assumed by the Partnership or that are secured by any property contributed by such Partner to the Partnership (except to the extent already reflected in the amount of such Partner’s Capital Contribution).

(iii) In the event any interest in the Partnership is Transferred in accordance with the terms of this Agreement (which Transfer does not result in the termination of the Partnership for U.S. federal income tax purposes), the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the Transferred interest.

(iv) In determining the amount of any liability for purposes of subsections (i) and (ii) hereof, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

(v) The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations promulgated under Section 704 of the Code, and shall be interpreted and applied in a manner consistent with such Regulations. If the General Partner shall determine that it is necessary or prudent to modify the manner in which the Capital Accounts are maintained in order to comply with such Regulations, the General Partner may make such modification, provided that such modification is not likely to have any material effect on the amounts distributable to any Partner pursuant to Article 13 hereof upon the dissolution of the Partnership. The General Partner may, in its sole discretion, (a) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q) and (b) make any appropriate modifications in the event that unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b) or Section 1.704-2.

“Capital Account Limitation” has the meaning set forth in Section 16.9.B hereof.

“Capital Contribution” means, with respect to any Partner, the amount of money and the initial Gross Asset Value of any Contributed Property that such Partner contributes or is deemed to contribute to the Partnership pursuant to Article 4 hereof.

“Capital Share” means a share of any class or series of stock of the General Partner now or hereafter authorized other than a REIT Share.

“Cash Amount” means an amount of cash equal to the product of (i) the Value of a REIT Share and (ii) the REIT Shares Amount determined as of the applicable Valuation Date.

“Certificate” means the Certificate of Limited Partnership of the Partnership filed with the SDAT, as amended from time to time in accordance with the terms hereof and the Act.

“Charity” means an entity described in Section 501(c)(3) of the Code or any trust all the beneficiaries of which are such entities.

“Charter” means the charter of the General Partner, within the meaning of Section 1-101(e) of the Maryland General Corporation Law.

“Closing Price” has the meaning set forth in the definition of “Value.”

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute thereto, as interpreted by the applicable Regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Common Unit Economic Balance” means (i) the Capital Account balance of the General Partner, plus the amount of the General Partner’s share of any Partner Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to the General Partner’s ownership of Partnership Common Units and computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is made under Section 6.2.D hereof, divided by (ii) the number of the General Partner’s Partnership Common Units.

“Consent” means the consent to, approval of, or vote in favor of a proposed action by a Partner given in accordance with Article 14 hereof. The terms “Consented” and “Consenting” have correlative meanings.

“Consent of the General Partner” means the Consent of the sole General Partner, which Consent, except as otherwise specifically required by this Agreement, may be obtained prior to or after the taking of any action for which it is required by this Agreement and may be given or withheld by the General Partner in its sole and absolute discretion.

“Consent of the Limited Partners” means the Consent of a Majority in Interest of the Limited Partners, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and, except as otherwise provided in this Agreement, may be given or withheld by each Limited Partner in its sole and absolute discretion.

“Consent of the Partners” means the Consent of the General Partner and the Consent of a Majority in Interest of the Partners, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and, except as otherwise provided in this Agreement, may be given or withheld by the General Partner or the Limited Partners in their sole and absolute discretion; provided, however, that, if any such action affects only certain classes or series of Partnership Interests, “Consent of the Partners” means the Consent of the General Partner and the Consent of a Majority in Interest of the Partners of the affected classes or series of Partnership Interests.

“Constituent Person” has the meaning set forth in Section 16.9.F hereof.

“Contributed Property” means each Property or other asset, in such form as may be permitted by the Act, but excluding cash, contributed or deemed contributed to the Partnership (or deemed contributed by the Partnership to a “new” partnership pursuant to Code Section 708).

“Controlled Entity” means, as to any Partner, (a) any corporation more than fifty percent (50%) of the outstanding voting stock of which is owned by such Partner or such Partner’s Family Members or Affiliates, (b) any trust, whether or not revocable, of which such Partner or such Partner’s Family Members or Affiliates are the sole beneficiaries, (c) any partnership of which such Partner or its Affiliates are the managing partners and in which such Partner, such Partner’s Family Members or Affiliates hold partnership interests representing at least twenty-five percent (25%) of such partnership’s capital and profits and (d) any limited liability company of which such Partner or its Affiliates are the managers and in which such Partner, such Partner’s Family Members or Affiliates hold membership interests representing at least twenty-five percent (25%) of such limited liability company’s capital and profits.

“Conversion Date” has the meaning set forth in Section 16.9.B hereof.

“Conversion Notice” has the meaning set forth in Section 16.9.B hereof.

“Conversion Right” has the meaning set forth in Section 16.9.A hereof.

“Cut-Off Date” means the fifth (5th) Business Day after the General Partner’s receipt of a Notice of Redemption.

“Debt” means, as to any Person, as of any date of determination: (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) lease obligations of such Person that, in accordance with generally accepted accounting principles, should be capitalized.

“Depreciation” means, for each Partnership Year or other applicable period, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

“Disregarded Entity” means, with respect to any Person, (i) any “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)) of such Person, (ii) any entity treated as a disregarded entity for Federal income tax purposes with respect to such Person, or (iii) any grantor trust if the sole owner of the assets of such trust for Federal income tax purposes is such Person.

“Distributed Right” has the meaning set forth in the definition of “Adjustment Factor.”

“Economic Capital Account Balance” means, with respect to a Holder of LTIP Units, its (a) Capital Account balance plus (b) the amount of its share of any Partner Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to its ownership of LTIP Units.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“Family Members” means, as to a Person that is an individual, such Person’s spouse, ancestors, descendants (whether by blood or by adoption or step-descendants by marriage), brothers and sisters, nieces and nephews and inter vivos or testamentary trusts (whether revocable or irrevocable) of which only such Person and his or her spouse, ancestors, descendants (whether by blood or by adoption or step-descendants by marriage), brothers and sisters and nieces and nephews are beneficiaries.

“Final Adjustment” has the meaning set forth in Section 10.3.B(2) hereof.

“Flow-Through Partners” has the meaning set forth in Section 3.4.C hereof.

“Flow-Through Entity” has the meaning set forth in Section 3.4.C hereof.

“Forced Conversion” has the meaning set forth in Section 16.9.C hereof.

“Forced Conversion Notice” has the meaning set forth in Section 16.9.C hereof.

“Fourteen-Month Period” means (a) as to an Original Limited Partner or any Assignee of an Original Limited Partner that is a Qualifying Party, a fourteen-month period ending on the day before the first fourteen-month anniversary of the date of this Agreement and (b) as to any other Qualifying Party, a fourteen-month period ending on the day before the first fourteen-month anniversary of such Qualifying Party’s first becoming: (i) a Holder of Partnership Common Units, or (ii) in the case of Partnership Common Units received upon conversion of Vested LTIP Units pursuant to Section 16.9.B hereof, a Holder of the LTIP Units so converted; provided, however, that the General Partner may, in its sole and absolute discretion, by written agreement with a Qualifying Party, shorten or lengthen the first Fourteen-Month Period to a period of shorter or longer than fourteen (14) months with respect to a Qualifying Party other than an Original Limited Partner or an Assignee of an Original Limited Partner.

“Funding Debt” means any Debt incurred by or on behalf of the General Partner for the purpose of providing funds to the Partnership.

“General Partner” means American Assets Trust, Inc. and its successors and assigns as a general partner of the Partnership, in each case, that is admitted from time to time to the Partnership as a general partner pursuant to the Act and this Agreement and is listed as a general partner on Exhibit A, as such Exhibit A may be amended from time to time, in such Person’s capacity as a general partner of the Partnership.

“General Partner Interest” means the entire Partnership Interest held by a General Partner hereof, which Partnership Interest may be expressed as a number of Partnership Common Units, Partnership Preferred Units or any other Partnership Units.

“General Partner Interest Transfer” has the meaning set forth in Section 11.2.D hereof.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset on the date of contribution, as determined by the General Partner and agreed to by the contributing Person.

(b) The Gross Asset Values of all Partnership assets immediately prior to the occurrence of any event described in clauses (i) through (v) below shall be adjusted to equal their respective gross fair market values, as determined by the General Partner using such reasonable method of valuation as it may adopt, as of the following times:

(i) the acquisition of an additional interest in the Partnership (other than in connection with the execution of this Agreement but including, without limitation, acquisitions pursuant to Section 4.2 hereof or contributions or deemed contributions by the General Partner pursuant to Section 4.2 hereof) by a new or existing Partner in exchange for more than a de minimis Capital Contribution, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

(ii) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an interest in the Partnership if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

(iii) the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g);

(iv) the grant of an interest in the Partnership (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Partnership by an existing Partner acting in a partner capacity, or by a new Partner acting in a partner capacity or in anticipation of becoming a Partner of the Partnership (including the grant of an LTIP Unit), if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership; and

(v) at such other times as the General Partner shall reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2.

(c) The Gross Asset Value of any Partnership asset distributed to a Partner shall be the gross fair market value of such asset on the date of distribution, as determined by the distributee and the General Partner; provided, however, that if the distributee is the General Partner or if the distributee and the General Partner cannot agree on such a determination, such gross fair market value shall be determined by Appraisal.

(d) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (d) to the extent that the General Partner reasonably determines that an adjustment pursuant to subsection (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d).

(e) If the Gross Asset Value of a Partnership asset has been determined or adjusted pursuant to subsection (a), subsection (b) or subsection (d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.

(f) If any unvested LTIP Units are forfeited, as described in Section 16.2.B, upon such forfeiture, the Gross Asset Value of the Partnership’s assets shall be reduced by the amount of any reduction of such Partner’s Capital Account attributable to the forfeiture of such LTIP Units.

“Hart-Scott-Rodino Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Holder” means either (a) a Partner or (b) an Assignee owning a Partnership Interest.

“Incapacity” or “Incapacitated” means: (i) as to any Partner who is an individual, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Partner incompetent to manage his or her person or his or her estate; (ii) as to any Partner that is a corporation or limited liability company, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any Partner that is a partnership, the dissolution and commencement of winding up of the partnership; (iv) as to any Partner that is an estate, the distribution by the fiduciary of the estate’s entire interest in the Partnership; (v) as to any trustee of a trust that is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Partner is adjudged as bankrupt or insolvent, or a final and non-appealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner, (c) the Partner executes and delivers a general assignment for the benefit of the Partner’s creditors, (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above, (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or Liquidator for the Partner or for all or any substantial part of the Partner’s properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (g) the appointment without the Partner’s consent or acquiescence of a trustee, receiver or Liquidator has not been vacated or stayed within ninety (90) days of such appointment, or (h) an appointment referred to in clause (g) above is not vacated within ninety (90) days after the expiration of any such stay.

“Indemnitee” means (i) any Person made, or threatened to be made, a party to a proceeding by reason of its status as (a) the General Partner or (b) a director of the General Partner or an officer of the Partnership or the General Partner and (ii) such other Persons (including Affiliates or employees of the General Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

“IRS” means the United States Internal Revenue Service.

“Limited Partner” means any Person that is admitted from time to time to the Partnership as a limited partner pursuant to the Act and this Agreement and is listed as a limited partner on Exhibit A attached hereto, as such Exhibit A may be amended from time to time, including any Substituted Limited Partner or Additional Limited Partner, in such Person’s capacity as a limited partner of the Partnership.

“Limited Partner Interest” means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partner Interest may be expressed as a number of Partnership Common Units, Partnership Preferred Units or other Partnership Units.

“Liquidating Event” has the meaning set forth in Section 13.1 hereof.

“Liquidating Gains” means any net gain realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership (including upon the occurrence of any Liquidating Event or Terminating Capital Transaction), including but not limited to net gain realized in connection with an adjustment to the Gross Asset Value of Partnership assets under the definition of Gross Asset Value in Section 1 of this Agreement.

“Liquidator” has the meaning set forth in Section 13.2.A hereof.

“LTIP Unit Distribution Participation Date” has the meaning set forth in Section 16.4.C hereof.

“LTIP Unit Limited Partner” means any Partner holding LTIP Units.

“LTIP Units” means the Partnership Units designated as such having the rights, powers, privileges, restrictions, qualifications and limitations set forth herein and in the Plan. LTIP Units can be issued in one or more classes, or one or more series of any such classes bearing such relationship to one another as to allocations, distributions, and other rights as the General Partner shall determine in its sole and absolute discretion subject to Maryland law.

“Majority in Interest of the Limited Partners” means Limited Partners (other than any Limited Partner fifty percent (50%) or more of whose equity is owned, directly or indirectly, by the General Partner) holding in the aggregate Percentage Interests that are greater than fifty percent (50%) of the aggregate Percentage Interests of all such Limited Partners entitled to Consent to or withhold Consent from a proposed action.

“Majority in Interest of the Partners” means Partners holding in the aggregate Percentage Interests that are greater than fifty percent (50%) of the aggregate Percentage Interests of all Partners entitled to Consent to or withhold Consent from a proposed action.

“Market Price” has the meaning set forth in the definition of “Value.”

“Maryland Courts” has the meaning set forth in Section 15.9.B hereof.

“Net Income” or “Net Loss” means, for each Partnership Year or other applicable period, an amount equal to the Partnership’s taxable income or loss for such year or other applicable period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of “Net Income” or “Net Loss” shall be added to (or subtracted from, as the case may be) such taxable income (or loss);

(b) Any expenditure of the Partnership described in Code Section 705(a)(2)(B) or treated as a Code Section 705(a)(2)(B) expenditure pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of “Net Income” or “Net Loss,” shall be subtracted from (or added to, as the case may be) such taxable income (or loss);

(c) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subsection (b) or subsection (c) of the definition of “Gross Asset Value,” the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

(d) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(e) In lieu of the depreciation, amortization and other cost recovery deductions that would otherwise be taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Partnership Year or other applicable period;

(f) To the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner’s interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

(g) Notwithstanding any other provision of this definition of “Net Income” or “Net Loss,” any item that is specially allocated pursuant to Article 6 hereof shall not be taken into account in computing Net Income or Net Loss. The amounts of the items of Partnership income, gain, loss or deduction available to be specially allocated pursuant to Section 6.3 or 6.4 hereof shall be determined by applying rules analogous to those set forth in this definition of “Net Income” or “Net Loss.”

“New Securities” means (i) any rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase REIT Shares or Preferred Shares, excluding grants under the Stock Option Plans, or (ii) any Debt issued by the General Partner that provides any of the rights described in clause (i).

“Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in Regulations Sections 1.704-2(b)(3) and 1.752-1(a)(2).

“Notice of Redemption” means the Notice of Redemption substantially in the form of Exhibit C attached to this Agreement.

“Optionee” means a Person to whom a stock option is granted under any Stock Option Plan.

“Original Limited Partner” means any Person that is a Limited Partner as of the close of business on the date of the closing of the issuance of REIT Shares pursuant to the initial public offering of REIT Shares, and does not include any Assignee or other transferee, including, without limitation, any Substituted Limited Partner succeeding to all or any part of the Partnership Interest of any such Person.

“Ownership Limit” means the restriction or restrictions on the ownership and transfer of stock of the General Partner imposed under the Charter.

“Partner” means the General Partner or a Limited Partner, and “Partners” means the General Partner and the Limited Partners.

“Partner Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

“Partner Nonrecourse Debt” has the meaning set forth in Regulations Section 1.704-2(b)(4).

“Partner Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(i)(1), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

“Partnership” means the limited partnership formed and continued under the Act and pursuant to this Agreement, and any successor thereto.

“Partnership Common Unit” means a fractional, undivided share of the Partnership Interests of all Partners issued pursuant to Sections 4.1 and 4.2 hereof, but does not include any Partnership Preferred Unit, LTIP Unit or any other Partnership Unit specified in a Partnership Unit Designation as being other than a Partnership Common Unit.

“Partnership Approval” exists, with respect to any General Partner Interest Transfer, when the sum of (i) the Percentage Interest of Limited Partners holding Partnership Common Units and LTIP Units Consenting to the General Partner Interest Transfer, plus (ii) the product of (a) the Percentage Interest of Partnership Common Units held by the General Partner multiplied by (b) the percentage of the votes that were cast in favor of the event constituting such General Partner Interest Transfer by the General Partner’s common stockholders out of the total votes entitled to be cast by the General Partner’s common stockholders, equals or exceeds the percentage required for the common stockholders of the General Partner to approve the event constituting such General Partner Interest Transfer. In the event that Partnership Approval has not been established within ten (10) Business Days of the record date for the determination of the existence of such Partnership Approval, then Partnership Approval shall be deemed not to exist with respect to the event constituting such General Partner Interest Transfer.

“Partnership Employee” means an employee or other service provider of the Partnership or of a Subsidiary of the Partnership, if any, acting in such capacity.

“Partnership Equivalent Units” has the meaning set forth in Section 4.7.A hereof.

“Partnership Interest” means an ownership interest in the Partnership held by either a Limited Partner or a General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. There may be one or more classes or series of Partnership Interests. A Partnership Interest may be expressed as a number of Partnership Common Units, Partnership Preferred Units or other Partnership Units.

“Partnership Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in

Partnership Minimum Gain, for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

“Partnership Preferred Unit” means a fractional, undivided share of the Partnership Interests that the General Partner has authorized pursuant to Section 4.2 hereof that has distribution rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the Partnership Common Units.

“Partnership Record Date” means the record date established by the General Partner for a distribution pursuant to Section 5.1 hereof, which record date shall generally be the same as the record date established by the General Partner for a distribution to its stockholders of some or all of its portion of such distribution.

“Partnership Unit” means a Partnership Common Unit, a Partnership Preferred Unit, an LTIP Unit or any other unit of the fractional, undivided share of the Partnership Interests that the General Partner has authorized pursuant to Section 4.1, Section 4.2 or Section 4.3 hereof; provided, however, that Partnership Units comprising a General Partner Interest or a Limited Partner Interest shall have the differences in rights and privileges as specified in this Agreement.

“Partnership Unit Designation” shall have the meaning set forth in Section 4.2.A hereof.

“Partnership Year” means the fiscal year of the Partnership, which shall be the calendar year.

“Percentage Interest” means, with respect to each Partner, the fraction, expressed as a percentage, the numerator of which is the aggregate number of Partnership Units of all classes and series held by such Partner and the denominator of which is the total number of Partnership Units of all classes and series held by all Partners; provided, however, that, to the extent applicable in context, the term “Percentage Interest” means, with respect to a Partner, the fraction, expressed as a percentage, the numerator of which is the aggregate number of Partnership Units of a specified class or series (or specified group of classes and/or series) held by such Partner and the denominator of which is the total number of Partnership Units of such specified class or series (or specified group of classes and/or series) held by all Partners.

“Permitted Transfer” has the meaning set forth in Section 11.3.A hereof.

“Person” means an individual or a corporation, partnership, trust, unincorporated organization, association, limited liability company or other entity.

“Plan” means the American Assets Trust, Inc. 2010 Incentive Award Plan.

“Pledge” has the meaning set forth in Section 11.3.A hereof.

“Preferred Share” means a share of stock of the General Partner of any class or series now or hereafter authorized or reclassified that has dividend rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the REIT Shares.

“Properties” means any assets and property of the Partnership such as, but not limited to, interests in real property and personal property, including, without limitation, fee interests, interests in ground leases, easements and rights of way, interests in limited liability companies, joint ventures or partnerships, interests in mortgages, and Debt instruments as the Partnership may hold from time to time and “Property” means any one such asset or property.

“Proposed Section 83 Safe Harbor Regulation” has the meaning set forth in Section 16.11.

“Qualified DRIP/COPP” means a dividend reinvestment plan or a cash option purchase plan of the General Partner that permits participants to acquire REIT Shares using the proceeds of dividends paid by the General Partner or cash of the participant, respectively; provided, however, that if such shares are offered at a discount, such discount must (i) be designed to pass along to the stockholders of the General Partner the savings enjoyed by the General Partner in connection with the avoidance of stock issuance costs, and (ii) not exceed 5% of the value of a REIT Share as computed under the terms of such plan.

“Qualified Transferee” means an “accredited investor” as defined in Rule 501 promulgated under the Securities Act.

“Qualifying Party” means (a) a Limited Partner, (b) an Assignee or (c) a Person, including a lending institution as the pledgee of a Pledge, who is the transferee of a Limited Partner Interest in a Permitted Transfer; provided, however, that a Qualifying Party shall not include the General Partner.

“Redemption” has the meaning set forth in Section 15.1.A hereof.

“Regulations” means the income tax regulations under the Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Regulatory Allocations” has the meaning set forth in Section 6.4.A(viii) hereof.

“REIT” means a real estate investment trust qualifying under Code Section 856.

“REIT Partner” means (a) the General Partner or any Affiliate of the General Partner to the extent such person has in place an election to qualify as a REIT and, (b) any Disregarded Entity with respect to any such Person.

“REIT Payment” has the meaning set forth in Section 15.12 hereof.

“REIT Requirements” has the meaning set forth in Section 5.1 hereof.

“REIT Share” means a share of common stock of the General Partner, $0.01 par value per share, but shall not include any class or series of the General Partner’s common stock classified after the date of this Agreement.

“REIT Shares Amount” means a number of REIT Shares equal to the product of (a) the number of Tendered Units and (b) the Adjustment Factor; provided, however, that, in the event that the General Partner issues to all holders of REIT Shares as of a certain record date rights, options, warrants or convertible or exchangeable securities entitling the General Partner’s stockholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the “Rights”), with the record date for such Rights issuance falling within the period starting on the date of the Notice of Redemption and ending on the day immediately preceding the Specified Redemption Date, which Rights will not be distributed before the relevant Specified Redemption Date, then the REIT Shares Amount shall also include such Rights that a holder of that number of REIT Shares would be entitled to receive, expressed, where relevant hereunder, in a number of REIT Shares determined by the General Partner.

“Related Party” means, with respect to any Person, any other Person to whom ownership of shares of the General Partner’s stock by the first such Person would be attributed under Code Section 544 (as modified by Code Section 856(h)(1)(B)) or Code Section 318(a) (as modified by Code Section 856(d)(5)).

“Rights” has the meaning set forth in the definition of “REIT Shares Amount.”

“Safe Harbors” has the meaning set forth in Section 11.3.C hereof.

“SDAT” means the State Department of Assessments and Taxation of Maryland.

“SEC” means the Securities and Exchange Commission.

“Section 83 Safe Harbor” has the meaning set forth in Section 16.11.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“Special Redemption” has the meaning set forth in Section 15.1.A hereof.

“Specified Redemption Date” means the tenth (10th) Business Day after the receipt by the General Partner of a Notice of Redemption; provided, however, that no Specified Redemption Date shall occur during the first Fourteen-Month Period (except pursuant to a Special Redemption).

“Stock Option Plans” means any stock option plan now or hereafter adopted by the Partnership or the General Partner.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person; provided, however, that, with respect to the Partnership, “Subsidiary” means solely a partnership or limited liability company (taxed, for federal income tax purposes, as a partnership or as a Disregarded Entity and not as an association or publicly traded partnership taxable as a corporation) of which the Partnership is a member or any “taxable REIT subsidiary” of the General Partner in which the Partnership owns shares of stock, unless the ownership of shares of stock of a corporation or other entity (other than a

“taxable REIT subsidiary”) will not jeopardize the General Partner’s status as a REIT or any General Partner Affiliate’s status as a “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)), in which event the term “Subsidiary” shall include such corporation or other entity.

“Substituted Limited Partner” means a Person who is admitted as a Limited Partner to the Partnership pursuant to the Act and (i) Section 11.4 hereof or (ii) pursuant to any Partnership Unit Designation.

“Surviving Partnership” has the meaning set forth in Section 11.2.B(ii) hereof.

“Tax Items” has the meaning set forth in Section 6.5.A hereof.

“Tendered Units” has the meaning set forth in Section 15.1.A hereof.

“Tendering Party” has the meaning set forth in Section 15.1.A hereof.

“Termination Transaction” has the meaning set forth in Section 11.2.B hereof.

“Terminating Capital Transaction” means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership, in any case, not in the ordinary course of the Partnership’s business.

“Transaction” has the meaning set forth in Section 16.9.F hereof.

“Transfer” means any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), Pledge, encumbrance, hypothecation, mortgage, exchange, transfer or other disposition or act of alienation, whether voluntary, involuntary or by operation of law; provided, however, that when the term is used in Article 11 hereof, except as otherwise expressly provided, “Transfer” does not include (a) any Redemption of Partnership Common Units by the Partnership, or acquisition of Tendered Units by the General Partner, pursuant to Section 15.1 hereof, (b) any conversion of LTIP Units into Common Units pursuant to Section 16.9 hereof, or (c) any redemption of Partnership Units pursuant to any Partnership Unit Designation. The terms “Transferred” and “Transferring” have correlative meanings.

“Unvested LTIP Units” has the meaning set forth in Section 16.2.A hereof.

“Valuation Date” means the date of receipt by the General Partner of a Notice of Redemption pursuant to Section 15.1 herein, or such other date as specified herein, or, if such date is not a Business Day, the immediately preceding Business Day.

“Value” means, on any Valuation Date with respect to a REIT Share, the average of the daily Market Prices for ten (10) consecutive trading days immediately preceding the Valuation Date (except that the Market Price for the trading day immediately preceding the date of exercise of a stock option under any Stock Option Plans shall be substituted for such average of daily market prices for purposes of Section 4.4 hereof). The term “Market Price” on any date means, with respect to any class or series of outstanding REIT Shares, the Closing Price for such REIT

Shares on such date. The “Closing Price” on any date means the last sale price for such REIT Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such REIT Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if such REIT Shares are not listed or admitted to trading on the New York Stock Exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such REIT Shares are listed or admitted to trading or, if such REIT Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system on which REIT Shares are quoted or, if such REIT Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such REIT Shares selected by the board of directors of the General Partner or, in the event that no trading price is available for such REIT Shares, the fair market value of the REIT Shares, as determined by the board of directors of the General Partner.

In the event that the REIT Shares Amount includes Rights that a holder of REIT Shares would be entitled to receive, then the Value of such Rights shall be determined by the General Partner on the basis of such quotations and other information as it considers appropriate.

“Vested LTIP Units” has the meaning set forth in Section 16.2.A hereof.

“Vesting Agreement” has the meaning set forth in Section 16.2.A hereof.

ARTICLE 2

ORGANIZATIONAL MATTERS

Section 2.1 Formation. The Partnership is a limited partnership heretofore formed and continued pursuant to the provisions of the Act and upon the terms and subject to the conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

Section 2.2 Name. The name of the Partnership is “American Assets Trust, L.P.” The Partnership’s business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words “Limited Partnership,” “L.P.,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Partners of such change in the next regular communication to the Partners.

Section 2.3 Principal Office and Resident Agent; Principal Executive Office. The address of the principal office of the Partnership in the State of Maryland is located at c/o The Corporation Trust Incorporated, 351 West Camden Street, Baltimore, Maryland 21201, or such other place within the State of Maryland as the General Partner may from time to time designate, and the resident agent of the Partnership in the State of Maryland is The Corporation Trust Incorporated, 351 West Camden Street, Baltimore, Maryland 21201, or such other resident of the State of Maryland as the General Partner may from time to time designate. The principal office of the Partnership is located at 11455 El Camino Real, Suite 200 San Diego, California 92130, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Maryland as the General Partner deems advisable.

Section 2.4 Power of Attorney.

A. Each Limited Partner and Assignee hereby irrevocably constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

(1)	execute, swear to, seal, acknowledge, deliver, file and record in the appropriate public offices: (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments, supplements or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of Maryland and in all other jurisdictions in which the Partnership may conduct business or own property; (b) all instruments that the General Partner or any Liquidator deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the General Partner or the Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all conveyances and other instruments or documents that the General Partner or the Liquidator deems appropriate or necessary to reflect the distribution or exchange of assets of the Partnership pursuant to the terms of this Agreement; (e) all instruments relating to the admission, acceptance, withdrawal, removal or substitution of any Partner pursuant to the terms of this Agreement or the Capital Contribution of any Partner; and (f) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges relating to Partnership Interests; and

(2)	execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement.

(3)	Nothing contained herein shall be construed as authorizing the General Partner or any Liquidator to amend this Agreement except in accordance with Section 14.2 hereof or as may be otherwise expressly provided for in this Agreement.

B. The foregoing power of attorney is hereby declared to be irrevocable and a special power coupled with an interest, in recognition of the fact that each of the Limited Partners and Assignees will be relying upon the power of the General Partner or the Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the Transfer of all or any portion of such Person’s Partnership Interest and shall extend to such Person’s heirs, successors, assigns and personal representatives. Each such Limited Partner and Assignee hereby agrees to be bound by any representation made by the General Partner or the Liquidator, acting in good faith pursuant to such power of attorney; and each such Limited Partner and Assignee hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or the Liquidator, taken in good faith under such power of attorney. Each Limited Partner and Assignee shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of the General Partner’s or the Liquidator’s request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator (as the case may be) deems necessary to effectuate this Agreement and the purposes of the Partnership. Notwithstanding anything else set forth in this Section 2.4.B, no Limited Partner shall incur any personal liability for any action of the General Partner or the Liquidator taken under such power of attorney.

Section 2.5 Term. The term of the Partnership commenced on [            ], the date that the original Certificate was filed with the SDAT in accordance with the Act, and shall continue indefinitely unless the Partnership is dissolved sooner pursuant to the provisions of Article 13 hereof or as otherwise provided by law.

Section 2.6 Partnership Interests Are Securities. All Partnership Interests shall be securities within the meaning of, and governed by, (i) Article 8 of the Maryland Uniform Commercial Code and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction.

ARTICLE 3

PURPOSE

Section 3.1 Purpose and Business. The purpose and nature of the Partnership is to conduct any business, enterprise or activity permitted by or under the Act, including, without limitation, (i) to conduct the business of ownership, construction, reconstruction, development, redevelopment, alteration, improvement, maintenance, operation, sale, leasing, transfer, encumbrance, conveyance and exchange of the Properties, (ii) to acquire and invest in any securities and/or loans relating to the Properties, (iii) to enter into any partnership, joint venture, business trust arrangement, limited liability company or other similar arrangement to engage in any business permitted by or under the Act, or to own interests in any entity engaged in any business permitted by or under the Act, (iv) to conduct the business of providing property and asset management and brokerage services, whether directly or through one or more partnerships, joint ventures, Subsidiaries, business trusts, limited liability companies or similar arrangements, and (v) to do anything necessary or incidental to the foregoing.

Section 3.2 Powers.

A. The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership including, without limitation, full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, to borrow and lend money and to issue evidence of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien, to acquire, own, manage, improve and develop real property and lease, sell, transfer and dispose of real property.

B. Notwithstanding any other provision in this Agreement, the Partnership shall not take, or refrain from taking, any action that, in the judgment of the General Partner, in its sole and absolute discretion, (i) could adversely affect the ability of the General Partner to continue to qualify as a REIT, (ii) could subject the General Partner to any taxes under Code Section 857 or Code Section 4981 or any other related or successor provision under the Code, or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the General Partner, its securities or the Partnership, unless, in any such case, such action (or inaction) under clause (i), clause (ii), or clause (iii) above shall have been specifically Consented to by the General Partner.

Section 3.3 Partnership Only for Purposes Specified. The Partnership is a limited partnership formed pursuant to the Act, and this Agreement shall not be deemed to create a company, venture or partnership between or among the Partners or any other Persons with respect to any activities whatsoever other than the activities within the purposes of the Partnership as specified in Section 3.1 hereof; however, to the extent applicable, the Partnership is a “partnership at will” (and is not a partnership formed for a definite term or particular undertaking) within the meaning of the Act. Except as otherwise provided in this Agreement, no Partner shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Partnership, its properties or any other Partner. No Partner, in its capacity as a Partner under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Partner, nor shall the Partnership be responsible or liable for any indebtedness or obligation of any Partner, incurred either before or after the execution and delivery of this Agreement by such Partner, except as to those responsibilities, liabilities, indebtedness or obligations incurred pursuant to and as limited by the terms of this Agreement and the Act.

Section 3.4 Representations and Warranties by the Partners.

A. Each Partner that is an individual (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner) represents and warrants to, and covenants with, each other Partner that (i) the consummation of the transactions contemplated by this Agreement to be performed by such Partner will not result in a breach or violation of, or a default under, any material agreement by which such Partner or any of such Partner’s property is bound, or any statute, regulation, order or other law to which such Partner is subject, (ii) if five percent (5%) or more (by value) of the Partnership’s interests are or will be owned by such Partner within the meaning of Code Section 7704(d)(3), such Partner does not, and for so long as it is a Partner will not, own, directly or indirectly, (a) stock of any corporation that is a tenant of (I) the General Partner, or any Disregarded Entity with respect to the General Partner, (II) the Partnership or (III) any partnership, venture or limited liability company of which the General Partner, any Disregarded Entity with respect to the General Partner, or the Partnership is a direct or indirect member or (b) an interest in the assets or net profits of any non-corporate tenant of (I) the General Partner or any Disregarded Entity with respect to the General Partner, (II) the Partnership or (III) any partnership, venture, or limited liability company of which the General Partner, any Disregarded Entity with respect to the General Partner, or the Partnership is a direct or indirect member, (iii) such Partner has the legal capacity to enter into this Agreement and perform such Partner’s obligations hereunder, and (iv) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms. Notwithstanding the foregoing, a Partner that is an individual shall not be subject to the ownership restrictions set forth in clause (ii) of the immediately preceding sentence to the extent such Partner obtains the written Consent of the General Partner prior to violating any such restrictions. Each Partner that is an individual shall also represent and warrant to the Partnership that such Partner is neither a “foreign person” within the meaning of Code Section 1445(f) nor a foreign partner within the meaning of Code Section 1446(e).

B. Each Partner that is not an individual (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner) represents and warrants to, and covenants with, each other Partner that (i) all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including, without limitation, that of its general partner(s), manager(s), committee(s), trustee(s), beneficiaries, directors and/or stockholder(s) (as the case may be) as required, (ii) the consummation of such transactions shall not result in a breach or violation of, or a default under, its partnership or operating agreement, trust agreement, charter or bylaws (as the case may be) any material agreement by which such Partner or any of such Partner’s properties or any of its partners, members, beneficiaries, trustees or stockholders (as the case may be) is or are bound, or any statute, regulation, order or other law to which such Partner or any of its partners, members, trustees, beneficiaries or stockholders (as the case may be) is or are subject, (iii) if five percent (5%) or more (by value) of the Partnership’s interests are or will be owned by such Partner within the meaning of Code Section 7704(d)(3), such Partner does not, and for so long as it is a Partner will not, own, directly or indirectly, (a) stock of any corporation that is a tenant of (I) the General Partner or any Disregarded Entity with respect to the General Partner, (II) the Partnership or (III) any partnership, venture or limited liability company of which the General Partner, any General Partner, any Disregarded Entity with respect to the General Partner, or the Partnership is a direct or indirect member or (b) an interest in the assets or net profits of any non-corporate tenant of (I) the General Partner, or any Disregarded Entity with respect to the General Partner, (II) the Partnership or (III) any partnership, venture or limited liability company for which the General Partner, any General Partner, any Disregarded Entity with respect to the General Partner, or the Partnership is a direct or indirect member, and (iv) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms. Notwithstanding the foregoing, a Partner that is not an individual shall not be subject to the ownership restrictions set forth in clause (iii) of the immediately preceding sentence to the extent such Partner obtains the written Consent of the General Partner prior to violating any such restrictions. Each Partner that is not an individual shall also represent and warrant to the Partnership that such Partner is neither a “foreign person” within the meaning of Code Section 1445(f) nor a foreign partner within the meaning of Code Section 1446(e).

C. Each Partner (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or Substituted Limited Partner) represents, warrants and agrees that (i) it has acquired and continues to hold its interest in the Partnership for its own account for investment purposes only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof in violation of applicable laws, and not with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances in violation of applicable laws; (ii) it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds that it has invested in the Partnership in what it understands to be a highly speculative and illiquid investment; and (iii) without the Consent of the General Partner, it shall not take any action that would cause (a) the Partnership at any time to have more than 100 partners, including as partners those persons (“Flow-Through Partners”) indirectly owning an interest in the Partnership through an entity treated as a partnership, Disregarded Entity, S corporation or grantor trust (each such entity, a “Flow-Through Entity”), but only if substantially all of the value of such person’s interest in the Flow-Through Entity is attributable to the Flow-Through Entity’s interest (direct or indirect) in the Partnership; or (b) the Partnership Interest initially issued to such Partner or its predecessors to be held by more than [__] partners, including as partners any Flow-Through Partners.

D. The representations and warranties contained in Sections 3.4.A, 3.4.B and 3.4.C hereof shall survive the execution and delivery of this Agreement by each Partner (and, in the case of an Additional Limited Partner or a Substituted Limited Partner, the admission of such Additional Limited Partner or Substituted Limited Partner as a Limited Partner in the Partnership) and the dissolution, liquidation and termination of the Partnership.

E. Each Partner (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or Substituted Limited Partner) hereby acknowledges that no representations as to potential profit, cash flows, funds from operations or yield, if any, in respect of the Partnership or the General Partner have been made by any Partner or any employee or representative or Affiliate of any Partner, and that projections and any other information, including, without limitation, financial and descriptive information and documentation, that may have been in any manner submitted to such Partner shall not constitute any representation or warranty of any kind or nature, express or implied.

F. Notwithstanding the foregoing, the General Partner may, in its sole and absolute discretion, permit the modification of any of the representations and warranties contained in Sections 3.4.A, 3.4.B and 3.4.C above as applicable to any Partner (including, without limitation any Additional Limited Partner or Substituted Limited Partner or any transferee of either), provided that such representations and warranties, as modified, shall be set forth in either (i) a Partnership Unit Designation applicable to the Partnership Units held by such Partner or (ii) a separate writing addressed to the Partnership and the General Partner.

ARTICLE 4

CAPITAL CONTRIBUTIONS

Section 4.1 Capital Contributions of the Partners. The Partners have heretofore made Capital Contributions to the Partnership. Each Partner owns Partnership Units in the amount set forth for such Partner on Exhibit A, as the same may be amended from time to time by the General Partner to the extent necessary to reflect accurately sales, exchanges or other Transfers, redemptions, Capital Contributions, the issuance of additional Partnership Units, or similar events having an effect on a Partner’s ownership of Partnership Units. Except as provided by law or in Section 4.2, 4.3, or 10.4 hereof, the Partners shall have no obligation or, except with the prior Consent of the General Partner, right to make any additional Capital Contributions or loans to the Partnership.

Section 4.2 Issuances of Additional Partnership Interests. Subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation:

A. General. The General Partner is hereby authorized to cause the Partnership to issue additional Partnership Interests, in the form of Partnership Units, for any Partnership purpose, at any time or from time to time, to the Partners (including the General Partner) or to other Persons, and to admit such Persons as Additional Limited Partners, for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partner or any other Person. Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Units (i) upon the conversion, redemption or exchange of any Debt, Partnership Units, or other securities issued by the Partnership, (ii) for less than fair market value and (iii) in connection with any merger of any other Person into the Partnership. Any additional Partnership Interests may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption (including, without limitation, terms that may be senior or otherwise entitled to preference over existing Partnership Units) as shall be determined by the General Partner, in its sole and absolute discretion without the approval of any Limited Partner or any other Person, and set forth in a written document thereafter attached to and made an exhibit to this Agreement, which exhibit shall be an amendment to this Agreement and shall be incorporated herein by this reference (each, a “Partnership Unit Designation”). Without limiting the generality of the foregoing, the General Partner shall have authority to specify: (a) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (b) the right of each such class or series of Partnership Interests to share (on a pari passu, junior or preferred basis) in Partnership distributions; (c) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; (d) the voting rights, if any, of each such class or series of Partnership Interests; and (e) the conversion, redemption or exchange rights applicable to each such class or series of Partnership Interests. Upon the issuance of any additional Partnership Interest, the General Partner shall amend Exhibit A and the books and records of the Partnership as appropriate to reflect such issuance.

B. Issuances of LTIP Units. Without limiting the generality of the foregoing, from time to time, the General Partner is hereby authorized to issue LTIP Units to Persons providing services to or for the benefit of the Partnership for such consideration or for no consideration as the General Partner may determine to be appropriate and on such terms and conditions as shall be established by the General Partner, and admit such Persons as Limited Partners. Except to the extent a Capital Contribution is made with respect to an LTIP Unit, each LTIP Unit is intended to qualify as a profits interests in the Partnership within the meaning of the Code, the Regulations, and any published guidance by the IRS with respect thereto. Except as may be provided from time to time by the General Partner with respect to one or more series of LTIP Units, LTIP Units shall be have the terms set forth in Article 16.

C. Issuances to the General Partner. No additional Partnership Units shall be issued to the General Partner unless (i) the additional Partnership Units are issued to all Partners in proportion to their respective Percentage Interests, (ii) (a) the additional Partnership Units are (x) Partnership Common Units issued in connection with an issuance of REIT Shares, or (y) Partnership Equivalent Units (other than Partnership Common Units) issued in connection with an issuance of Preferred Shares, New Securities or other interests in the General Partner (other than REIT Shares), and (b) the General Partner contributes to the Partnership the cash proceeds or other consideration received in connection with the issuance of such REIT Shares, Preferred Shares, New Securities or other interests in the General Partner, (iii) the additional Partnership Units are issued upon the conversion, redemption or exchange of Debt, Partnership Units or other securities issued by the Partnership or (iv) the additional Partnership Units are issued pursuant to Section 4.3.B, Section 4.3.E, Section 4.4 or Section 4.5.

D. No Preemptive Rights. Except as specified in Section 4.2.C(i) hereof, no Person, including, without limitation, any Partner or Assignee, shall have any preemptive, preferential, participation or similar right or rights to subscribe for or acquire any Partnership Interest.

Section 4.3 Additional Funds and Capital Contributions.

A. General. The General Partner may, at any time and from time to time, determine that the Partnership requires additional funds (“Additional Funds”) for the acquisition or development of additional Properties, for the redemption of Partnership Units or for such other purposes as the General Partner may determine, in its sole and absolute discretion. Additional Funds may be obtained by the Partnership, at the election of the General Partner, in any manner provided in, and in accordance with, the terms of this Section 4.3 without the approval of any Limited Partner or any other Person.

B. Additional Capital Contributions. The General Partner, on behalf of the Partnership, may obtain any Additional Funds by accepting Capital Contributions from any Partners or other Persons. In connection with any such Capital Contribution (of cash or property), the General Partner is hereby authorized to cause the Partnership from time to time to issue additional Partnership Units (as set forth in Section 4.2 above) in consideration therefor and the Percentage Interests of the General Partner and the Limited Partners shall be adjusted to reflect the issuance of such additional Partnership Units.

C. Loans by Third Parties. The General Partner, on behalf of the Partnership, may obtain any Additional Funds by causing the Partnership to incur Debt to any Person (other than the General Partner (but, for this purpose, disregarding any Debt that may be deemed incurred to the General Partner by virtue of clause (iii) of the definition of Debt)) upon such terms as the General Partner determines appropriate, including making such Debt convertible, redeemable or exchangeable for Partnership Units or REIT Shares; provided, however, that the Partnership shall not incur any such Debt if any Partner would be personally liable for the repayment of such Debt (unless such Partner otherwise agrees).

D. General Partner Loans. The General Partner, on behalf of the Partnership, may obtain any Additional Funds by causing the Partnership to incur Debt to the General Partner if (i) such Debt is, to the extent permitted by law, on substantially the same terms and conditions (including interest rate, repayment schedule, and conversion, redemption, repurchase and exchange rights) as Funding Debt incurred by the General Partner, the net proceeds of which are loaned to the Partnership to provide such Additional Funds, or (ii) such Debt is on terms and conditions no less favorable to the Partnership than would be available to the Partnership from any third party; provided, however, that the Partnership shall not incur any such Debt if any Partner would be personally liable for the repayment of such Debt (unless such Partner otherwise agrees).

E. Issuance of Securities by the General Partner. The General Partner shall not issue any additional REIT Shares, Capital Shares or New Securities unless the General Partner contributes the cash proceeds or other consideration received from the issuance of such additional REIT Shares, Capital Shares or New Securities (as the case may be) and from the exercise of the rights contained in any such additional Capital Shares or New Securities to the Partnership in exchange for (x) in the case of an issuance of REIT Shares, Partnership Common Units, or (y) in the case of an issuance of Capital Shares or New Securities, Partnership Equivalent Units; provided, however, that notwithstanding the foregoing, the General Partner may issue REIT Shares, Capital Shares or New Securities (a) pursuant to Section 4.4 or Section 15.1.B hereof, (b) pursuant to a dividend or distribution (including any stock split) of REIT Shares, Capital Shares or New Securities to all of the holders of REIT Shares, Capital Shares or New Securities (as the case may be), (c) upon a conversion, redemption or exchange of Capital Shares, (d) upon a conversion, redemption, exchange or exercise of New Securities, or (e) in connection with an acquisition of Partnership Units or a property or other asset to be owned, directly or indirectly, by the General Partner. In the event of any issuance of additional REIT Shares, Capital Shares or New Securities by the General Partner, and the contribution to the Partnership, by the General Partner, of the cash proceeds or other consideration received from such issuance (or property acquired with such proceeds), if any, if the cash proceeds actually received by the General Partner are less than the gross proceeds of such issuance as a result of any underwriter’s discount or other expenses paid or incurred in connection with such issuance, then the General Partner shall be deemed to have made a Capital Contribution to the Partnership in the amount equal to the sum of the cash proceeds of such issuance plus the amount of such underwriter’s discount and other expenses paid by the General Partner (which discount and expense shall be treated as an expense for the benefit of the Partnership for purposes of Section 7.4). In the event that the General Partner issues any additional REIT Shares, Capital Shares or New Securities and contributes the cash proceeds or other consideration received from the issuance thereof to the Partnership, the Partnership is expressly authorized to issue a number of Partnership Common Units or Partnership Equivalent Units to the General Partner equal to the number of REIT Shares, Capital Shares or New Securities so issued, divided by the Adjustment

Factor then in effect, in accordance with this Section 4.3.E without any further act, approval or vote of any Partner or any other Persons.

Section 4.4 Stock Option Plans.

A. Options Granted to Persons other than Partnership Employees. If at any time or from time to time, in connection with any Stock Option Plan, a stock option granted for REIT Shares to a Person other than a Partnership Employee is duly exercised:

(1) The General Partner, shall, as soon as practicable after such exercise, make a Capital Contribution to the Partnership in an amount equal to the exercise price paid to the General Partner by such exercising party in connection with the exercise of such stock option.

(2) Notwithstanding the amount of the Capital Contribution actually made pursuant to Section 4.4.A(1) hereof, the General Partner shall be deemed to have contributed to the Partnership as a Capital Contribution, in lieu of the Capital Contribution actually made and in consideration of an additional Limited Partner Interest (expressed in and as additional Partnership Common Units), an amount equal to the Value of a REIT Share as of the date of exercise multiplied by the number of REIT Shares then being issued in connection with the exercise of such stock option.

(3) An equitable Percentage Interest adjustment shall be made in which the General Partner shall be treated as having made a cash contribution equal to the amount described in Section 4.4.A(2) hereof.

B. Options Granted to Partnership Employees. If at any time or from time to time, in connection with any Stock Option Plan, a stock option granted for REIT Shares to a Partnership Employee is duly exercised:

(1) The General Partner shall sell to the Optionee, and the Optionee shall purchase from the General Partner, for a cash price per share equal to the Value of a REIT Share at the time of the exercise, the number of REIT Shares equal to (a) the exercise price payable by the Optionee in connection with the exercise of such stock option divided by (b) the Value of a REIT Share at the time of such exercise.

(2) The General Partner shall sell to the Partnership (or if the Optionee is an employee or other service provider of a Partnership Subsidiary, the General Partner shall sell to such Partnership Subsidiary), and the Partnership (or such subsidiary, as applicable) shall purchase from the General Partner, a number of REIT Shares equal to (a) the number of REIT Shares as to which such stock option is being exercised less (b) the number of REIT Shares sold pursuant to Section 4.4.B(1) hereof. The purchase price per REIT Share for such sale of REIT Shares to the Partnership (or such subsidiary) shall be the Value of a REIT Share as of the date of exercise of such stock option.

(3) The Partnership shall transfer to the Optionee (or if the Optionee is an employee or other service provider of a Partnership Subsidiary, the Partnership Subsidiary shall transfer to the Optionee) at no additional cost, as additional compensation, the number of REIT Shares described in Section 4.4.B(2) hereof.

(4) The General Partner shall, as soon as practicable after such exercise, make a Capital Contribution to the Partnership of an amount equal to all proceeds received (from whatever source, but excluding any payment in respect of payroll taxes or other withholdings) by the General Partner in connection with the exercise of such stock option. An equitable Percentage Interest adjustment shall be made as a result of such contribution.

C. Future Stock Incentive Plans. Nothing in this Agreement shall be construed or applied to preclude or restrain the General Partner from adopting, modifying or terminating stock incentive plans for the benefit of employees, directors or other business associates of the General Partner, the Partnership or any of their Affiliates. The Partners acknowledge and agree that, in the event that any such plan is adopted, modified or terminated by the General Partner, amendments to this Section 4.4 may become necessary or advisable and that any approval or Consent to any such amendments requested by the General Partner shall be deemed granted by the Limited Partners.

D. Issuance of Partnership Common Units. The Partnership is expressly authorized to issue Partnership Common Units in accordance with any Stock Option Plan pursuant to this Section 4.4 without any further act, approval or vote of any Partner or any other Persons.

Section 4.5 Dividend Reinvestment Plan, Cash Option Purchase Plan, Stock Incentive Plan or Other Plan. Except as may otherwise be provided in this Article 4, all amounts received or deemed received by the General Partner in respect of any dividend reinvestment plan, cash option purchase plan, stock incentive or other stock or subscription plan or agreement, either (a) shall be utilized by the General Partner to effect open market purchases of REIT Shares, or (b) if the General Partner elects instead to issue new REIT Shares with respect to such amounts, shall be contributed by the General Partner to the Partnership in exchange for additional Partnership Common Units. Upon such contribution, the Partnership will issue to the General Partner a number of Partnership Common Units equal to the quotient of (i) the new REIT Shares so issued, divided by (ii) the Adjustment Factor then in effect.

Section 4.6 No Interest; No Return. No Partner shall be entitled to interest on its Capital Contribution or on such Partner’s Capital Account. Except as provided herein or by law, no Partner shall have any right to demand or receive the return of its Capital Contribution from the Partnership.

Section 4.7 Conversion or Redemption of Capital Shares.

A. Conversion of Capital Shares. If, at any time, any of the Capital Shares are converted into REIT Shares, in whole or in part, then a number of Partnership Units with preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption that are substantially the same as the preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of such Capital Shares (“Partnership Equivalent Units”) equal to the number of Capital Shares so converted shall automatically be converted into a number of Partnership Common Units equal to the quotient of (i) the number of REIT Shares issued upon such conversion divided by (ii) the

Adjustment Factor then in effect, and the Percentage Interests of the General Partner and the Limited Partners shall be adjusted to reflect such conversion.

B. Redemption of Capital Shares or REIT Shares. Except as otherwise provided in Section 7.4.C., if, at any time, any Capital Shares are redeemed or otherwise repurchased (whether by exercise of a put or call, automatically or by means of another arrangement) by the General Partner for cash, the Partnership shall, immediately prior to such redemption or repurchase of Capital Shares, redeem or repurchase an equal number of Partnership Equivalent Units held by the General Partner upon the same terms and for the same price per Partnership Equivalent Unit as such Capital Shares are redeemed. If, at any time, any REIT Shares are redeemed or otherwise repurchased by the General Partner, the Partnership shall, immediately prior to such redemption or repurchase of REIT Shares, redeem or repurchase a number of Partnership Common Units held by the General Partner equal to the quotient of (i) the REIT Shares so redeemed or repurchased, divided by (ii) the Adjustment Factor then in effect, such redemption or repurchase to be upon the same terms and for the same price per Partnership Common Unit (after giving effect to application of the Adjustment Factor) as such REIT Shares are redeemed or repurchased.

Section 4.8 Other Contribution Provisions. In the event that any Partner is admitted to the Partnership and is given a Capital Account in exchange for services rendered to the Partnership, such transaction shall be treated by the Partnership and the affected Partner as if the Partnership had compensated such partner in cash and such Partner had contributed the cash that the Partner would have received to the capital of the Partnership. In addition, with the Consent of the General Partner, one or more Partners may enter into contribution agreements with the Partnership which have the effect of providing a guarantee of certain obligations of the Partnership (and/or a wholly-owned Subsidiary of the Partnership).

ARTICLE 5

DISTRIBUTIONS

Section 5.1 Requirement and Characterization of Distributions. Subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, the General Partner may cause the Partnership to distribute such amounts, at such times, as the General Partner may, in its sole and absolute discretion, determine, to the Holders as of any Partnership Record Date: (i) first, with respect to any Partnership Units that are entitled to any preference in distribution, in accordance with the rights of Holders of such class(es) of Partnership Units (and, within each such class, among the Holders of each such class, pro rata in proportion to their respective Percentage Interests of such class on such Partnership Record Date); and (ii) second, with respect to any Partnership Units that are not entitled to any preference in distribution, in accordance with the rights of Holders of such class(es) of Partnership Units, as applicable (and, within each such class, among the Holders of each such class, pro rata in proportion to their respective Percentage Interests of such class on such Partnership Record Date). Distributions payable with respect to any Partnership Units, other than any Partnership Units issued to the General Partner in connection with the issuance of REIT Shares by the General Partner, that were not outstanding during the entire quarterly period in respect of which any distribution is made shall be prorated based on the portion of the period that such Partnership Units were outstanding. The General Partner shall make such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the General Partner’s qualification as a REIT, to cause the Partnership to distribute sufficient amounts to enable the General Partner, for so long as the General Partner has determined to qualify as a REIT, to pay stockholder dividends that will (a) satisfy the requirements for qualifying as a REIT under the Code and Regulations (the “REIT Requirements”) and (b) except to the extent otherwise determined by the General Partner, eliminate any U.S. federal income or excise tax liability of the General Partner. Notwithstanding anything in the forgoing to the contrary, a Holder of LTIP Units will only be entitled to distributions with respect to an LTIP Unit as set forth in Article 16 hereof and in making distributions pursuant to this Section 5.1, the General Partner of the Partnership shall take into account the provisions of Section 16.4 hereof.

Section 5.2 Distributions in Kind. Except as expressly provided herein, no right is given to any Holder to demand and receive property other than cash as provided in this Agreement. The General Partner may determine, in its sole and absolute discretion, to make a distribution in kind of Partnership assets to the Holders, and such assets shall be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in accordance with Articles 5, 6 and 13 hereof; provided, however, that the General Partner shall not make a distribution in kind to any Holder unless the Holder has been given 90 days prior written notice of such distribution.

Section 5.3 Amounts Withheld. All amounts withheld pursuant to the Code or any provisions of any state, local or non-United States tax law and Section 10.4 hereof with respect to any allocation, payment or distribution to any Holder shall be treated as amounts paid or distributed to such Holder pursuant to Section 5.1 hereof for all purposes under this Agreement.

Section 5.4 Distributions upon Liquidation. Notwithstanding the other provisions of this Article 5, net proceeds from a Terminating Capital Transaction, and any other amounts distributed after the occurrence of a Liquidating Event, shall be distributed to the Holders in accordance with Section 13.2 hereof.

Section 5.5 Distributions to Reflect Additional Partnership Units. In the event that the Partnership issues additional Partnership Units pursuant to the provisions of Article 4 hereof, subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, the General Partner is hereby authorized to make such revisions to this Article 5 and to Articles 6, 11 and 12 hereof as it determines are necessary or desirable to reflect the issuance of such additional Partnership Units, including, without limitation, making preferential distributions to Holders of certain classes of Partnership Units.

Section 5.6 Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, neither the Partnership nor the General Partner, on behalf of the Partnership, shall make a distribution to any Holder if such distribution would violate the Act or other applicable law.

ARTICLE 6

ALLOCATIONS

Section 6.1 Timing and Amount of Allocations of Net Income and Net Loss. Net Income and Net Loss of the Partnership shall be determined and allocated with respect to each Partnership Year as of the end of each such year, provided that the General Partner may in its discretion allocate Net Income and Net Loss for a shorter period as of the end of such period (and, for purposes of this Article 6, references to the term “Partnership Year” may include such shorter periods). Except as otherwise provided in this Article 6, and subject to Section 11.6.C hereof, an allocation to a Holder of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss.

Section 6.2 General Allocations. Except as otherwise provided in this Article 6, Section 11.6.C and Section 16.5 hereof, Net Income and Net Loss for any Partnership Year shall be allocated to each of the Holders as follows:

A. Net Income.

(i) First, 100% to the General Partner in an amount equal to the remainder, if any, of the cumulative Net Losses allocated to the General Partner pursuant to clause (iii) in Section 6.2.B for all prior Partnership Years minus the cumulative Net Income allocated to the General Partner pursuant to this clause (i) for all prior Partnership Years;

(ii) Second, 100% to each Holder in an amount equal to the remainder, if any, of the cumulative Net Losses allocated to each such Holder pursuant to clause (ii) in Section 6.2.B for all prior Partnership Years minus the cumulative Net Income allocated to such Holder pursuant to this clause (ii) for all prior Partnership Years; and

(iii) Third, 100% to the Holders of Partnership Common Units in accordance with their respective Percentage Interests in the Partnership Common Units.

To the extent the allocations of Net Income set forth above in any paragraph of this Section 6.2.A are not sufficient to entirely satisfy the allocation set forth in such paragraph, such allocation shall be made in proportion to the total amount that would have been allocated pursuant to such paragraph without regard to such shortfall.

B. Net Losses.

(i) First, 100% to the Holders of Partnership Common Units in accordance with their respective Percentage Interests in the Partnership Common Units (to the extent consistent with this clause (i)) until the Adjusted Capital Account (ignoring for this purpose any amounts a Holder is obligated to contribute to the capital of the Partnership or is deemed obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c)(2)) of all such Holders is zero;

(ii) Second, 100% to the Holders (other than the General Partner) to the extent of, and in proportion to, the positive balance (if any) in their Adjusted Capital Accounts; and

(iii) Third, 100% to the General Partner.

C. Allocations to Reflect Issuance of Additional Partnership Interests. In the event that the Partnership issues additional Partnership Interests to the General Partner or any Additional Limited Partner pursuant to Section 4.2 or 4.3, the General Partner shall make such revisions to this Section 6.2 or to Section 12.2.C or 13.2.A as it determines are necessary to reflect the terms of the issuance of such additional Partnership Interests, including making preferential allocations to certain classes of Partnership Interests, subject to the terms of any Partnership Unit Designation with respect to Partnership Interests then outstanding.

D. Special Allocations with Respect to LTIP Units. After giving effect to the special allocations set forth in Section 6.4.A hereof, and notwithstanding the provisions of Sections 6.2.A and 6.2.B above, any Liquidating Gains shall first be allocated to Holders of LTIP Units until the Economic Capital Account Balances of such Holders, to the extent attributable to their ownership of LTIP Units, are equal to (i) the Common Unit Economic Balance, multiplied by (ii) the number of their LTIP Units. Any such allocations shall be made among the Holders of LTIP Units in proportion to the amounts required to be allocated to each under this Section 6.2.D. The parties agree that the intent of this Section 6.2.D is to make the Capital Account balances of the Holders of LTIP Units with respect to their LTIP Units economically equivalent to the Capital Account balance of the General Partner with respect to its Partnership Common Units. In the event that Liquidating Gains are allocated under this Section 6.2.D, Net Income allocable under Section 6.2.A and any Net Losses allocable under Section 6.2.B shall be recomputed without regard to the Liquidating Gains so allocated.

Section 6.3 Additional Allocation Provisions. Notwithstanding the foregoing provisions of this Article 6:

A. Special Allocations Upon Liquidation. Notwithstanding any provision in this Article 6 to the contrary, in the event that the Partnership disposes of all or substantially all of its assets in a transaction that will lead to a liquidation of the Partnership pursuant to Article 13 hereof, then any Net Income or Net Loss realized in connection with such transaction and thereafter (and, if necessary, constituent items of income, gain, loss and deduction) shall be specially allocated for such Partnership Year (and to the extent permitted by Section 761(c) of the Code, for the immediately preceding Partnership Year) among the Holders as required so as to cause liquidating distributions pursuant to Section 13.2.A(4) hereof to be made in the same amounts and proportions as would have resulted had such distributions instead been made pursuant to Article 5 hereof. In addition, if there is an adjustment to the Gross Asset Value of the assets of the Partnership pursuant to paragraph (b) of the definition of Gross Asset Value, allocations of Net Income or Net Loss arising from such adjustment shall be allocated in the same manner as described in the prior sentence.

B. Offsetting Allocations. Notwithstanding the provisions of Sections 6.1, 6.2.A and 6.2.B, but subject to Sections 6.3 and 6.4, in the event Net Income or items thereof are being allocated to a Partner to offset prior Net Loss or items thereof which have been allocated to such Partner, the General Partner shall attempt to allocate such offsetting Net Income or items thereof which are of the same or similar character (including without limitation Section 704(b) book items versus tax items) to the original allocations with respect to such Partner.

C. CODI Allocations. Notwithstanding anything to the contrary contained herein, if any indebtedness of the Partnership encumbering the Properties contributed to the Partnership in connection with the General Partner’s initial public offering is settled or paid off at a discount, any resulting COD Income of the Partnership shall be specially allocated proportionately (as determined by the General Partner) to those Holders that were partners in entities that contributed, or were deemed to contribute, the applicable Property to the Partnership in connection with such initial public offering to the extent the number of Partnership Units received by such Holders in exchange for their interests in such entities was determined, in part, by taking into account the anticipated discounted settlement or pay-off of such indebtedness. For purposes of the foregoing, “COD Income” shall mean income recognized by the Partnership pursuant to Code Section 61(a)(12).

Section 6.4 Regulatory Allocation Provisions. Notwithstanding the foregoing provisions of this Article 6:

A. Regulatory Allocations.

(i) Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding the provisions of Section 6.2 hereof, or any other provision of this Article 6, if there is a net decrease in Partnership Minimum Gain during any Partnership Year, each Holder shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder’s share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.4.A(i) is intended to qualify as a “minimum gain chargeback” within the meaning of Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(ii) Partner Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(i)(4) or in Section 6.4.A(i) hereof, if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership Year, each Holder who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder’s share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4)

and 1.704-2(j)(2). This Section 6.4.A(ii) is intended to qualify as a “chargeback of partner nonrecourse debt minimum gain” within the meaning of Regulations Section 1.704-2(i) and shall be interpreted consistently therewith.

(iii) Nonrecourse Deductions and Partner Nonrecourse Deductions. Any Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Holders in accordance with their respective Percentage Interests. Any Partner Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Holder(s) who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, in accordance with Regulations Section 1.704-2(i).

(iv) Qualified Income Offset. If any Holder unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be specially allocated, in accordance with Regulations Section 1.704-1(b)(2)(ii)(d), to such Holder in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of such Holder as quickly as possible, provided that an allocation pursuant to this Section 6.4.A(iv) shall be made if and only to the extent that such Holder would have an Adjusted Capital Account Deficit after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.4.A(iv) were not in the Agreement. It is intended that this Section 6.4.A(iv) qualify and be construed as a “qualified income offset” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(v) Gross Income Allocation. In the event that any Holder has a deficit Capital Account at the end of any Partnership Year that is in excess of the sum of (1) the amount (if any) that such Holder is obligated to restore to the Partnership upon complete liquidation of such Holder’s Partnership Interest (including, the Holder’s interest in outstanding Partnership Preferred Units and other Partnership Units) and (2) the amount that such Holder is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Holder shall be specially allocated items of Partnership income and gain in the amount of such excess to eliminate such deficit as quickly as possible, provided that an allocation pursuant to this Section 6.4.A(v) shall be made if and only to the extent that such Holder would have a deficit Capital Account in excess of such sum after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.4.A(v) and Section 6.4.A(iv) hereof were not in the Agreement.

(vi) Limitation on Allocation of Net Loss. To the extent that any allocation of Net Loss would cause or increase an Adjusted Capital Account Deficit as to any Holder, such allocation of Net Loss shall be reallocated (x) first, among the other Holders of Partnership Common Units in accordance with their respective Percentage Interests with respect to Partnership Common Units and (y) thereafter, among the Holders of other classes of Partnership Units as determined by the General Partner, subject to the limitations of this Section 6.4.A(vi).

(vii) Section 754 Adjustment. To the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Holder in complete liquidation of its interest in the Partnership, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Holders in accordance with their respective Percentage Interests in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Holder(s) to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(viii) Curative Allocations. The allocations set forth in Sections 6.4.A(i), (ii), (iii), (iv), (v), (vi) and (vii) hereof (the “Regulatory Allocations”) are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Sections 6.1 and 6.2 hereof, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Holders so that to the extent possible without violating the requirements giving rise to the Regulatory Allocations, the net amount of such allocations of other items and the Regulatory Allocations to each Holder shall be equal to the net amount that would have been allocated to each such Holder if the Regulatory Allocations had not occurred.

(ix) Forfeiture Allocations. Upon a forfeiture of any Unvested LTIP Units by any Partner, gross items of income, gain, loss or deduction shall be allocated to such Partner if and to the extent required by final Regulations promulgated after the Effective Date to ensure that allocations made with respect to all unvested Partnership Interests are recognized under Code Section 704(b).

(x) LTIP Units. For purposes of the allocations set forth in this Section 6.4, including, without limitation, Sections 6.4.A(iii) and (vi), each issued and outstanding LTIP Unit will be treated as one outstanding Partnership Common Unit.

B. Allocation of Excess Nonrecourse Liabilities. For purposes of determining a Holder’s proportional share of the “excess nonrecourse liabilities” of the Partnership within the meaning of Regulations Section 1.752-3(a)(3), each Holder’s respective interest in Partnership profits shall be equal to such Holder’s Percentage Interest with respect to Partnership Common Units, except as otherwise determined by the General Partner.

Section 6.5 Tax Allocations.

A. In General. Except as otherwise provided in this Section 6.5, for income tax purposes under the Code and the Regulations, each Partnership item of income, gain, loss and deduction (collectively, “Tax Items”) shall be allocated among the Holders in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Sections 6.2 and 6.3 hereof.

B. Section 704(c) Allocations. Notwithstanding Section 6.5.A hereof, Tax Items with respect to Property that is contributed to the Partnership with an initial Gross Asset Value that varies from its basis in the hands of the contributing Partner immediately preceding the date of contribution shall be allocated among the Holders for income tax purposes pursuant to Regulations promulgated under Code Section 704(c) so as to take into account such variation. With respect to Partnership Property that is contributed to the Partnership in connection with the General Partner’s initial public offering, such variation between basis and initial Gross Asset Value shall be taken into account under the “traditional method” as described in Regulations Section 1.704-3(b). With respect to other Properties, the Partnership shall account for such variation under any method approved under Code Section 704(c) and the applicable Regulations as chosen by the General Partner. In the event that the Gross Asset Value of any Partnership asset is adjusted pursuant to subsection (b) of the definition of “Gross Asset Value” (provided in Article 1 hereof), subsequent allocations of Tax Items with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset and its Gross Asset Value in the same manner as under Code Section 704(c) and the applicable Regulations and using the method chosen by the General Partner; provided, however, that the “traditional method” as described in Regulations Section 1.704-3(b) shall be used with respect to Partnership Property that is contributed to the Partnership in connection with the General Partner’s initial public offering. Allocations pursuant to this Section 6.5.B are solely for purposes of Federal, state and local income taxes and shall not affect, or in any way be taken into account in computing, any Partner’s Capital Account or share of Net Income, Net Loss, or any other items or distributions pursuant to any provision of this Agreement.

ARTICLE 7

MANAGEMENT AND OPERATIONS OF BUSINESS

Section 7.1 Management.

A. Except as otherwise expressly provided in this Agreement, including any Partnership Unit Designation, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. No General Partner may be removed by the Partners, with or without cause, except with the Consent of the General Partner. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or that are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to the other provisions hereof including, without limitation, Section 3.2 and Section 7.3, and the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, shall have full and exclusive power and authority, without the consent or approval of any Limited Partner, to do or authorize all things deemed necessary or desirable by it to conduct the business and affairs of the Partnership, to exercise or direct the exercise of all of the powers of the Partnership and the General Partner under the Act and this Agreement and to effectuate the purposes of the Partnership including, without limitation:

(1)

the making of any expenditures, the lending or borrowing of money or selling of assets (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to the Holders in such amounts as will permit the General Partner to prevent the imposition of any federal income tax on the General Partner (including, for this purpose, any excise tax pursuant to Code Section 4981), to make distributions to its stockholders and payments to any taxing authority sufficient to permit the General Partner to maintain REIT status or otherwise to satisfy the REIT Requirements), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by deed to secure debt, mortgage, deed of trust or other lien or encumbrance on the Partnership’s assets) and the incurring of any obligations that the General Partner deems necessary for the conduct of the activities of the Partnership;

(2)	the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

(3)	the taking of any and all acts necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” under Code Section 7704;

(4)	subject to Section 11.2 hereof, the acquisition, sale, transfer, exchange or other disposition of any, all or substantially all of the assets (including the goodwill) of the Partnership (including, but not limited to, the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Partnership) or the merger, consolidation, reorganization or other combination of the Partnership with or into another entity;

(5)	the mortgage, pledge, encumbrance or hypothecation of any assets of the Partnership, the assignment of any assets of the Partnership in trust for creditors or on the promise of the assignee to pay the debts of the Partnership, the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms that the General Partner sees fit, including, without limitation, the financing of the operations and activities of the General Partner, the Partnership or any of the Partnership’s Subsidiaries, the lending of funds to other Persons (including, without limitation, the General Partner and/or the Partnership’s Subsidiaries) and the repayment of obligations of the Partnership, its Subsidiaries and any other Person in which the Partnership has an equity investment, and the making of capital contributions to and equity investments in the Partnership’s Subsidiaries;

(6)	the management, operation, leasing, landscaping, repair, alteration, demolition, replacement or improvement of any Property;

(7)	the negotiation, execution and performance of any contracts, including leases (including ground leases), easements, management agreements, rights of way and other property-related agreements, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership’s operations or the implementation of the General Partner’s powers under this Agreement, including contracting with contractors, developers, consultants, governmental authorities, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation, as applicable, out of the Partnership’s assets;

(8)	the distribution of Partnership cash or other Partnership assets in accordance with this Agreement, the holding, management, investment and reinvestment of cash and other assets of the Partnership, and the collection and receipt of revenues, rents and income of the Partnership;

(9)	the selection and dismissal of employees of the Partnership (if any) or the General Partner (including, without limitation, employees having titles or offices such as “president,” “vice president,” “secretary” and “treasurer”), and agents, outside attorneys, accountants, consultants and contractors of the Partnership or the General Partner and the determination of their compensation and other terms of employment or hiring;

(10)	the maintenance of such insurance (including, without limitation, directors and officers insurance) for the benefit of the Partnership and the Partners (including, without limitation, the General Partner) as the General Partner deems necessary or appropriate;

(11)	the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, limited liability companies, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, any Subsidiary and any other Person in which the General Partner has an equity investment from time to time); provided, however, that, as long as the General Partner has determined to continue to qualify as a REIT, the Partnership will not engage in any such formation, acquisition or contribution that would cause the General Partner to fail to qualify as a REIT;

(12)	the control of any matters affecting the rights and obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment, of any claim, cause of action, liability, debt or damages, due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, and the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(13)	the undertaking of any action in connection with the Partnership’s direct or indirect investment in any Subsidiary or any other Person (including, without limitation, the contribution or loan of funds by the Partnership to such Persons);

(14)	the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as the General Partner may adopt; provided, however, that such methods are otherwise consistent with the requirements of this Agreement;

(15)	the enforcement of any rights against any Partner pursuant to representations, warranties, covenants and indemnities relating to such Partner’s contribution of property or assets to the Partnership;

(16)	the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership;

(17)	the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

(18)	the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have an interest, pursuant to contractual or other arrangements with such Person;

(19)	the making, execution and delivery of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases, confessions of judgment or any other legal instruments or agreements in writing necessary or appropriate in the judgment of the General Partner for the accomplishment of any of the powers of the General Partner enumerated in this Agreement;

(20)	the issuance of additional Partnership Units in connection with Capital Contributions by Additional Limited Partners and additional Capital Contributions by Partners pursuant to Article 4 hereof;

(21)	an election to dissolve the Partnership pursuant to Section 13.1.B hereof;

(22)	the distribution of cash to acquire Partnership Common Units held by a Limited Partner in connection with a Redemption under Section 15.1 hereof;

(23)	an election to acquire Tendered Units in exchange for REIT Shares;

(24)	the amendment and restatement of Exhibit A hereto to reflect accurately at all times the Capital Contributions and Percentage Interests of the Partners as the same are adjusted from time to time to the extent necessary to reflect redemptions, Capital Contributions, the issuance of Partnership Units, the admission of any Additional Limited Partner or any Substituted Limited Partner or otherwise, which amendment and restatement, notwithstanding anything in this Agreement to the contrary, shall not be deemed an amendment to this Agreement, as long as the matter or event being reflected in Exhibit A hereto otherwise is authorized by this Agreement; and

(25)	the registration of any class of securities of the Partnership under the Securities Act or the Exchange Act, and the listing of any debt securities of the Partnership on any exchange.

B. Each of the Limited Partners agrees that, except as provided in Section 7.3 hereof and subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, the General Partner is authorized to execute and deliver any affidavit, agreement, certificate, consent, instrument, notice, power of attorney, waiver or other writing or document in the name and on behalf of the Partnership and to otherwise exercise any power of the General

Partner under this Agreement and the Act on behalf of the Partnership without any further act, approval or vote of the Partners or any other Persons, notwithstanding any other provision of the Act or any applicable law, rule or regulation and, in the absence of any specific corporate action on the part of the General Partner to the contrary, the taking of any action or the execution of any such document or writing by an officer of the General Partner, in the name and on behalf of the General Partner, in its capacity as the general partner of the Partnership, shall conclusively evidence (1) the approval thereof by the General Partner, in its capacity as the general partner of the Partnership, (2) the General Partner’s determination that such action, document or writing is necessary or desirable to conduct the business and affairs of the Partnership, exercise the powers of the Partnership under this Agreement and the Act or effectuate the purposes of the Partnership, or any other determination by the General Partner required by this Agreement in connection with the taking of such action or execution of such document or writing, and (3) the authority of such officer with respect thereto.

C. At all times from and after the date hereof, the General Partner may cause the Partnership to obtain and maintain (i) casualty, liability and other insurance on the Properties and (ii) liability insurance for the Indemnitees hereunder.

D. At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain working capital and other reserves in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

E. In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner of any action taken (or not taken) by it. The General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of any income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement.

F. The determination as to any of the following matters, made by or at the direction of the General Partner consistent with the this Agreement and the Act, shall be final and conclusive and shall be binding upon the Partnership and every Limited Partner: the amount of assets at any time available for distribution or the redemption of Partnership Common Units; the amount and timing of any distribution; any determination to redeem Tendered Units; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the amount of any Partner’s Capital Account, Adjusted Capital Account or Adjusted Capital Account Deficit; the amount of Net Income, Net Loss or Depreciation for any period; the Gross Asset Value of any Partnership asset; the Value of any REIT Share; any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of any class or series of Partnership Interest; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Partnership or of any Partnership Interest; the number of authorized or outstanding Units of any class or series; any matter relating to the acquisition, holding and disposition of any assets by the Partnership; or any other matter relating to the business and affairs of the Partnership or required or permitted by applicable law, this Agreement or otherwise to be determined by the General Partner.

Section 7.2 Certificate of Limited Partnership. To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Maryland and each other state, the District of Columbia or any other jurisdiction, in which the Partnership may elect to do business or own property. Subject to the terms of Section 8.5.A hereof, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of Maryland and any other state, or the District of Columbia or other jurisdiction, in which the Partnership may elect to do business or own property.

Section 7.3 Restrictions on General Partner’s Authority.

A. The General Partner may not take any action in contravention of an express prohibition or limitation of this Agreement without the Consent of the Limited Partners, and may not, without limitation:

(1)	take any action that would make it impossible to carry on the ordinary business of the Partnership, except as otherwise provided in this Agreement;

(2)	perform any act that would subject a Limited Partner to liability as a general partner in any jurisdiction or any other liability except as provided herein or under the Act; or

(3)	enter into any contract, mortgage, loan or other agreement that expressly prohibits or restricts (a) the General Partner or the Partnership from performing its specific obligations under Section 15.1 hereof in full or (b) a Limited Partner from exercising its rights under Section 15.1 hereof to effect a Redemption in full, except, in either case, with the Consent of each Limited Partner affected by the prohibition or restriction.

B. Except as provided in Section 7.3.C hereof, the General Partner shall not, without the prior Consent of the Partners, amend, modify or terminate this Agreement. Further, no amendment may alter the restrictions on the General Partner’s authority set forth elsewhere in this Agreement (including, without limitation, this Section 7.3) without the Consent specified therein and no amendment may alter Section 11.2 hereof without the Consent of the Limited Partners.

C. Notwithstanding Section 7.3.B and 14.2 hereof but subject to Section 16.10 and the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, the General Partner shall have the power, without the Consent of the Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

(1)	to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

(2)	to reflect the admission, substitution or withdrawal of Partners, the Transfer of any Partnership Interest, the termination of the Partnership in accordance with this Agreement, or the adjustment of outstanding LTIP Units as contemplated by Section 16.3, and to amend Exhibit A in connection with such admission, substitution, withdrawal, Transfer or adjustment;

(3)	to reflect a change that is of an inconsequential nature or does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement;

(4)	to set forth or amend the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of the Holders of any additional Partnership Interests issued pursuant to Article 4;

(5)	to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a Federal or state agency or contained in Federal or state law;

(6)	(a) to reflect such changes as are reasonably necessary for the General Partner to maintain its status as a REIT or to satisfy the REIT Requirements, or (b) to reflect the Transfer of all or any part of a Partnership Interest among the General Partner and any Disregarded Entity with respect to the General Partner;

(7)	to modify either or both of the manner in which items of Net Income or Net Loss are allocated pursuant to Article 6 or the manner in which Capital Accounts are adjusted, computed, or maintained (but in each case only to the extent otherwise provided in this Agreement and as may be permitted under applicable law);

(8)	to reflect the issuance of additional Partnership Interests in accordance with Section 4.2; or

(9)	to reflect any other modification to this Agreement as is reasonably necessary for the business or operations of the Partnership or the General Partner and which does not violate Section 7.3.D.

D. Notwithstanding Sections 7.3.B, 7.3.C and 14.2 hereof, this Agreement shall not be amended, and no action may be taken by the General Partner, without the Consent of each Partner adversely affected thereby, if such amendment or action would (i) convert a Limited Partner Interest in the Partnership into a General Partner Interest (except as a result of the General Partner acquiring such Partnership Interest), (ii) modify the limited liability of a Limited Partner, (iii) alter the rights of any Partner to receive the distributions to which such Partner is entitled pursuant to Article 5 or Section 13.2.A(4) hereof, or alter the allocations specified in Article 6 hereof (except, in any case, as permitted pursuant to Sections 4.2, 5.5, 7.3.C and Article 6 hereof), (iv) alter or modify the Redemption rights, Cash Amount or REIT Shares Amount as set forth in Section 15.1 hereof, or amend or modify any related definitions, (v) subject to Section 7.9.D, remove, alter or amend the powers and restrictions related to REIT Requirements or permitting the General Partner to avoid paying tax under Code Sections 857 or 4981 contained in Sections 7.1 and 7.3, or (vi) amend this Section 7.3.D. Any such amendment or action consented to by any Partner shall be effective as to that Partner, notwithstanding the absence of such consent by any other Partner.

Section 7.4 Reimbursement of the General Partner.

A. The General Partner shall not be compensated for its services as General Partner of the Partnership except as provided in this Agreement (including the provisions of Articles 5 and 6 hereof regarding distributions, payments and allocations to which the General Partner may be entitled in its capacity as the General Partner).

B. Subject to Sections 7.4.D and 15.12 hereof, the Partnership shall be responsible for and shall pay all expenses relating to the Partnership’s and the General Partner’s organization and the ownership of each of their assets and operations. The General Partner is hereby authorized to pay compensation for accounting, administrative, legal, technical, management and other services rendered to the Partnership. The Partnership shall be liable for, and shall reimburse the General Partner, on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all sums expended in connection with the Partnership’s business, including, without limitation, (i) expenses relating to the ownership of interests in and management and operation of the Partnership, (ii) compensation of officers and employees, including, without limitation, payments under future compensation plans, of the General Partner, or the Partnership that may provide for stock units, or phantom stock, pursuant to which employees of the General Partner, or the Partnership will receive payments based upon dividends on or the value of REIT Shares, (iii) director fees and expenses of the General Partner or its Affiliates, (iv) any expenses (other than the purchase price) incurred by the General Partner in connection with the redemption or other repurchase of REIT Shares or Capital Shares, and (v) all costs and expenses of the General Partner being a public company, including, without limitation, costs of filings with the SEC, reports and other distributions to its stockholders; provided, however, that the amount of any reimbursement shall be reduced by any interest earned by the General Partner with respect to bank accounts or other instruments or accounts held by it on behalf of the Partnership as permitted pursuant to Section 7.5 hereof. The Partners acknowledge that all such expenses of the General Partner are deemed to be for the benefit of the Partnership. Such reimbursements shall be in addition to any reimbursement of the General Partner as a result of indemnification pursuant to Section 7.7 hereof.

C. If the General Partner shall elect to purchase from its stockholders REIT Shares for the purpose of delivering such REIT Shares to satisfy an obligation under any dividend reinvestment program adopted by the General Partner, any employee stock purchase plan adopted by the General Partner or any similar obligation or arrangement undertaken by the General Partner in the future, in lieu of the treatment specified in Section 4.7.B., the purchase price paid by the General Partner for such REIT Shares shall be considered expenses of the

Partnership and shall be advanced to the General Partner or reimbursed to the General Partner, subject to the condition that: (1) if such REIT Shares subsequently are sold by the General Partner, the General Partner shall pay or cause to be paid to the Partnership any proceeds received by the General Partner for such REIT Shares (which sales proceeds shall include the amount of dividends reinvested under any dividend reinvestment or similar program; provided, that a transfer of REIT Shares for Partnership Common Units pursuant to Section 15.1 would not be considered a sale for such purposes); and (2) if such REIT Shares are not retransferred by the General Partner within 30 days after the purchase thereof, or the General Partner otherwise determines not to retransfer such REIT Shares, the Partnership shall redeem a number of Partnership Common Units determined in accordance with Section 4.7.B, as adjusted, to the extent the General Partner determines is necessary or advisable in its sole and absolute discretion, (x) pursuant to Section 7.5 (in the event the General Partner acquires material assets, other than on behalf of the Partnership) and (y) for stock dividends and distributions, stock splits and subdivisions, reverse stock splits and combinations, distributions of rights, warrants or options, and distributions of evidences of indebtedness or assets relating to assets not received by the General Partner pursuant to a pro rata distribution by the Partnership (in which case such advancement or reimbursement of expenses shall be treated as having been made as a distribution in redemption of such number of Partnership Units held by the General Partner).

D. To the extent practicable, Partnership expenses shall be billed directly to and paid by the Partnership and, subject to Section 15.12 hereof, if and to the extent any reimbursements to the General Partner or any of its Affiliates by the Partnership pursuant to this Section 7.4 constitute gross income to such Person (as opposed to the repayment of advances made by such Person on behalf of the Partnership), such amounts shall be treated as “guaranteed payments” within the meaning of Code Section 707(c) and shall not be treated as distributions for purposes of computing the Partners’ Capital Accounts.

Section 7.5 Outside Activities of the General Partner. The General Partner shall not directly or indirectly enter into or conduct any business, other than in connection with, (a) the ownership, acquisition and disposition of Partnership Interests, (b) the management of the business and affairs of the Partnership, (c) the operation of the General Partner as a reporting company with a class (or classes) of securities registered under the Exchange Act, (d) its operations as a REIT, (e) the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests, (f) financing or refinancing of any type related to the Partnership or its assets or activities, and (g) such activities as are incidental thereto; provided, however, that, except as otherwise provided herein, any funds raised by the General Partner pursuant to the preceding clauses (e) and (f) shall be made available to the Partnership, whether as Capital Contributions, loans or otherwise, as appropriate, and, provided, further that the General Partner may, in its sole and absolute discretion, from time to time hold or acquire assets in its own name or otherwise other than through the Partnership so long as the General Partner takes commercially reasonable measures to ensure that the economic benefits and burdens of such Property are otherwise vested in the Partnership, through assignment, mortgage loan or otherwise or, if it is not commercially reasonable to vest such economic interests in the Partnership, the Partners shall negotiate in good faith to amend this Agreement, including, without limitation, the definition of “Adjustment Factor,” to reflect such activities and the direct ownership of assets by the General Partner. Nothing contained herein shall be deemed to prohibit the General Partner from executing guarantees of Partnership debt. The General Partner and all

Disregarded Entities with respect to the General Partner, taken as a group, shall not own any assets or take title to assets (other than temporarily in connection with an acquisition prior to contributing such assets to the Partnership) other than (i) interests in Disregarded Entities with respect to the General Partner, (ii) Partnership Interests as the General Partner, (iii) an interest (not to exceed 1% of capital and profits) in any Subsidiary of the Partnership that the General Partner holds to maintain such Subsidiary’s status as a partnership for Federal income tax purposes or otherwise, and (iv) such cash and cash equivalents, bank accounts or similar instruments or accounts as such group deems reasonably necessary, taking into account Section 7.1.D hereof and the requirements necessary for the General Partner to qualify as a REIT and for the General Partner to carry out its responsibilities contemplated under this Agreement and the Charter. Any Limited Partner Interests acquired by the General Partner, whether pursuant to the exercise by a Limited Partner of its right to Redemption, or otherwise, shall be automatically converted into a General Partner Interest comprised of an identical number of Partnership Units with the same terms as the class or series so acquired. Any Affiliates of the General Partner may acquire Limited Partner Interests and shall, except as expressly provided in this Agreement, be entitled to exercise all rights of a Limited Partner relating to such Limited Partner Interests.

Section 7.6 Transactions with Affiliates.

A. The Partnership may lend or contribute funds to, and borrow funds from, Persons in which the Partnership has an equity investment, and such Persons may borrow funds from, and lend or contribute funds to, the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Person.

B. Except as provided in Section 7.5 hereof, the Partnership may transfer assets to joint ventures, limited liability companies, partnerships, corporations, business trusts or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law.

C. The General Partner and its Affiliates may sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, on terms and conditions established by the General Partner in its sole and absolute discretion.

D. The General Partner, in its sole and absolute discretion and without the approval of the Partners or any of them or any other Persons, may propose and adopt (on behalf of the Partnership) employee benefit plans (including without limitation plans that contemplate the issuance of LTIP Units) funded by the Partnership for the benefit of employees of the General Partner, the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the General Partner, the Partnership or any of the Partnership’s Subsidiaries.

Section 7.7 Indemnification.

A. To the fullest extent permitted by applicable law, the Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several,

expenses (including, without limitation, attorney’s fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership (“Actions”) as set forth in this Agreement in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise; provided, however, that the Partnership shall not indemnify an Indemnitee (i) if the act or omission of the Indemnitee was material to the matter giving rise to the Action and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) in the case of any criminal proceeding, if the Indemnitee had reasonable cause to believe that the act or omission was unlawful; or (iii) for any transaction for which such Indemnitee actually received an improper personal benefit in violation or breach of any provision of this Agreement; and provided, further, that no payments pursuant to this Agreement shall be made by the Partnership to indemnify or advance funds to any Indemnitee (x) with respect to any Action initiated or brought voluntarily by such Indemnitee (and not by way of defense) unless (I) approved or authorized by the General Partner or (II) incurred to establish or enforce such Indemnitee’s right to indemnification under this Agreement, and (y) in connection with one or more Actions or claims brought by the Partnership or involving such Indemnitee if such Indemnitee is found liable to the Partnership on any portion of any claim in any such Action.

Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. It is the intention of this Section 7.7.A that the Partnership indemnify each Indemnitee to the fullest extent permitted by law and this Agreement. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7.A. The termination of any proceeding by conviction of an Indemnitee or upon a plea of nolo contendere or its equivalent by an Indemnitee, or an entry of an order of probation against an Indemnitee prior to judgment, does not create a presumption that such Indemnitee acted in a manner contrary to that specified in this Section 7.7.A with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, and neither the General Partner nor any other Holder shall have any obligation to contribute to the capital of the Partnership or otherwise provide funds to enable the Partnership to fund its obligations under this Section 7.7.

B. To the fullest extent permitted by law, expenses incurred by an Indemnitee who is a party to a proceeding or otherwise subject to or the focus of or is involved in any Action shall be paid or reimbursed by the Partnership as incurred by the Indemnitee in advance of the final disposition of the Action upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in Section 7.7.A has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

C. The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee unless otherwise provided in a written agreement with such Indemnitee or in the writing pursuant to which such Indemnitee is indemnified.

D. The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of any of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

E. Any liabilities which an Indemnitee incurs as a result of acting on behalf of the Partnership or the General Partner (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the IRS, penalties assessed by the U.S. Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities or judgments or fines under this Section 7.7, unless such liabilities arise as a result of (i) an act or omission of such Indemnitee that was material to the matter giving rise to the Action and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) in the case of any criminal proceeding, an act or omission that such Indemnitee had reasonable cause to believe was unlawful, or (iii) any transaction in which such Indemnitee actually received an improper personal benefit in violation or breach of any provision of this Agreement.

F. In no event may an Indemnitee subject any of the Holders to personal liability by reason of the indemnification provisions set forth in this Agreement.

G. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

H. The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Partnership’s liability to any Indemnitee under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

I. It is the intent of the parties that any amounts paid by the Partnership to the General Partner pursuant to this Section 7.7 shall be treated as “guaranteed payments” within the meaning of Code Section 707(c) and shall not be treated as distributions for purposes of computing the Partners’ Capital Accounts.

Section 7.8 Liability of the General Partner.

A. The Limited Partners agree that: (i) the General Partner is acting for the benefit of the Partnership, the Limited Partners and the General Partner’s stockholders collectively; (ii) in the event of a conflict between the interests of the Partnership or any Partner, on the one hand, and the separate interests of the General Partner or its stockholders, on the other hand, the General Partner is under no obligation not to give priority to the separate interests of the General Partner or the stockholders of the General Partner, and any action or failure to act on the part of the General Partner or its directors that gives priority to the separate interests of the General Partner or its stockholders that does not result in a violation of the contract rights of the Limited Partners under this Agreement does not violate the duty of loyalty owed by the General Partner to the Partnership and/or the Partners; and (iii) the General Partner shall not be liable to the Partnership or to any Partner for monetary damages for losses sustained, liabilities incurred or benefits not derived by the Partnership or any Limited Partner in connection with such decisions, except for liability for the General Partner’s intentional harm or gross negligence.

B. Subject to its obligations and duties as General Partner set forth in this Agreement and applicable law, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its employees or agents. The General Partner shall not be responsible to the Partnership or any Partner for any misconduct or negligence on the part of any such employee or agent appointed by it in good faith.

C. Any obligation or liability whatsoever of the General Partner which may arise at any time under this Agreement or any other instrument, transaction, or undertaking contemplated hereby shall be satisfied, if at all, out of the assets of the General Partner or the Partnership only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, any of the General Partner’s directors, stockholders, officers, employees, or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise. Notwithstanding anything to the contrary set forth in this Agreement, none of the directors or officers of the General Partner shall be liable or accountable in damages or otherwise to the Partnership, any Partners, or any Assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission.

D. Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner’s and its officers’ and directors’ liability to the Partnership and the Limited Partners under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

E. Notwithstanding anything herein to the contrary, except for liability for intentional harm or gross negligence on the part of such Partner or pursuant to any express indemnities given to the Partnership by any Partner pursuant to any other written instrument, no Partner shall have any personal liability whatsoever, to the Partnership or to the other Partners, or for the debts or liabilities of the Partnership or the Partnership’s obligations hereunder, and the full recourse of the other Partner(s) shall be limited to the interest of that Partner in the Partnership. Without limitation of the foregoing, and except for liability for intentional harm or gross negligence on the part of any Partner, or pursuant to any such express indemnity, no property or assets of such Partner, other than its interest in the Partnership, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) in favor of any other Partner(s) and arising out of, or in connection with, this Agreement. This Agreement is executed by the officers of the General Partner solely as officers of the same and not in their own individual capacities.

F. To the extent that, at law or in equity, the General Partner has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or the Limited Partners, the General Partner shall not be liable to the Partnership or to any other Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or modify the duties and liabilities of the General Partner under the Act or otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of such General Partner.

G. Whenever in this Agreement the General Partner is permitted or required to make a decision (i) in its “sole and absolute discretion,” “sole discretion” or “discretion” or under a grant of similar authority or latitude, the General Partner shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest or factors affecting the Partnership or the Partners or any of them, or (ii) in its “good faith” or under another expressed standard, the General Partner shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein or by relevant provisions of law or in equity or otherwise. If any question should arise with respect to the operation of the Partnership, which is not otherwise specifically provided for in this Agreement or the Act, or with respect to the interpretation of this Agreement, the General Partner is hereby authorized to make a final determination with respect to any such question and to interpret this Agreement in such a manner as it shall deem, in its sole discretion, to be fair and equitable, and its determination and interpretations so made shall be final and binding on all parties. The General Partner’s “sole and absolute discretion,” “sole discretion” and “discretion” under this Agreement shall be exercised consistently with the General Partner’s fiduciary duties and obligation of good faith and fair dealing under the Act.

Section 7.9 Other Matters Concerning the General Partner.

A. The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

B. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters that the General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

C. The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers or agents or a duly appointed attorney or attorneys-in-fact. Each such officer, agent or attorney shall, to the extent authorized by the General Partner, have full power and authority to do and perform all and every act and duty that is permitted or required to be done by the General Partner hereunder.

D. Notwithstanding any other provision of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the General Partner to continue to qualify as a REIT, (ii) for the General Partner otherwise to satisfy the REIT Requirements, (iii) for the General Partner to avoid incurring any taxes under Code Section 857 or Code Section 4981, or (iv) for any General Partner Affiliate to continue to qualify as a “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)), is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

Section 7.10 Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively with other Partners or Persons, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner or such nominee or Affiliate for the use and benefit of the Partnership in accordance with the provisions of this Agreement. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

Section 7.11 Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without the consent or approval of any other Partner, or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership’s sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expediency of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

ARTICLE 8

RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

Section 8.1 Limitation of Liability. No Limited Partner shall have any liability under this Agreement except for intentional harm or gross negligence on the part of such Limited Partner or as expressly provided in this Agreement (including, without limitation, Section 10.4 hereof) or under the Act.

Section 8.2 Management of Business. Subject to the rights and powers of the General Partner hereunder, no Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, member, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operations, management or control (within the meaning of the Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, member, employee, partner, agent, representative, or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

Section 8.3 Outside Activities of Limited Partners. Subject to any agreements entered into pursuant to Section 7.6 hereof and any other agreements entered into by a Limited Partner or any of its Affiliates with the General Partner, the Partnership or a Subsidiary (including, without limitation, any employment agreement), any Limited Partner and any Assignee, officer, director, employee, agent, trustee, Affiliate, member or stockholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct or indirect competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partner shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. Subject to such agreements, none of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person (other than the General Partner), and such Person shall have no obligation pursuant to this Agreement, subject to Section 7.6 hereof and any other agreements entered into by a Limited Partner or its Affiliates with the General Partner, the Partnership or a Subsidiary, to offer any interest in any such business ventures to the Partnership, any Limited Partner, or any such other Person, even if such opportunity is of a character that, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.

Section 8.4 Return of Capital. Except pursuant to the rights of Redemption set forth in Section 15.1 hereof or in any Partnership Unit Designation, no Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. Except to the extent provided in Article 5 and Article 6 hereof or otherwise expressly provided in this Agreement or in any Partnership Unit Designation, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions.

Section 8.5 Rights of Limited Partners Relating to the Partnership.

A. In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.5.C hereof, the General Partner shall deliver to each Limited Partner a copy of any information mailed or electronically delivered to all of the common stockholders of the General Partner as soon as practicable after such mailing.

B. The Partnership shall notify any Limited Partner that is a Qualifying Party, on request, of the then current Adjustment Factor and any change made to the Adjustment Factor shall be set forth in the quarterly report required by Section 9.3.B hereof immediately following the date such change becomes effective.

C. Notwithstanding any other provision of this Section 8.5, the General Partner may keep confidential from the Limited Partners (or any of them), for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that (i) the General Partner believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or the General Partner or (ii) the Partnership or the General Partner is required by law or by agreement to keep confidential.

Section 8.6 Partnership Right to Call Limited Partner Interests. Notwithstanding any other provision of this Agreement, on and after the date on which the aggregate Percentage Interests of the Limited Partners are less than one percent (1%), the Partnership shall have the right, but not the obligation, from time to time and at any time to redeem any and all outstanding Limited Partner Interests by treating any Limited Partner as a Tendering Party who has delivered a Notice of Redemption pursuant to Section 15.1 hereof for the amount of Partnership Common Units to be specified by the General Partner, in its sole and absolute discretion, by notice to such Limited Partner that the Partnership has elected to exercise its rights under this Section 8.6. Such notice given by the General Partner to a Limited Partner pursuant to this Section 8.6 shall be treated as if it were a Notice of Redemption delivered to the General Partner by such Limited Partner. For purposes of this Section 8.6, (a) any Limited Partner (whether or not otherwise a Qualifying Party) may, in the General Partner’s sole and absolute discretion, be treated as a Qualifying Party that is a Tendering Party and (b) the provisions of Sections 15.1.F(2) and 15.1.F(3) hereof shall not apply, but the remainder of Section 15.1 hereof shall apply, mutatis mutandis.

Section 8.7 Rights as Objecting Partner. No Limited Partner and no Holder of a Partnership Interest shall be entitled to exercise any of the rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the Maryland General Corporation Law or any successor statute in connection with a merger of the Partnership.

ARTICLE 9

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 9.1 Records and Accounting.

A. The General Partner shall keep or cause to be kept at the principal place of business of the Partnership those records and documents, if any, required to be maintained by the Act and any other books and records deemed by the General Partner to be appropriate with respect to the Partnership’s business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 8.5.A, Section 9.3 or Article 13 hereof. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on any information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time.

B. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or on such other basis as the General Partner determines to be necessary or appropriate. To the extent permitted by sound accounting practices and principles, the Partnership and the General Partner may operate with integrated or consolidated accounting records, operations and principles.

Section 9.2 Partnership Year. For purposes of this Agreement, “Partnership Year” means the fiscal year of the Partnership, which shall be the same as the tax year of the Partnership. The tax year shall be the calendar year unless otherwise required by the Code.

Section 9.3 Reports.

A. As soon as practicable, but in no event later than one hundred five (105) days after the close of each Partnership Year, the General Partner shall cause to be mailed to each Limited Partner of record as of the close of the Partnership Year, financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for such Partnership Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner.

B. As soon as practicable, but in no event later than sixty (60) days after the close of each calendar quarter (except the last calendar quarter of each year), the General Partner shall cause to be mailed to each Limited Partner of record as of the last day of the calendar quarter, a report containing unaudited financial statements of the Partnership for such calendar quarter, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, and such other information as may be required by applicable law or regulation or as the General Partner determines to be appropriate.

C. The General Partner shall have satisfied its obligations under Section 9.3.A and Section 9.3.B by posting or making available the reports required by this Section 9.3 on the website maintained from time to time by the Partnership or the General Partner, provided that such reports are able to be printed or downloaded from such website.

D. At the request of any Limited Partner, the General Partner shall provide access to the books, records and workpapers upon which the reports required by this Section 9.3 are based, to the extent required by the Act.

ARTICLE 10

TAX MATTERS

Section 10.1 Preparation of Tax Returns. The General Partner shall arrange for the preparation and timely filing of all returns with respect to Partnership income, gains, deductions, losses and other items required of the Partnership for Federal and state income tax purposes and shall use all reasonable efforts to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by Limited Partners for Federal and state income tax and any other tax reporting purposes. The Limited Partners shall promptly provide the General Partner with such information relating to the Contributed Properties as is readily available to the Limited Partners, including tax basis and other relevant information, as may be reasonably requested by the General Partner from time to time.

Section 10.2 Tax Elections. Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code, including, but not limited to, the election under Code Section 754. The General Partner shall have the right to seek to revoke any such election (including, without limitation, any election under Code Section 754) upon the General Partner’s determination in its sole and absolute discretion that such revocation is in the best interests of the Partners.

Section 10.3 Tax Matters Partner.

A. The General Partner shall be the “tax matters partner” of the Partnership for federal income tax purposes. The tax matters partner shall receive no compensation for its services. All third-party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership in addition to any reimbursement pursuant to Section 7.4 hereof. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the tax matters partner in discharging its duties hereunder.

B. The tax matters partner is authorized, but not required:

(1)

to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a “tax audit” and such judicial proceedings being referred to as “judicial review”), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner (as the case may be) or (ii) who is a “notice partner” (as defined in Code Section 6231) or a member of a “notice group” (as defined in Code Section 6223(b)(2));

(2)	in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a “Final Adjustment”) is mailed to the tax matters partner, to seek judicial review of such Final Adjustment, including the filing of a petition for readjustment with the United States Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Partnership’s principal place of business is located;

(3)	to intervene in any action brought by any other Partner for judicial review of a final adjustment;

(4)	to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

(5)	to enter into an agreement with the IRS to extend the period for assessing any tax that is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

(6)	to take any other action on behalf of the Partners or any of them in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 7.7 hereof shall be fully applicable to the tax matters partner in its capacity as such.

Section 10.4 Withholding. Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of Federal, state, local or foreign taxes that the General Partner determines the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Code Section 1441, Code Section 1442, Code Section 1445 or Code Section 1446. Any amount withheld with respect to a Limited Partner pursuant to this Section 10.4 shall be treated as paid or distributed, as applicable, to such Limited Partner for all purposes under this Agreement. Any amount paid on behalf of or with respect to a Limited Partner, in excess of any such withheld amount, shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within thirty (30) days after the affected Limited Partner receives written notice from the General Partner that such payment must be made, provided that the Limited Partner shall not be required to repay such deemed loan if either (i) the Partnership withholds such payment from a distribution that would otherwise be made to the Limited Partner or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the Available Cash of the Partnership that would, but for such payment, be distributed to the Limited Partner. Any amounts payable by a Limited Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal (but not higher than the maximum lawful rate) from the date such amount is due (i.e., thirty (30) days after the Limited Partner receives written notice of such amount) until such amount is paid in full.

Section 10.5 Organizational Expenses. The General Partner may cause the Partnership to elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a 180-month period as provided in Section 709 of the Code.

ARTICLE 11

PARTNER TRANSFERS AND WITHDRAWALS

Section 11.1 Transfer.

A. No part of the interest of a Partner shall be subject to the claims of any creditor, to any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.

B. No Partnership Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 11. Any Transfer or purported Transfer of a Partnership Interest not made in accordance with this Article 11 shall be null and void ab initio.

C. No Transfer of any Partnership Interest may be made to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability, without the Consent of the General Partner; provided, however, that, as a condition to such Consent, the lender may be required to enter into an arrangement with the Partnership and the General Partner to redeem or exchange for the REIT Shares Amount any Partnership Units in which a security interest is held by such lender simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code (provided that, for purpose of calculating the REIT Shares Amount in this Section 11.1.C, “Tendered Units” shall mean all such Partnership Units in which a security interest is held by such lender).

Section 11.2 Transfer of General Partner’s Partnership Interest.

A. Except as provided in Section 11.2.B or Section 11.2.C, and subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, the General Partner may not Transfer all or any portion of its Partnership Interest (whether by sale, disposition, statutory merger or consolidation, liquidation or otherwise) without the Consent of the Limited Partners. It is a condition to any Transfer of a Partnership Interest of a General

Partner otherwise permitted hereunder (including any Transfer permitted pursuant to Section 11.2.B or Section 11.2.C) that: (i) coincident with such Transfer, the transferee is admitted as a General Partner pursuant to Section 12.1 hereof; (ii) the transferee assumes, by operation of law or express agreement, all of the obligations of the transferor General Partner under this Agreement with respect to such Transferred Partnership Interest; and (iii) the transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to the Partnership Interest so acquired and the admission of such transferee as a General Partner.

B. Certain Transactions of the General Partner. Except as provided in Section 11.2.D and subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, the General Partner may, without the Consent of the Limited Partners, Transfer all of its Partnership Interest in connection with (a) a merger, consolidation or other combination of its assets with another entity, (b) a sale of all or substantially all of its assets not in the ordinary course of the Partnership’s business or (c) a reclassification, recapitalization or change of any outstanding shares of the General Partner’s stock or other outstanding equity interests (each, a “Termination Transaction”) if:

(i) in connection with such Termination Transaction, all of the Limited Partners will receive, or will have the right to elect to receive, for each Partnership Common Unit an amount of cash, securities or other property equal to the product of the Adjustment Factor and the greatest amount of cash, securities or other property paid to a holder of one REIT Share in consideration of one REIT Share pursuant to the terms of such Termination Transaction; provided, that if, in connection with such Termination Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of the outstanding REIT Shares, each holder of Partnership Common Units shall receive, or shall have the right to elect to receive, the greatest amount of cash, securities or other property which such holder of Partnership Common Units would have received had it exercised its right to Redemption pursuant to Article 15 hereof and received REIT Shares in exchange for its Partnership Common Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer and then such Termination Transaction shall have been consummated; or

(ii) all of the following conditions are met: (w) substantially all of the assets directly or indirectly owned by the surviving entity are owned directly or indirectly by the Partnership or another limited partnership or limited liability company which is the survivor of a merger, consolidation or combination of assets with the Partnership (in each case, the “Surviving Partnership”); (x) the Limited Partners that held Partnership Common Units immediately prior to the consummation of such Termination Transaction own a percentage interest of the Surviving Partnership based on the relative fair market value of the net assets of the Partnership and the other net assets of the Surviving Partnership immediately prior to the consummation of such transaction; (y) the rights, preferences and privileges in the Surviving Partnership of such Limited Partners are at least as favorable as those in effect with respect to Partnership Common Units immediately prior to the consummation of such transaction and as those applicable to any other limited partners or non-managing members of the Surviving Partnership; and (z) the rights of such Limited Partners include at least one of the following: (a) the right to redeem their interests in the Surviving Partnership for the consideration available to such persons pursuant to Section 11.2.B(i) or (b) the right to redeem their interests in the Surviving Partnership for cash on terms substantially equivalent to those in effect with respect to their Partnership Common Units immediately prior to the consummation of such transaction, or, if the ultimate controlling person of the Surviving Partnership has publicly traded common equity securities, such common equity securities, with an exchange ratio based on the determination of relative fair market value of such securities and the REIT Shares.

C. Notwithstanding the other provisions of this Article 11 (other than Section 11.6.D hereof), the General Partner may Transfer all of its Partnership Interests at any time to any Person that is, at the time of such Transfer an Affiliate of the General Partner that is controlled by the General Partner, including any “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)), without the Consent of any Limited Partners. The provisions of Section 11.2.B, 11.3, 11.4.A and 11.5 hereof shall not apply to any Transfer permitted by this Section 11.2.C.

D. The General Partner shall not, without prior Partnership Approval, consummate any transaction that would result in a direct or indirect transfer of all or any portion of the General Partner’s Partnership Interest if such direct or indirect transfer would be effected through (a) a Termination Transaction or (b) the issuance of REIT Shares, in each case in connection with which the General Partner seeks to obtain or would be required to obtain approval of its stockholders (each of a “General Partner Interest Transfer”).

E. Except in connection with Transfers permitted in this Article 11 and as otherwise provided in Section 12.1 in connection with the Transfer of the General Partner’s entire Partnership Interest, the General Partner may not voluntarily withdraw as a general partner of the Partnership without the Consent of the Limited Partners.

Section 11.3 Limited Partners’ Rights to Transfer.

A. General. Prior to the end of the first Fourteen-Month Period and except as provided in Section 11.1.C hereof, no Limited Partner shall Transfer all or any portion of its Partnership Interest to any transferee without the Consent of the General Partner; provided, however, that any Limited Partner may, at any time, without the consent or approval of the General Partner, (i) Transfer all or part of its Partnership Interest to any Family Member (including a Transfer by a Family Member that is an inter vivos or testamentary trust (whether revocable or irrevocable) to a Family Member that is a beneficiary of such trust), any Charity, any Controlled Entity or any Affiliate, or (ii) pledge (a “Pledge”) all or any portion of its Partnership Interest to a lending institution as collateral or security for a bona fide loan or other extension of credit, and Transfer such pledged Partnership Interest to such lending institution in connection with the exercise of remedies under such loan or extension of credit (any Transfer or Pledge permitted by this proviso is hereinafter referred to as a “Permitted Transfer”). After such first Fourteen-Month Period, each Limited Partner, and each transferee of Partnership Units or Assignee pursuant to a Permitted Transfer, shall have the right to Transfer all or any portion of its Partnership Interest to any Person, without the Consent of the General Partner but subject to the provisions of Section 11.4 hereof and to satisfaction of each of the following conditions:

(1)	General Partner Right of First Refusal. The transferor Limited Partner (or the Partner’s estate in the event of the Partner’s death) shall give written notice of the proposed Transfer to the General Partner, which notice shall state (i) the identity and address of the proposed transferee and (ii) the amount and type of consideration proposed to be received for the Transferred Partnership Units. The General Partner shall have ten (10) Business Days upon which to give the transferor Limited Partner notice of its election to acquire the Partnership Units on the terms set forth in such notice. If it so elects, it shall purchase the Partnership Units on such terms within ten (10) Business Days after giving notice of such election; provided, however, that in the event that the proposed terms involve a purchase for cash, the General Partner may at its election deliver in lieu of all or any portion of such cash a note from the General Partner payable to the transferor Limited Partner at a date as soon as reasonably practicable, but in no event later than one hundred eighty (180) days after such purchase, and bearing interest at an annual rate equal to the total dividends declared with respect to one (1) REIT Share for the four (4) preceding fiscal quarters of the General Partner, divided by the Value as of the closing of such purchase; and provided, further, that such closing may be deferred to the extent necessary to effect compliance with the Hart-Scott-Rodino Act, if applicable, and any other applicable requirements of law. If it does not so elect, the transferor Limited Partner may Transfer such Partnership Units to a third party, on terms no more favorable to the transferee than the proposed terms, subject to the other conditions of this Section 11.3.

(2)	Qualified Transferee. Any Transfer of a Partnership Interest shall be made only to a single Qualified Transferee; provided, however, that, for such purposes, all Qualified Transferees that are Affiliates, or that comprise investment accounts or funds managed by a single Qualified Transferee and its Affiliates, shall be considered together to be a single Qualified Transferee; and provided, further, that each Transfer meeting the minimum Transfer restriction of Section 11.3.A(4) hereof may be to a separate Qualified Transferee.

(3)	Opinion of Counsel. The transferor Limited Partner shall deliver or cause to be delivered to the General Partner an opinion of counsel reasonably satisfactory to it to the effect that the proposed Transfer may be effected without registration under the Securities Act and will not otherwise violate the registration provisions of the Securities Act and the regulations promulgated thereunder or violate any state securities laws or regulations applicable to the Partnership or the Partnership Interests Transferred; provided, however, that the General Partner may, in its sole discretion, waive this condition upon the request of the transferor Limited Partner. If, in the opinion of such counsel, such Transfer would require the filing of a registration statement under the Securities Act or would otherwise violate any Federal or state securities laws or regulations applicable to the Partnership or the Partnership Units, the General Partner may prohibit any Transfer otherwise permitted under this Section 11.3 by a Limited Partner of Partnership Interests.

(4)

Minimum Transfer Restriction. Any Transferring Partner must Transfer not less than the lesser of (i) five hundred (500) Partnership Units or (ii) all of the remaining Partnership Units owned by such Transferring Partner, unless, in each case, otherwise agreed to by the General Partner; provided, however, that, for purposes of determining compliance with the foregoing restriction, all Partnership Units owned by Affiliates of a Limited Partner shall be considered to be owned by such Limited Partner.

(5)	Exception for Permitted Transfers. The conditions of Sections 11.3.A(1) through 11.3.A(4) hereof shall not apply in the case of a Permitted Transfer.

It is a condition to any Transfer otherwise permitted hereunder (whether or not such Transfer is effected during or after the first Fourteen-Month Period) that the transferee assumes by operation of law or express agreement all of the obligations of the transferor Limited Partner under this Agreement with respect to such Transferred Partnership Interest, and no such Transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Partner are assumed by a successor corporation by operation of law) shall relieve the transferor Partner of its obligations under this Agreement without the Consent of the General Partner. Notwithstanding the foregoing, any transferee of any Transferred Partnership Interest shall be subject to any restrictions on ownership and transfer of stock of the General Partner contained in the Charter that may limit or restrict such transferee’s ability to exercise its Redemption rights, including, without limitation, the Ownership Limit. Any transferee, whether or not admitted as a Substituted Limited Partner, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substituted Limited Partner, no transferee, whether by a voluntary Transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in Section 11.5 hereof.

B. Incapacity. If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner’s estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate, and such power as the Incapacitated Limited Partner possessed to Transfer all or any part of its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

C. Adverse Tax Consequences. Notwithstanding anything to the contrary in this Agreement, the General Partner shall have the authority (but shall not be required) to take any steps it determines are necessary or appropriate in its sole and absolute discretion to prevent the Partnership from being taxable as a corporation for Federal income tax purposes. In addition, except with the Consent of the General Partner, no Transfer by a Limited Partner of its Partnership Interests (including any Redemption, any conversion of LTIP Units into Partnership Common Units, any other acquisition of Partnership Units by the General Partner or any acquisition of Partnership Units by the Partnership) may be made to or by any Person if such Transfer could (i) result in the Partnership being treated as an association taxable as a corporation; (ii) result in a termination of the Partnership under Code Section 708; (iii) be treated as effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Code Section 7704 and the Regulations promulgated thereunder, (iv) result in the Partnership being unable to qualify for one or more of the “safe harbors” set forth in Regulations Section 1.7704-1 (or such other guidance subsequently published by the IRS setting forth safe harbors under which interests will not be treated as “readily tradable on a secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code) (the “Safe Harbors”) or (v) based on the advice of counsel to the Partnership or the General Partner, adversely affect the ability of the General Partner to continue to qualify as a REIT or subject the General Partner to any additional taxes under Code Section 857 or Code Section 4981.

Section 11.4 Admission of Substituted Limited Partners.

A. No Limited Partner shall have the right to substitute a transferee (including any transferees pursuant to Transfers permitted by Section 11.3 hereof) as a Limited Partner in its place. A transferee of a Limited Partner Interest may be admitted as a Substituted Limited Partner only with the Consent of the General Partner. The failure or refusal by the General Partner to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or the General Partner. Subject to the foregoing, an Assignee shall not be admitted as a Substituted Limited Partner until and unless it furnishes to the General Partner (i) evidence of acceptance, in form and substance satisfactory to the General Partner, of all the terms, conditions and applicable obligations of this Agreement, (ii) a counterpart signature page to this Agreement executed by such Assignee and (iii) such other documents and instruments as may be required or advisable, in the sole and absolute discretion of the General Partner, to effect such Assignee’s admission as a Substituted Limited Partner.

B. Concurrently with, and as evidence of, the admission of a Substituted Limited Partner, the General Partner shall amend Exhibit A and the books and records of the Partnership to reflect the name, address and number and class and/or series of Partnership Units of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and number of Partnership Units of the predecessor of such Substituted Limited Partner.

C. A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

Section 11.5 Assignees. If the General Partner does not Consent to the admission of any permitted transferee under Section 11.3 hereof as a Substituted Limited Partner, as described in Section 11.4 hereof, or in the event that any Partnership Interest is deemed to have been Transferred notwithstanding the restrictions set forth in this Article 11, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to receive distributions from the Partnership and the share of Net Income, Net Losses and other items of income, gain, loss, deduction and credit of the Partnership attributable to the Partnership Interest assigned to such transferee and the rights to Transfer the Partnership Interest provided in this Article 11, but shall not be deemed to be a holder of a Partnership Interest for any other purpose under this Agreement (other than as expressly provided in Section 15.1 hereof with respect to a Qualifying Party that becomes a Tendering Party), and shall not be entitled to effect a Consent or vote with respect to such Partnership Interest on any matter presented to the Partners for approval (such right to Consent or vote, to the extent provided in this Agreement or under the Act, fully remaining with the transferor Limited Partner). In the event that any such transferee desires to make a further Transfer of any such Partnership Interest, such transferee shall be subject to all the provisions of this Article 11 to the same extent and in the same manner as any Limited Partner desiring to make a Transfer of a Limited Partner Interest.

Section 11.6 General Provisions.

A. No Limited Partner may withdraw from the Partnership other than as a result of: (i) a permitted Transfer of all of such Limited Partner’s Partnership Units in accordance with this Article 11 with respect to which the transferee becomes a Substituted Limited Partner; (ii) pursuant to a redemption (or acquisition by the General Partner) of all of its Partnership Units pursuant to a Redemption under Section 15.1 hereof and/or pursuant to any Partnership Unit Designation or (iii) the acquisition by the General Partner of all of such Limited Partner’s Partnership Interest, whether or not pursuant to Section 15.1.B hereof.

B. Any Limited Partner who shall Transfer all of its Partnership Units in a Transfer (i) permitted pursuant to this Article 11 where such transferee was admitted as a Substituted Limited Partner, (ii) pursuant to the exercise of its rights to effect a redemption of all of its Partnership Units pursuant to a Redemption under Section 15.1 hereof and/or pursuant to any Partnership Unit Designation or (iii) to the General Partner, whether or not pursuant to Section 15.1.B hereof, shall cease to be a Limited Partner.

C. If any Partnership Unit is Transferred in compliance with the provisions of this Article 11, or is redeemed by the Partnership, or acquired by the General Partner pursuant to Section 15.1 hereof, on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit attributable to such Partnership Unit for such Partnership Year shall be allocated to the transferor Partner or the Tendering Party (as the case may be) and, in the case of a Transfer other than a Redemption, to the transferee Partner, by taking into account their varying interests during the Partnership Year in accordance with Code Section 706(d), using the “interim closing of the books” method or another permissible method selected by the General Partner in its sole and absolute discretion. Solely for purposes of making such allocations, unless the General Partner decides in its sole and absolute discretion to use another method permitted under the Code, each of such items for the calendar month in which a Transfer occurs shall be allocated to the transferee Partner and none of such items for the calendar month in which a Transfer or a Redemption occurs shall be allocated to the transferor Partner, or the Tendering Party (as the case may be) if such Transfer occurs on or before the fifteenth (15th) day of the month, otherwise such items shall be allocated to the transferor. All distributions of Available Cash attributable to such Partnership Unit with respect to which the Partnership Record Date is before the date of such Transfer, assignment or Redemption shall be made to the transferor Partner or the Tendering Party (as the case may be) and, in the case of a Transfer other than a Redemption, all distributions of Available Cash thereafter attributable to such Partnership Unit shall be made to the transferee Partner.

D. In addition to any other restrictions on Transfer herein contained, in no event may any Transfer of a Partnership Interest by any Partner (including any Redemption, any conversion of LTIP Units into Partnership Common Units, any acquisition of Partnership Units by the General Partner or any other acquisition of Partnership Units by the Partnership) be made: (i) to any person or entity who lacks the legal right, power or capacity to own a Partnership Interest; (ii)

in violation of applicable law; (iii) except with the Consent of the General Partner, of any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest; (iv) in the event that such Transfer could cause either the General Partner or any General Partner Affiliate to cease to comply with the REIT Requirements or to cease to qualify as a “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)); (v) except with the Consent of the General Partner, if such Transfer could, based on the advice of counsel to the Partnership or the General Partner, cause a termination of the Partnership for Federal or state income tax purposes (except as a result of the Redemption (or acquisition by the General Partner) of all Partnership Common Units held by all Limited Partners); (vi) if such Transfer could, based on the advice of legal counsel to the Partnership or the General Partner, cause the Partnership to cease to be classified as a partnership for federal income tax purposes (except as a result of the Redemption (or acquisition by the General Partner) of all Partnership Common Units held by all Limited Partners); (vii) if such Transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in ERISA Section 3(14)) or a “disqualified person” (as defined in Code Section 4975(c)); (viii) if such Transfer could, based on the advice of legal counsel to the Partnership or the General Partner, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.3-101; (ix) if such Transfer requires the registration of such Partnership Interest pursuant to any applicable Federal or state securities laws; (x) except with the Consent of the General Partner, if such Transfer (1) could be treated as effectuated through an “established securities market” or a “secondary market” (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code and the Regulations promulgated thereunder, (2) could cause the Partnership to become a “publicly traded partnership,” as such term is defined in Sections 469(k)(2) or 7704(b) of the Code, (3) could be in violation of Section 3.4.C(iii), or (4) could cause the Partnership to fail one or more of the Safe Harbors; (xi) if such Transfer causes the Partnership (as opposed to the General Partner) to become a reporting company under the Exchange Act; or (xii) if such Transfer subjects the Partnership to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended. The General Partner shall, in its sole discretion, be permitted to take all action necessary to prevent the Partnership from being classified as a “publicly traded partnership” under Code Section 7704.

E. Transfers pursuant to this Article 11 may only be made on the first day of a fiscal quarter of the Partnership, unless the General Partner otherwise Consents.

ARTICLE 12

ADMISSION OF PARTNERS

Section 12.1 Admission of Successor General Partner. A successor to all of the General Partner’s General Partner Interest pursuant to a Transfer permitted by Section 11.2 hereof who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately upon such Transfer. Upon any such Transfer and the admission of any such transferee as a successor General Partner in accordance with this Section 12.1, the transferor General Partner shall be relieved of its obligations under this Agreement and shall cease to be a general partner of the Partnership without any separate Consent of the Limited Partners or the consent or approval of any other Partners. Any such successor General Partner shall carry on the business and affairs of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission of such Person as a General Partner. Upon any such Transfer, the transferee shall become the successor General Partner for all purposes herein, and shall be vested with the powers and rights of the transferor General Partner, and shall be liable for all obligations and responsible for all duties of the General Partner. Concurrently with, and as evidence of, the admission of a successor General Partner, the General Partner shall amend Exhibit A and the books and records of the Partnership to reflect the name, address and number and classes and/or series of Partnership Units of such successor General Partner.

Section 12.2 Admission of Additional Limited Partners.

A. After the admission to the Partnership of the Original Limited Partners, a Person (other than an existing Partner) who makes a Capital Contribution to the Partnership in exchange for Partnership Units and in accordance with this Agreement or is issued LTIP Units in exchange for no consideration in accordance with Section 4.2.B hereof shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance, in form and substance satisfactory to the General Partner, of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.4 hereof, (ii) a counterpart signature page to this Agreement executed by such Person and (iii) such other documents or instruments as may be required in the sole and absolute discretion of the General Partner in order to effect such Person’s admission as an Additional Limited Partner. Concurrently with, and as evidence of, the admission of an Additional Limited Partner, the General Partner shall amend Exhibit A and the books and records of the Partnership to reflect the name, address and number and classes and/or series of Partnership Units of such Additional Limited Partner.

B. Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Limited Partner without the Consent of the General Partner. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the Consent of the General Partner to such admission and the satisfaction of all the conditions set forth in Section 12.2.A.

C. If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit allocable among Holders for such Partnership Year shall be allocated among such Additional Limited Partner and all other Holders by taking into account their varying interests during the Partnership Year in accordance with Code Section 706(d), using the “interim closing of the books” method or another permissible method selected by the General Partner. Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all the Holders including such Additional Limited Partner, in accordance with the principles described in Section 11.6.C hereof. All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner, and all distributions of Available Cash thereafter shall be made to all the Partners and Assignees including such Additional Limited Partner.

D. Any Additional Limited Partner admitted to the Partnership that is an Affiliate of the General Partner shall be deemed to be a “General Partner Affiliate” hereunder and shall be reflected as such on Exhibit A and the books and records of the Partnership.

Section 12.3 Amendment of Agreement and Certificate of Limited Partnership. For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.4 hereof.

Section 12.4 Limit on Number of Partners. Unless otherwise permitted by the General Partner in its sole and absolute discretion, no Person shall be admitted to the Partnership as an Additional Limited Partner if the effect of such admission would be to cause the Partnership to have a number of Partners that would cause the Partnership to become a reporting company under the Exchange Act.

Section 12.5 Admission. A Person shall be admitted to the Partnership as a limited partner of the Partnership or a general partner of the Partnership only upon strict compliance, and not upon substantial compliance, with the requirements set forth in this Agreement for admission to the Partnership as a Limited Partner or a General Partner.

ARTICLE 13

DISSOLUTION, LIQUIDATION AND TERMINATION

Section 13.1 Dissolution. The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business and affairs of the Partnership without dissolution. However, the Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (each a “Liquidating Event”):

A. an event of withdrawal, as defined in Section 10-402(2) – (9) of the Act (including, without limitation, bankruptcy), or the withdrawal in violation of this Agreement, of the last remaining General Partner unless, within ninety (90) days after the withdrawal, a Majority in Interest of the Partners remaining agree in writing, in their sole and absolute discretion, to continue the Partnership and to the appointment, effective as of the date of such withdrawal, of a successor General Partner;

B. an election to dissolve the Partnership made by the General Partner in its sole and absolute discretion, with or without the Consent of the Partners;

C. entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

D. any sale or other disposition of (other than the attachment of a lien or security interest in) all or substantially all of the assets of the Partnership outside the ordinary course of the Partnership’s business or a related series of transactions that, taken together, result in the sale or other disposition of (other than the attachment of a lien or security interest in) all or substantially all of the assets of the Partnership outside the ordinary course of the Partnership’s business; or

E. the Redemption or other acquisition by the Partnership or the General Partner of all Partnership Units other than Partnership Units held by the General Partner.

Section 13.2 Winding Up.

A. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and the Holders. After the occurrence of a Liquidating Event, no Holder shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership’s business and affairs. The General Partner (or, in the event that there is no remaining General Partner or the General Partner has dissolved, become bankrupt within the meaning of the Act or ceased to operate, any Person elected by a Majority in Interest of the Partners (the General Partner or such other Person being referred to herein as the “Liquidator”)) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership’s liabilities and property, and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include shares of stock in the General Partner) shall be applied and distributed in the following order:

(1)	First, to the satisfaction of all of the Partnership’s debts and liabilities to creditors other than the Holders (whether by payment or the making of reasonable provision for payment thereof);

(2)	Second, to the satisfaction of all of the Partnership’s debts and liabilities to the General Partner (whether by payment or the making of reasonable provision for payment thereof), including, but not limited to, amounts due as reimbursements under Section 7.4 hereof;

(3)	Third, to the satisfaction of all of the Partnership’s debts and liabilities to the other Holders (whether by payment or the making of reasonable provision for payment thereof); and

(4)	Fourth, to the Partners in accordance with their positive Capital Account balances, determined after taking into account all Capital Account adjustments for all prior periods and the Partnership taxable year during which the liquidation occurs (other than those made as a result of the liquidating distribution set forth in this Section 13.2.A(4)).

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article 13 other than reimbursement of its expenses as set forth in Section 7.4.

B. Notwithstanding the provisions of Section 13.2.A hereof that require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership, the Liquidator determines that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss to the Holders, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Holders as creditors) and/or distribute to the Holders, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2.A hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Holders, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

C. If any Holder has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), except as otherwise agreed to by such Holder, such Holder shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever.

D. In the sole and absolute discretion of the General Partner or the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Holders pursuant to this Article 13 may be:

(1)	distributed to a trust established for the benefit of the General Partner and the Holders for the purpose of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership and/or Partnership activities. The assets of any such trust shall be distributed to the Holders, from time to time, in the reasonable discretion of the General Partner, in the same proportions and amounts as would otherwise have been distributed to the Holders pursuant to this Agreement; or

(2)	withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld or escrowed amounts shall be distributed to the Holders in the manner and order of priority set forth in Section 13.2.A hereof as soon as practicable.

Section 13.3 Deemed Contribution and Distribution. Notwithstanding any other provision of this Article 13, in the event that the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), but no Liquidating Event has occurred, the Partnership’s Property shall not be liquidated, the Partnership’s liabilities shall not be paid or discharged and the Partnership’s affairs shall not be wound up. Instead, for federal income tax purposes the Partnership shall be deemed to have contributed all of its assets and liabilities to a new partnership in exchange for an interest in the new partnership; and immediately thereafter, distributed Partnership Units to the Partners in the new partnership in accordance with their respective Capital Accounts in liquidation of the Partnership, and the new partnership is deemed to continue the business of the Partnership. Nothing in this Section 13.3 shall be deemed to have constituted a Transfer to an Assignee as a Substituted Limited Partner without compliance with the provisions of Section 11.4 or Section 13.3 hereof.

Section 13.4 Rights of Holders. Except as otherwise provided in this Agreement and subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, (a) each Holder shall look solely to the assets of the Partnership for the return of its Capital Contribution, (b) no Holder shall have the right or power to demand or receive property other than cash from the Partnership and (c) no Holder shall have priority over any other Holder as to the return of its Capital Contributions, distributions or allocations.

Section 13.5 Notice of Dissolution. In the event that a Liquidating Event occurs or an event occurs that would, but for an election or objection by one or more Partners pursuant to Section 13.1 hereof, result in a dissolution of the Partnership, the General Partner shall, within thirty (30) days thereafter, provide written notice thereof to each Holder and, in the General Partner’s sole and absolute discretion or as required by the Act, to all other parties with whom the Partnership regularly conducts business (as determined in the sole and absolute discretion of the General Partner), and the General Partner may, or, if required by the Act, shall, publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the sole and absolute discretion of the General Partner).

Section 13.6 Cancellation of Certificate of Limited Partnership. Upon the completion of the liquidation of the Partnership cash and property as provided in Section 13.2 hereof, the Partnership shall be terminated, a certificate of cancellation shall be filed with the SDAT, all qualifications of the Partnership as a foreign limited partnership or association in jurisdictions other than the State of Maryland shall be cancelled, and such other actions as may be necessary to terminate the Partnership shall be taken.

Section 13.7 Reasonable Time for Winding-Up. A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between and among the Partners during the period of liquidation; provided, however, reasonable efforts shall be made to complete such winding-up within twenty-four (24) months after the adoption of a plan of liquidation of the General Partner, as provided in Section 562(b)(2)(B) of the Code, if necessary, in the sole and absolute discretion of the General Partner.

ARTICLE 14

PROCEDURES FOR ACTIONS AND CONSENTS

OF PARTNERS; AMENDMENTS; MEETINGS

Section 14.1 Procedures for Actions and Consents of Partners. The actions requiring Consent of any Partner or Partners pursuant to this Agreement, including Section 7.3 hereof, or otherwise pursuant to applicable law, are subject to the procedures set forth in this Article 14.

Section 14.2 Amendments. Amendments to this Agreement may be proposed by the General Partner or by Limited Partners holding twenty-five percent (25%) or more of the Partnership Interests held by Limited Partners and, except as set forth in Section 7.3.B and Section 7.3.C and subject to Section 7.3.D, Section 16.10 and the rights of any Holder of Partnership Interest set forth in a Partnership Unit Designation, shall be approved by the Consent of the Partners. Following such proposal, the General Partner shall submit to the Partners entitled to vote thereon any proposed amendment that, pursuant to the terms of this Agreement, requires the consent, approval or vote of such Partners. The General Partner shall seek the consent, approval or vote of the Partners entitled to vote thereon on any such proposed amendment in accordance with Section 14.3 hereof.

Section 14.3 Actions and Consents of the Partners.

A. Meetings of the Partners may be called only by the General Partner to transact any business that the General Partner determines. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners entitled to act at the meeting not less than seven (7) days nor more than sixty (60) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Unless approval by a different number or proportion of the Partners is required by this Agreement (including without limitation Section 11.2.D), the affirmative vote of Partners holding a majority of the Percentage Interests held by the Partners entitled to act on any proposal shall be sufficient to approve such proposal at a meeting of the Partners. Whenever the vote, consent or approval of Partners is permitted or required under this Agreement, such vote, consent or approval may be given at a meeting of Partners or may be given at a meeting of Partners or in accordance with the procedure prescribed in Section 14.3.B hereof.

B. Any action requiring the Consent of any Partner or group of Partners pursuant to this Agreement or that is required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a consent in writing or by electronic transmission setting forth the action so taken or consented to is given by Partners whose affirmative vote would be sufficient to approve such action or provide such Consent at a meeting of the Partners. Such consent may be in one instrument or in several instruments, and shall have the same force and effect as the affirmative vote of such Partners at a meeting of the Partners. Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified. For purposes of obtaining a Consent in writing or by electronic transmission, the General Partner may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall constitute a Consent that is consistent with the General Partner’s recommendation with respect to the proposal; provided, however, that an action shall become effective at such time as requisite Consents are received even if prior to such specified time.

C. Each Partner entitled to act at a meeting of the Partners may authorize any Person or Persons to act for it by proxy on all matters in which a Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Each proxy must be signed by the Partner or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy (or there is receipt of a proxy authorizing a later date). Every proxy shall be revocable at the pleasure of the Partner executing it, such revocation to be effective upon the Partnership’s receipt of written notice of such revocation from the Partner executing such proxy, unless such proxy states that it is irrevocable and is coupled with an interest.

D. The General Partner may set, in advance, a record date for the purpose of determining the Partners (i) entitled to Consent to any action, (ii) entitled to receive notice of or vote at any meeting of the Partners or (iii) in order to make a determination of Partners for any other proper purpose. Such date, in any case, (x) shall not be prior to the close of business on the day the record date is fixed and shall be not more than ninety (90) days and, in the case of a meeting of the Partners, not less than five (5) days, before the date on which the meeting is to be held or Consent is to be given and (y) shall be, with respect to the determination of the existence of Partnership Approval, the record date established by the General Partner for the approval of its stockholders for the event constituting a General Partner Interest Transfer. If no record date is fixed, the record date for the determination of Partners entitled to notice of or to vote at a meeting of the Partners shall be at the close of business on the day on which the notice of the meeting is sent, and the record date for any other determination of Partners shall be the effective date of such Partner action, distribution or other event. When a determination of the Partners entitled to vote at any meeting of the Partners has been made as provided in this section, such determination shall apply to any adjournment thereof.

E. Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate in its sole and absolute discretion. Without limitation, meetings of Partners may be conducted in the same manner as meetings of the General Partner’s stockholders and may be held at the same time as, and as part of, the meetings of the General Partner’s stockholders.

ARTICLE 15

GENERAL PROVISIONS

Section 15.1 Redemption Rights of Qualifying Parties.

A. After the applicable Fourteen-Month Period, a Qualifying Party shall have the right (subject to the terms and conditions set forth herein) to require the Partnership to redeem all or a portion of the Partnership Common Units held by such Tendering Party (Partnership Common Units that have in fact been tendered for redemption being hereafter referred to as “Tendered Units”) in exchange (a “Redemption”) for the Cash Amount payable on the Specified Redemption Date. The Partnership may, in the General Partner’s sole and absolute discretion, redeem Tendered Units at the request of the Holder thereof prior to the end of the applicable Fourteen-Month Period (subject to the terms and conditions set forth herein) (a “Special Redemption”); provided, however, that the General Partner first receives a legal opinion to the same effect as the legal opinion described in Section 15.1.G of this Agreement. Any Redemption shall be exercised pursuant to a Notice of Redemption delivered to the General Partner by the Qualifying Party when exercising the Redemption right (the “Tendering Party”). The Partnership’s obligation to effect a Redemption, however, shall not arise or be binding against the Partnership until the earlier of (i) the date the General Partner notifies the Tendering Party that the General Partner declines to acquire some or all of the Tendered Units under Section 15.1.B hereof following receipt of a Notice of Redemption and (ii) the Business Day following the Cut-Off Date. In the event of a Redemption, the Cash Amount shall be delivered as a certified or bank check payable to the Tendering Party or, in the General Partner’s sole and absolute discretion, in immediately available funds, in each case, on or before the tenth (10th) Business Day following the date on which the General Partner receives a Notice of Redemption from the Tendering Party.

B. Notwithstanding the provisions of Section 15.1.A hereof, on or before the close of business on the Cut-Off Date, the General Partner may, in the General Partner’s sole and absolute discretion but subject to the Ownership Limit, elect to acquire some or all of the Tendered Units from the Tendering Party in exchange for REIT Shares (the percentage of such Tendered Units to be acquired by the General Partner in exchange for REIT Shares being referred to as the “Applicable Percentage”). If the General Partner elects to acquire some or all of the Tendered Units pursuant to this Section 15.1.B, the General Partner shall give written notice thereof to the Tendering Party on or before the close of business on the Cut-Off Date. If the General Partner elects to acquire any of the Tendered Units for REIT Shares, the General Partner shall issue and deliver such REIT Shares to the Tendering Party pursuant to the terms of this Section 15.1.B, in which case (1) the General Partner shall assume directly the obligation with respect thereto and shall satisfy the Tendering Party’s exercise of its Redemption right with respect to such Tendered Units and (2) such transaction shall be treated, for federal income tax purposes, as a transfer by the Tendering Party of such Tendered Units to the General Partner in exchange for the REIT Shares Amount. If the General Partner so elects, on the Specified Redemption Date, the Tendering Party shall sell such number of the Tendered Units to the General Partner in exchange for a number of REIT Shares equal to the product of the REIT Shares Amount and the Applicable Percentage. The Tendering Party shall submit (i) such information, certification or affidavit as the General Partner may reasonably require in connection with the application of the Ownership Limit to any such acquisition and (ii) such written representations, investment letters, legal opinions or other instruments necessary, in the General Partner’s view, to effect compliance with the Securities Act. In the event of a purchase of the Tendered Units by the General Partner pursuant to this Section 15.1.B, the Tendering Party shall no longer have the right to cause the Partnership to effect a Redemption of such Tendered Units and, upon notice to the Tendering Party by the General Partner given on or before the close of business on the Cut-Off Date that the General Partner has elected to acquire some or all of the Tendered Units pursuant to this Section 15.1.B, the obligation of the Partnership to effect a Redemption of the Tendered Units as to which the General Partner’s notice relates shall not accrue or arise. A number of REIT Shares equal to the product of the Applicable Percentage and the REIT Shares Amount, if applicable, shall be delivered by the General Partner as duly authorized, validly issued, fully paid and non-assessable REIT Shares and, if applicable, Rights, free of any pledge, lien, encumbrance or restriction, other than the Ownership Limit, the Securities Act and relevant state securities or “blue sky” laws. Neither any Tendering Party whose Tendered Units are acquired by the General Partner pursuant to this Section 15.1.B, any Partner, any Assignee nor any other interested Person shall have any right to require or cause the General Partner to register, qualify or list any REIT Shares owned or held by such Person, whether or not such REIT Shares are issued pursuant to this Section 15.1.B, with the SEC, with any state securities commissioner, department or agency, under the Securities Act or the Exchange Act or with any stock exchange; provided, however, that this limitation shall not be in derogation of any registration or similar rights granted pursuant to any other written agreement between the General Partner and any such Person. Notwithstanding any delay in such delivery, the Tendering Party shall be deemed the owner of such REIT Shares and Rights for all purposes, including, without limitation, rights to vote or consent, receive dividends, and exercise rights, as of the Specified Redemption Date. REIT Shares issued upon an acquisition of the Tendered Units by the General Partner pursuant to this Section 15.1.B may contain such legends regarding restrictions under the Securities Act and applicable state securities laws as the General Partner determines to be necessary or advisable in order to ensure compliance with such laws.

C. Notwithstanding the provisions of Section 15.1.A and 15.1.B hereof, the Tendering Parties shall have no rights under this Agreement that would otherwise be prohibited by the Charter. To the extent that any attempted Redemption or acquisition of the Tendered Units by the General Partner pursuant to Section 15.1.B hereof would be in violation of this Section 15.1.C, it shall be null and void ab initio, and the Tendering Party shall not acquire any rights or economic interests in REIT Shares otherwise issuable by the General Partner under Section 15.1.B hereof or cash otherwise payable under Section 15.1.A hereof.

D. If the General Partner does not elect to acquire the Tendered Units pursuant to Section 15.1.B hereof:

(1)	The Partnership may elect to raise funds for the payment of the Cash Amount either (a) by requiring that the General Partner contribute to the Partnership funds from the proceeds of a registered public offering by the General Partner of REIT Shares sufficient to purchase the Tendered Units or (b) from any other sources (including, but not limited to, the sale of any Property and the incurrence of additional Debt) available to the Partnership. The General Partner shall make a Capital Contribution of any such amounts to the Partnership for an additional General Partner Interest. Any such contribution shall entitle the General Partner to an equitable Percentage Interest adjustment.

(2)	If the Cash Amount is not paid on or before the Specified Redemption Date, interest shall accrue with respect to the Cash Amount from the day after the Specified Redemption Date to and including the date on which the Cash Amount is paid at a rate equal to the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal (but not higher than the maximum lawful rate).

E. Notwithstanding the provisions of Section 15.1.B hereof, the General Partner shall not, under any circumstances, elect to acquire any Tendered Units in exchange for REIT Shares if such exchange would be prohibited under the Charter.

F. Notwithstanding anything herein to the contrary (but subject to Section 15.1.C hereof), with respect to any Redemption (or any tender of Partnership Common Units for Redemption if the Tendered Units are acquired by the General Partner pursuant to Section 15.1.B hereof) pursuant to this Section 15.1:

(1)	All Partnership Common Units acquired by the General Partner pursuant to Section 15.1.B hereof shall automatically, and without further action required, be converted into and deemed to be a General Partner Interest comprised of the same number of Partnership Common Units.

(2)	Subject to the Ownership Limit, no Tendering Party may effect a Redemption for less than one thousand (1,000) Partnership Common Units or, if such Tendering Party holds (as a Limited Partner or, economically, as an Assignee) less than one thousand (1,000) Partnership Common Units, all of the Partnership Common Units held by such Tendering Party, without, in each case, the Consent of the General Partner.

(3)	If (i) a Tendering Party surrenders its Tendered Units during the period after the Partnership Record Date with respect to a distribution and before the record date established by the General Partner for a distribution to its stockholders of some or all of its portion of such Partnership distribution, and (ii) the General Partner elects to acquire any of such Tendered Units in exchange for REIT Shares pursuant to Section 15.1.B, such Tendering Party shall pay to the General Partner on the Specified Redemption Date an amount in cash equal to the portion of the Partnership distribution in respect of the Tendered Units exchanged for REIT Shares, insofar as such distribution relates to the same period for which such Tendering Party would receive a distribution in respect of such REIT Shares.

(4)	The consummation of such Redemption (or an acquisition of Tendered Units by the General Partner pursuant to Section 15.1.B hereof, as the case may be) shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Act.

(5)	The Tendering Party shall continue to own (subject, in the case of an Assignee, to the provisions of Section 11.5 hereof) all Partnership Common Units subject to any Redemption, and be treated as a Limited Partner or an Assignee, as applicable, with respect to such Partnership Common Units for all purposes of this Agreement, until such Partnership Common Units are either paid for by the Partnership pursuant to Section 15.1.A hereof or transferred to the General Partner and paid for, by the issuance of the REIT Shares, pursuant to Section 15.1.B hereof on the Specified Redemption Date. Until a Specified Redemption Date and an acquisition of the Tendered Units by the General Partner pursuant to Section 15.1.B hereof, the Tendering Party shall have no rights as a stockholder of the General Partner with respect to the REIT Shares issuable in connection with such acquisition.

G. In connection with an exercise of Redemption rights pursuant to this Section 15.1, except as otherwise Consented to by the General Partner, the Tendering Party shall submit the following to the General Partner, in addition to the Notice of Redemption:

(1)	A written affidavit, dated the same date as the Notice of Redemption, (a) disclosing the actual and constructive ownership, as determined for purposes of Code Sections 856(a)(6) and 856(h), of REIT Shares by (i) such Tendering Party and (ii) to the best of their knowledge any Related Party and (b) representing that, after giving effect to the Redemption or an acquisition of the Tendered Units by the General Partner pursuant to Section 15.1.B hereof, neither the Tendering Party nor to the best of their knowledge any Related Party will own REIT Shares in violation of the Ownership Limit;

(2)	A written representation that neither the Tendering Party nor to the best of their knowledge any Related Party has any intention to acquire any additional REIT Shares prior to the closing of the Redemption or an acquisition of the Tendered Units by the General Partner pursuant to Section 15.1.B hereof on the Specified Redemption Date; and

(3)	An undertaking to certify, at and as a condition to the closing of (i) the Redemption or (ii) the acquisition of the Tendered Units by the General Partner pursuant to Section 15.1.B hereof on the Specified Redemption Date, that either (a) the actual and constructive ownership of REIT Shares by the Tendering Party and to the best of their knowledge any Related Party remain unchanged from that disclosed in the affidavit required by Section 15.1.G(1) or (b) after giving effect to the Redemption or an acquisition of the Tendered Units by the General Partner pursuant to Section 15.1.B hereof, neither the Tendering Party nor to the best of their knowledge any Related Party shall own REIT Shares in violation of the Ownership Limit.

(4)	In connection with any Special Redemption, the General Partner shall have the right to receive an opinion of counsel reasonably satisfactory to it to the effect that the proposed Special Redemption will not cause the Partnership or the General Partner to violate any Federal or state securities laws or regulations applicable to the Special Redemption, the issuance and sale of the Tendered Units to the Tendering Party or the issuance and sale of REIT Shares to the Tendering Party pursuant to Section 15.1.B of this Agreement.

H. LTIP Unit Exception. Holders of LTIP Units shall not be entitled to the right of Redemption provided for in Section 15.1 of this Agreement, unless and until such LTIP Units have been converted into Partnership Common Units (or any other class or series of Partnership Units entitled to such right of Redemption) in accordance with their terms.

Section 15.2 Addresses and Notice. Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written or electronic communication (including by telecopy, facsimile, electronic mail or commercial courier service) to the Partner, or Assignee at the address set forth in Exhibit A or Exhibit B (as applicable) or such other address of which the Partner shall notify the General Partner in accordance with this Section 15.2.

Section 15.3 Titles and Captions. All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” or “Sections” are to Articles and Sections of this Agreement.

Section 15.4 Pronouns and Plurals. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

Section 15.5 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 15.6 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 15.7 Waiver.

A. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

B. The restrictions, conditions and other limitations on the rights and benefits of the Limited Partners contained in this Agreement, and the duties, covenants and other requirements of performance or notice by the Limited Partners, are for the benefit of the Partnership and, except for an obligation to pay money to the Partnership, may be waived or relinquished by the General Partner, in its sole and absolute discretion, on behalf of the Partnership in one or more instances from time to time and at any time; provided, however, that any such waiver or relinquishment may not be made if it would have the effect of (i) creating liability for any other Limited Partner, (ii) causing the Partnership to cease to qualify as a limited partnership, (iii) reducing the amount of cash otherwise distributable to the Limited Partners (other than any such reduction that affects all of the Limited Partners holding the same class or series of Partnership Units on a uniform or pro rata basis, if approved by a Majority in Interest of the Partners holding such class or series of Partnership Units), (iv) resulting in the classification of the Partnership as an association or publicly traded partnership taxable as a corporation or (v) violating the Securities Act, the Exchange Act or any state “blue sky” or other securities laws; and provided, further, that any waiver relating to compliance with the Ownership Limit or other restrictions in the Charter shall be made and shall be effective only as provided in the Charter.

Section 15.8 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

Section 15.9 Applicable Law; Consent to Jurisdiction; Waiver of Jury Trial.

A. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Maryland, without regard to the principles of conflicts of law. In the event of a conflict between any provision of this Agreement and any non-mandatory provision of the Act, the provisions of this Agreement shall control and take precedence.

B. Each Partner hereby (i) submits to the non-exclusive jurisdiction of any state or federal court sitting in the State of Maryland (collectively, the “Maryland Courts”), with respect to any dispute arising out of this Agreement or any transaction contemplated hereby to the extent such courts would have subject matter jurisdiction with respect to such dispute, (ii) irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of any of the Maryland Courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, or that the venue of the action is improper, (iii) agrees that notice or the service of process in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be properly served or delivered if delivered to such Partner at such Partner’s last known address as set forth in the Partnership’s books and records, and (iv) irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

Section 15.10 Entire Agreement. This Agreement contains all of the understandings and agreements between and among the Partners with respect to the subject matter of this Agreement and the rights, interests and obligations of the Partners with respect to the Partnership. Notwithstanding the immediately preceding sentence, the Partners hereby acknowledge and agree that the General Partner, without the approval of any Limited Partner, may enter into side letters or similar written agreements with Limited Partners that are not Affiliates of the General Partner, executed contemporaneously with the admission of such Limited Partner to the Partnership, affecting the terms hereof, as negotiated with such Limited Partner and which the General Partner in its sole discretion deems necessary, desirable or appropriate. The parties hereto agree that any terms, conditions or provisions contained in such side letters or similar written agreements with a Limited Partner shall govern with respect to such Limited Partner notwithstanding the provisions of this Agreement.

Section 15.11 Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 15.12 Limitation to Preserve REIT Status. Notwithstanding anything else in this Agreement, to the extent that the amount to be paid, credited, distributed or reimbursed by the Partnership to any REIT Partner or its officers, directors, employees or agents, whether as a reimbursement, fee, expense or indemnity (a “REIT Payment”), would constitute gross income to the REIT Partner for purposes of Code Section 856(c)(2) or Code Section 856(c)(3), then, notwithstanding any other provision of this Agreement, the amount of such REIT Payments, as selected by the General Partner in its discretion from among items of potential distribution, reimbursement, fees, expenses and indemnities, shall be reduced for any Partnership Year so that the REIT Payments, as so reduced, for or with respect to such REIT Partner shall not exceed the lesser of:

(i) an amount equal to the excess, if any, of (a) four and nine-tenths percent (4.9%) of the REIT Partner’s total gross income (but excluding the amount of any REIT

Payments and amounts excluded from gross income pursuant to Section 856(c)(5)(G) of the Code) for the Partnership Year that is described in subsections (A) through (I) of Code Section 856(c)(2) over (b) the amount of gross income (within the meaning of Code Section 856(c)(2)) derived by the REIT Partner from sources other than those described in subsections (A) through (I) of Code Section 856(c)(2) (but not including the amount of any REIT Payments and amounts excluded from gross income pursuant to Section 856(c)(5)(G) of the Code); or

(ii) an amount equal to the excess, if any, of (a) twenty-four percent (24%) of the REIT Partner’s total gross income (but excluding the amount of any REIT Payments and amounts excluded from gross income pursuant to Section 856(c)(5)(G) of the Code) for the Partnership Year that is described in subsections (A) through (I) of Code Section 856(c)(3) over (b) the amount of gross income (within the meaning of Code Section 856(c)(3)) derived by the REIT Partner from sources other than those described in subsections (A) through (I) of Code Section 856(c)(3) (but not including the amount of any REIT Payments and amounts excluded from gross income pursuant to Section 856(c)(5)(G) of the Code);

provided, however, that REIT Payments in excess of the amounts set forth in clauses (i) and (ii) above may be made if the General Partner, as a condition precedent, obtains an opinion of tax counsel that the receipt of such excess amounts should not adversely affect the REIT Partner’s ability to qualify as a REIT. To the extent that REIT Payments may not be made in a Partnership Year as a consequence of the limitations set forth in this Section 15.12, such REIT Payments shall carry over and shall be treated as arising in the following Partnership Year if such carry over does not adversely affect the REIT Partner’s ability to qualify as a REIT, provided, however, that any such REIT Payment shall not be carried over more than three Partnership Years, and any such remaining payments shall no longer be due and payable. The purpose of the limitations contained in this Section 15.12 is to prevent any REIT Partner from failing to qualify as a REIT under the Code by reason of such REIT Partner’s share of items, including distributions, reimbursements, fees, expenses or indemnities, receivable directly or indirectly from the Partnership, and this Section 15.12 shall be interpreted and applied to effectuate such purpose.

Section 15.13 No Partition. No Partner nor any successor-in-interest to a Partner shall have the right while this Agreement remains in effect to have any property of the Partnership partitioned, or to file a complaint or institute any proceeding at law or in equity to have such property of the Partnership partitioned, and each Partner, on behalf of itself and its successors and assigns hereby waives any such right. It is the intention of the Partners that the rights of the parties hereto and their successors-in-interest to Partnership property, as among themselves, shall be governed by the terms of this Agreement, and that the rights of the Partners and their respective successors-in-interest shall be subject to the limitations and restrictions as set forth in this Agreement.

Section 15.14 No Third-Party Rights Created Hereby. The provisions of this Agreement are solely for the purpose of defining the interests of the Holders, inter se; and no other person, firm or entity (i.e., a party who is not a signatory hereto or a permitted successor to such signatory hereto) shall have any right, power, title or interest by way of subrogation or otherwise, in and to the rights, powers, title and provisions of this Agreement. No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans to the Partnership or to pursue any other right or remedy hereunder or at law or in equity. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may any such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or any of the Partners.

Section 15.15 No Rights as Stockholders. Nothing contained in this Agreement shall be construed as conferring upon the Holders of Partnership Units any rights whatsoever as stockholders of the General Partner, including without limitation any right to receive dividends or other distributions made to stockholders of the General Partner or to vote or to consent or receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the General Partner or any other matter.

ARTICLE 16

LTIP UNITS

Section 16.1 Designation. A class of Partnership Units in the Partnership designated as the “LTIP Units” is hereby established. The number of LTIP Units that may be issued is not limited by this Agreement.

Section 16.2 Vesting.

A. Vesting, Generally. LTIP Units may, in the sole discretion of the General Partner, be issued subject to vesting, forfeiture and additional restrictions on Transfer pursuant to the terms of an award, vesting or other similar agreement (a “Vesting Agreement”). The terms of any Vesting Agreement may be modified by the General Partner from time to time in its sole discretion, subject to any restrictions on amendment imposed by the relevant Vesting Agreement or by the Plan, if applicable. LTIP Units that were fully vested when issued or that have vested and are no longer subject to forfeiture under the terms of a Vesting Agreement are referred to as “Vested LTIP Units”; all other LTIP Units shall be treated as “Unvested LTIP Units.”

B. Forfeiture. Unless otherwise specified in the Vesting Agreement, the Plan or in any other applicable Stock Option Plan or other compensatory arrangement or incentive program pursuant to which LTIP Units are issued, upon the occurrence of any event specified in such Vesting Agreement, Plan, Stock Option Plan, arrangement or program as resulting in either the right of the Partnership or the General Partner to repurchase LTIP Units at a specified purchase price or some other forfeiture of any LTIP Units, then if the Partnership or the General Partner exercises such right to repurchase or upon the occurrence of the event causing forfeiture in accordance with the applicable Vesting Agreement, Plan, Stock Option Plan, arrangement or program, then the relevant LTIP Units shall immediately, and without any further action, be treated as cancelled and no longer outstanding for any purpose. Unless otherwise specified in the applicable Vesting Agreement, Plan, Stock Option Plan, arrangement or program, no consideration or other payment shall be due with respect to any LTIP Units that have been forfeited, other than any distributions declared with respect to a Partnership Record Date and with respect to such units prior to the effective date of the forfeiture. Except as otherwise provided in this Agreement (including without limitation Section 6.4.A(ix)) or any agreement relating to the grant of LTIP Units, in connection with any repurchase or forfeiture of such units, the balance of the portion of the Capital Account of the Holder of LTIP Units that is attributable to all of his or her LTIP Units shall be reduced by the amount, if any, by which it exceeds the target balance contemplated by Section 6.2.D, calculated with respect to such Holder’s remaining LTIP Units, if any.

Section 16.3 Adjustments. The Partnership shall maintain at all times a one-to-one correspondence between LTIP Units and Partnership Common Units for conversion, distribution and other purposes, including without limitation complying with the following procedures; provided, that the foregoing is not intended to alter the special allocations pursuant to Section 6.2.D, differences between distributions to be made with respect to LTIP Units and Partnership Common Units pursuant to Section 13.2 and Section 16.4.B hereof in the event that the Capital Accounts attributable to the LTIP Units are less than those attributable to Partnership Common Units due to insufficient special allocation pursuant to Section 6.2.D or related provisions. If an Adjustment Event occurs, then the General Partner shall take any action reasonably necessary, including any amendment to this Agreement or Exhibit A hereto adjusting the number of outstanding LTIP Units or subdividing or combining outstanding LTIP Units, to maintain a one-for-one conversion and economic equivalence ratio between Partnership Common Units and LTIP Units. The following shall be “Adjustment Events”: (i) the Partnership makes a distribution on all outstanding Partnership Common Units in Partnership Units, (ii) the Partnership subdivides the outstanding Partnership Common Units into a greater number of units or combines the outstanding Partnership Common Units into a smaller number of units, or (iii) the Partnership issues any Partnership Units in exchange for its outstanding Partnership Common Units by way of a reclassification or recapitalization of its Partnership Common Units. If more than one Adjustment Event occurs, any adjustment to the LTIP Units need be made only once using a single formula that takes into account each and every Adjustment Event as if all Adjustment Events occurred simultaneously. For the avoidance of doubt, the following shall not be Adjustment Events: (x) the issuance of Partnership Units in a financing, reorganization, acquisition or other similar business transaction, (y) the issuance of Partnership Units pursuant to any employee benefit or compensation plan or distribution reinvestment plan, or (z) the issuance of any Partnership Units to the General Partner in respect of a Capital Contribution to the Partnership of proceeds from the sale of securities by the General Partner. If the Partnership takes an action affecting the Partnership Common Units other than actions specifically described above as “Adjustment Events” and in the opinion of the General Partner such action would require action to maintain the one-to-one correspondence described above, the General Partner shall have the right to take such action, to the extent permitted by law, the Plan and by any applicable Stock Option Plan or other compensatory arrangement or incentive program pursuant to which LTIP Units are issued, in such manner and at such time as the General Partner, in its sole discretion, may determine to be reasonably appropriate under the circumstances. If an amendment is made to this Agreement adjusting the number of outstanding LTIP Units as herein provided, the Partnership shall promptly file in the books and records of the Partnership an officer’s certificate setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after filing of such certificate, the Partnership shall mail a notice to each LTIP

Unit Limited Partner setting forth the adjustment to his or her LTIP Units and the effective date of such adjustment.

Section 16.4 Distributions.

A. Operating Distributions. Except as otherwise provided in this Agreement, the Plan or any other applicable Stock Option Plan, any applicable Vesting Agreement or by the General Partner with respect to any particular class or series of LTIP Units, Holders of LTIP Units shall be entitled to receive, if, when and as authorized by the General Partner out of funds or other property legally available for the payment of distributions, regular, special, extraordinary or other distributions (other than distributions upon the occurrence of a Liquidating Event or proceeds from a Terminating Capital Transaction) which may be made from time to time, in an amount per unit equal to the amount of any such distributions that would have been payable to such holders if the LTIP Units had been Partnership Common Units (if applicable, assuming such LTIP Units were held for the entire period to which such distributions relate).

B. Liquidating Distributions. Holders of LTIP Units shall also be entitled to receive, if, when and as authorized by the General Partner out of funds or other property legally available for the payment of distributions, distributions upon the occurrence of a Liquidating Event or representing proceeds from a Terminating Capital Transaction in an amount per LTIP Unit equal to the amount of any such distributions payable on one Partnership Common Unit, whether made prior to, on or after the LTIP Unit Distribution Participation Date; provided that the amount of such distributions shall not exceed the positive balances of the Capital Accounts of the holders of such LTIP Units to the extent attributable to the ownership of such LTIP Units.

C. Distributions Generally. Distributions on the LTIP Units, if authorized, shall be payable on such dates and in such manner as may be authorized by the General Partner (any such date, an “LTIP Unit Distribution Participation Date”); provided that the LTIP Unit Distribution Participation Date shall be the same as the corresponding date relating to the corresponding distribution on the Partnership Common Units. The record date for determining which Holders of LTIP Units are entitled to receive a distributions shall be the corresponding Partnership Record Date.

Section 16.5 Allocations. Holders of LTIP Units shall be allocated Net Income and Net Loss in amounts per LTIP Unit equal to the amounts allocated per Partnership Common Unit. The allocations provided by the preceding sentence shall be subject to Sections 6.2.A and 6.2.B and in addition to any special allocations required by Section 6.2.D. The General Partner is authorized in its discretion to delay or accelerate the participation of the LTIP Units in allocations of Net Income and Net Loss under this Section 16.5, or to adjust the allocations made under this Section 16.5, so that the ratio of (i) the total amount of Net Income or Net Loss allocated with respect to each LTIP Unit in the taxable year in which that LTIP Unit’s LTIP Unit Distribution Participation Date falls (excluding special allocations under Section 6.2.D), to (ii) the total amount distributed to that LTIP Unit with respect to such period, is more nearly equal to the ratio of (i) the Net Income and Net Loss allocated with respect to the General Partner’s Partnership Common Units in such taxable year to (ii) the amounts distributed to the General Partner with respect to such Partnership Common Units and such taxable year.

Section 16.6 Transfers. Subject to the terms of any Vesting Agreement, an LTIP Unit Limited Partner shall be entitled to transfer his or her LTIP Units to the same extent, and subject to the same restrictions as Holders of Partnership Common Units are entitled to transfer their Partnership Common Units pursuant to Article 11.

Section 16.7 Redemption. The Redemption Right provided to Qualifying Parties under Section 15.1 shall not apply with respect to LTIP Units unless and until they are converted to Partnership Common Units as provided in Section 16.9 below.

Section 16.8 Legend. Any certificate evidencing an LTIP Unit shall bear an appropriate legend indicating that additional terms, conditions and restrictions on transfer, including without limitation any Vesting Agreement, apply to the LTIP Unit.

Section 16.9 Conversion to Partnership Common Units.

A. A Qualifying Party holding LTIP Units shall have the right (the “Conversion Right”), at his or her option, at any time to convert all or a portion of his or her Vested LTIP Units into Partnership Common Units; provided, however, that a Qualifying Party may not exercise the Conversion Right for less than one thousand (1,000) Vested LTIP Units or, if such Qualifying Party holds less than one thousand (1,000) Vested LTIP Units, all of the Vested LTIP Units held by such Qualifying Party. Qualifying Parties shall not have the right to convert Unvested LTIP Units into Partnership Common Units until they become Vested LTIP Units; provided, however, that when a Qualifying Party is notified of the expected occurrence of an event that will cause his or her Unvested LTIP Units to become Vested LTIP Units, such Qualifying Party may give the Partnership a Conversion Notice conditioned upon and effective as of the time of vesting and such Conversion Notice, unless subsequently revoked by the Qualifying Party, shall be accepted by the Partnership subject to such condition. In all cases, the conversion of any LTIP Units into Partnership Common Units shall be subject to the conditions and procedures set forth in this Section 16.9.

B. A Qualifying Party may convert his or her Vested LTIP Units into an equal number of fully paid and non-assessable Partnership Common Units, giving effect to all adjustments (if any) made pursuant to Section 16.3. Notwithstanding the foregoing, in no event may a Qualifying Party convert a number of Vested LTIP Units that exceeds (x) the Economic Capital Account Balance of such Limited Partner, to the extent attributable to his or her ownership of LTIP Units, divided by (y) the Common Unit Economic Balance, in each case as determined as of the effective date of conversion (the “Capital Account Limitation”). In order to exercise his or her Conversion Right, a Qualifying Party shall deliver a notice (a “Conversion Notice”) in the form attached as Exhibit D to the Partnership (with a copy to the General Partner) not less than 3 nor more than 10 days prior to a date (the “Conversion Date”) specified in such Conversion Notice; provided, however, that if the General Partner has not given to the Qualifying Party notice of a proposed or upcoming Transaction (as defined below) at least thirty (30) days prior to the effective date of such Transaction, then the Qualifying Party shall have the right to deliver a Conversion Notice until the earlier of (x) the tenth (10th) day after such notice from the General Partner of a Transaction or (y) the third business day immediately preceding the effective date of such Transaction. A Conversion Notice shall be provided in the manner provided in Section 15.2. Each Qualifying Party seeking to convert Vested LTIP Units covenants and agrees with the Partnership that all Vested LTIP Units to be converted pursuant to this Section 16.9 shall be free and clear of all liens. Notwithstanding anything herein to the contrary, if the Fourteen-Month Period with respect to the Partnership Common Units into which the Vested LTIP Units are convertible has elapsed, a Qualifying Party may deliver a Notice of Redemption pursuant to Section 15.1.A relating to such Partnership Common Units in advance of the Conversion Date; provided, however, that the redemption of such Partnership Common Units by the Partnership shall in no event take place until on or after the Conversion Date. For clarity, it is noted that the objective of this paragraph is to put a Qualifying Party in a position where, if he or she so wishes, the Partnership Common Units into which his or her Vested LTIP Units will be converted can be redeemed by the Partnership pursuant to Section 15.1.A simultaneously with such conversion, with the further consequence that, if the General Partner elects to assume the Partnership’s redemption obligation with respect to such Partnership Common Units under Section 15.1.B by delivering to such Qualifying Party REIT Shares rather than cash, then such Qualifying Party can have such REIT Shares issued to him or her simultaneously with the conversion of his or her Vested LTIP Units into Partnership Common Units. The General Partner shall cooperate with a Qualifying Party to coordinate the timing of the different events described in the foregoing sentence.

C. The Partnership, at any time at the election of the General Partner, may cause any number of Vested LTIP Units to be converted (a “Forced Conversion”) into an equal number of Partnership Common Units, giving effect to all adjustments (if any) made pursuant to Section 16.3; provided, however, that the Partnership may not cause a Forced Conversion of any LTIP Units that would not at the time be eligible for conversion at the option of a Qualifying Party pursuant to Section 16.9.B. In order to exercise its right of Forced Conversion, the Partnership shall deliver a notice (a “Forced Conversion Notice”) in the form attached hereto as Exhibit E to the applicable Holder of LTIP Units not less than 10 nor more than 60 days prior to the Conversion Date specified in such Forced Conversion Notice. A Forced Conversion Notice shall be provided in the manner provided in Section 15.2.

D. A conversion of Vested LTIP Units for which the Holder thereof has given a Conversion Notice or the Partnership has given a Forced Conversion Notice shall occur automatically after the close of business on the applicable Conversion Date without any action on the part of such Holder of LTIP Units other than the surrender of any certificate or certificates evidencing such Vested LTIP Units, as of which time such Holder of LTIP Units shall be credited on the books and records of the Partnership as of the opening of business on the next day with the number of Partnership Common Units into which such LTIP Units were converted. After the conversion of LTIP Units as aforesaid, the Partnership shall deliver to such Holder of LTIP Units, upon his or her written request, a certificate of the General Partner certifying the number of Partnership Common Units and remaining LTIP Units, if any, held by such person immediately after such conversion. The Assignee of any Limited Partner pursuant to Article 11 hereof may exercise the rights of such Limited Partner pursuant to this Section 16.9 and such Limited Partner shall be bound by the exercise of such rights by the Assignee.

E. For purposes of making future allocations under Section 6.2.D and applying the Capital Account Limitation, the portion of the Economic Capital Account Balance of the applicable Holder of LTIP Units that is treated as attributable to his or her LTIP Units shall be reduced, as of the date of conversion, by the product of the number of LTIP Units converted and the Common Unit Economic Balance.

F. If the Partnership or the General Partner shall be a party to any transaction (including without limitation a merger, consolidation, unit exchange, self tender offer for all or substantially all Partnership Common Units or other business combination or reorganization, or sale of all or substantially all of the Partnership’s assets, but excluding any transaction which constitutes an Adjustment Event) in each case as a result of which Partnership Common Units shall be exchanged for or converted into the right, or the Holders shall otherwise be entitled, to receive cash, securities or other property or any combination thereof (each of the foregoing being referred to herein as a “Transaction”), then the General Partner shall, immediately prior to the Transaction, exercise its right to cause a Forced Conversion with respect to the maximum number of LTIP Units then eligible for conversion, taking into account any allocations that occur in connection with the Transaction or that would occur in connection with the Transaction if the assets of the Partnership were sold at the Transaction price or, if applicable, at a value determined by the General Partner in good faith using the value attributed to the Partnership Common Units in the context of the Transaction (in which case the Conversion Date shall be the effective date of the Transaction). In anticipation of such Forced Conversion and the consummation of the Transaction, the Partnership shall use commercially reasonable efforts to cause each LTIP Unit Limited Partner to be afforded the right to receive in connection with such Transaction in consideration for the Partnership Common Units into which his or her LTIP Units will be converted the same kind and amount of cash, securities and other property (or any combination thereof) receivable upon the consummation of such Transaction by a Holder of the same number of Partnership Common Units, assuming such Holder is not a Person with which the Partnership consolidated or into which the Partnership merged or which merged into the Partnership or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an affiliate of a Constituent Person. In the event that Holders of Partnership Common Units have the opportunity to elect the form or type of consideration to be received upon consummation of the Transaction, prior to such Transaction the General Partner shall give prompt written notice to each LTIP Unit Limited Partner of such opportunity, and shall use commercially reasonable efforts to afford the LTIP Unit Limited Partner the right to elect, by written notice to the General Partner, the form or type of consideration to be received upon conversion of each LTIP Unit held by such Holder into Partnership Common Units in connection with such Transaction. If a LTIP Unit Limited Partner fails to make such an election, such Holder (and any of its transferees) shall receive upon conversion of each LTIP Unit held by him or her (or by any of his or her transferees) the same kind and amount of consideration that a Holder of Partnership Common Units would receive if such Holder of Partnership Common Units failed to make such an election. Subject to the rights of the Partnership and the General Partner under any Vesting Agreement and the relevant terms of the Plan or any other applicable Stock Option Plan, the Partnership shall use commercially reasonable effort to cause the terms of any Transaction to be consistent with the provisions of this Section 16.9.F and to enter into an agreement with the successor or purchasing entity, as the case may be, for the benefit of any LTIP Unit Limited Partner whose LTIP Units will not be converted into Partnership Common Units in connection with the Transaction that will (i) contain provisions enabling Qualifying Parties that remain outstanding after such Transaction to convert their LTIP Units into securities as comparable as reasonably possible under the circumstances to the Partnership Common Units and (ii) preserve as far as reasonably possible under the circumstances the distribution, special allocation, conversion, and other rights set forth in the Agreement for the benefit of the LTIP Unit Limited Partners.

Section 16.10 Voting. LTIP Unit Limited Partners shall (a) have the same voting rights as Limited Partners holding Partnership Common Units, with the LTIP Unit Limited Partners voting together as a single class with the Partnership Common Units and having one vote per LTIP Unit; and (b) have the additional voting rights that are expressly set forth below, and Holders of LTIP Units shall not be entitled to approve, vote on or consent to any other matter. So long as any LTIP Units remain outstanding and except as provided in Section 16.3, the Partnership shall not, without the Consent of the Limited Partners holding a majority of the LTIP Units held by Limited Partners at the time (voting separately as a class), amend, alter or repeal, whether by merger, consolidation or otherwise, the provisions of the Agreement applicable to LTIP Units so as to materially and adversely affect any right, privilege or voting power of the LTIP Units or the LTIP Unit Limited Partners as such, unless such amendment, alteration, or repeal affects equally, ratably and proportionately the rights, privileges and voting powers of the Limited Partners holding Partnership Common Units; but subject, in any event, to the following provisions: (i) with respect to any Transaction, so long as the LTIP Units are treated in accordance with Section 16.9.F hereof, the consummation of such Transaction shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the LTIP Units or the LTIP Unit Limited Partners as such; and (ii) any creation or issuance of any Partnership Units or of any class or series of Partnership Interest including without limitation additional Partnership Units or LTIP Units, whether ranking senior to, junior to, or on a parity with the LTIP Units with respect to distributions or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the LTIP Units or the LTIP Unit Limited Partners as such. The foregoing voting provisions will not apply if, at or prior to the time when the action with respect to which such vote would otherwise be required will be effected, all outstanding LTIP Units shall have been converted or provision is made for such conversion to occur as of or prior to such time into Partnership Common Units.

Section 16.11 Section 83 Safe Harbor. Each Partner authorizes the General Partner to elect to apply the safe harbor (the “Section 83 Safe Harbor”) set forth in proposed Regulations Section 1.83-3(l) and proposed IRS Revenue Procedure published in Notice 2005-43 (together, the “Proposed Section 83 Safe Harbor Regulation”) (under which the fair market value of a Partnership Interest that is Transferred in connection with the performance of services is treated as being equal to the liquidation value of the interest) if such Proposed Section 83 Safe Harbor Regulation or similar Regulations are promulgated as a final or temporary Regulations. If the General Partner determines that the Partnership should make such election, the General Partner is hereby authorized to amend this Agreement without the consent of any other Partner to provide that (i) the Partnership is authorized and directed to elect the Section 83 Safe Harbor, (ii) the Partnership and each of its Partners (including any Person to whom a Partnership Interest, including an LTIP Unit, is Transferred in connection with the performance of services) will comply with all requirements of the Section 83 Safe Harbor with respect to all Partnership Interests Transferred in connection with the performance of services while such election remains in effect and (iii) the Partnership and each of its Partners will take all actions necessary, including providing the Partnership with any required information, to permit the Partnership to comply with the requirements set forth or referred to in the applicable Regulations for such election to be effective until such time (if any) as the General Partner determines, in its sole discretion, that the Partnership should terminate such election. The General Partner is further authorized to amend this Agreement to modify Article 6 to the extent the General Partner determines in its discretion that such modification is necessary or desirable as a result of the issuance of any applicable law, Regulations, notice or ruling relating to the tax treatment of the transfer of a Partnership Interests in connection with the performance of services. Notwithstanding anything to the contrary in this Agreement, each Partner expressly confirms that it will be legally bound by any such amendment.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

GENERAL PARTNER:

AMERICAN ASSETS TRUST, INC., a Maryland corporation,

By:
Name:
Its:

LIMITED PARTNER:

[ ,
a ],

By:
Name:
Its:

LIMITED PARTNER:

Name:

As of [                    ], 20[__]

EXHIBIT A

PARTNERS AND PARTNERSHIP UNITS

Name and Address of Partners	Partnership Units (Type and Amount)

General Partner:

American Assets Trust, Inc. 11455 El Camino Real, Suite 200 San Diego, California 92130	[ ] Partnership Common Units

Limited Partners:

TOTAL:	[ ] Partnership Common Units

A-1

EXHIBIT B

EXAMPLES REGARDING ADJUSTMENT FACTOR

For purposes of the following examples, it is assumed that (a) the Adjustment Factor in effect on [                    ] is 1.0 and (b) on [                    ] (the “Partnership Record Date” for purposes of these examples), prior to the events described in the examples, there are 100 REIT Shares issued and outstanding.

Example 1

On the Partnership Record Date, the General Partner declares a dividend on its outstanding REIT Shares in REIT Shares. The amount of the dividend is one REIT Share paid in respect of each REIT Share owned. Pursuant to Paragraph (i) of the definition of “Adjustment Factor,” the Adjustment Factor shall be adjusted on the Partnership Record Date, effective immediately after the stock dividend is declared, as follows:

1.0 * 200/100 = 2.0

Accordingly, the Adjustment Factor after the stock dividend is declared is 2.0.

Example 2

On the Partnership Record Date, the General Partner distributes options to purchase REIT Shares to all holders of its REIT Shares. The amount of the distribution is one option to acquire one REIT Share in respect of each REIT Share owned. The strike price is $4.00 a share. The Value of a REIT Share on the Partnership Record Date is $5.00 per share. Pursuant to Paragraph (ii) of the definition of “Adjustment Factor,” the Adjustment Factor shall be adjusted on the Partnership Record Date, effective immediately after the options are distributed, as follows:

1.0 * (100 + 100)/(100 + [100 * $4.00/$5.00]) = 1.1111

Accordingly, the Adjustment Factor after the options are distributed is 1.1111. If the options expire or become no longer exercisable, then the retroactive adjustment specified in Paragraph (ii) of the definition of “Adjustment Factor” shall apply.

Example 3

On the Partnership Record Date, the General Partner distributes assets to all holders of its REIT Shares. The amount of the distribution is one asset with a fair market value (as determined by the General Partner) of $1.00 in respect of each REIT Share owned. It is also assumed that the assets do not relate to assets received by the General Partner pursuant to a pro rata distribution by the Partnership. The Value of a REIT Share on the Partnership Record Date is $5.00 a share. Pursuant to Paragraph (iii) of the definition of “Adjustment Factor,” the Adjustment Factor shall be adjusted on the Partnership Record Date, effective immediately after the assets are distributed, as follows:

1.0 * $5.00/($5.00 - $1.00) = 1.25

Accordingly, the Adjustment Factor after the assets are distributed is 1.25.

B-1

EXHIBIT C

NOTICE OF REDEMPTION

To:	American Assets Trust, Inc.

The undersigned Limited Partner or Assignee hereby irrevocably tenders for Redemption Partnership Common Units in American Assets Trust, L.P. in accordance with the terms of the Amended and Restated Agreement of Limited Partnership of American Assets Trust, L.P., dated as of [                        ], 20[    ] as amended (the “Agreement”), and the Redemption rights referred to therein. The undersigned Limited Partner or Assignee:

(a) undertakes (i) to surrender such Partnership Common Units and any certificate therefor at the closing of the Redemption and (ii) to furnish to the General Partner, prior to the Specified Redemption Date, the documentation, instruments and information required under Section 15.1.G of the Agreement;

(b) directs that the certified check representing the Cash Amount, or the REIT Shares Amount, as applicable, deliverable upon the closing of such Redemption be delivered to the address specified below;

(c) represents, warrants, certifies and agrees that:

(i) the undersigned Limited Partner or Assignee is a Qualifying Party,

(ii) the undersigned Limited Partner or Assignee has, and at the closing of the Redemption will have, good, marketable and unencumbered title to such Partnership Common Units, free and clear of the rights or interests of any other person or entity,

(iii) the undersigned Limited Partner or Assignee has, and at the closing of the Redemption will have, the full right, power and authority to tender and surrender such Partnership Common Units as provided herein, and

(iv) the undersigned Limited Partner or Assignee has obtained the consent or approval of all persons and entities, if any, having the right to consent to or approve such tender and surrender; and

(d) acknowledges that he will continue to own such Partnership Common Units until and unless either (1) such Partnership Common Units are acquired by the General Partner pursuant to Section 15.1.B of the Agreement or (2) such redemption transaction closes.

C-1

All capitalized terms used herein and not otherwise defined shall have the same meaning ascribed to them respectively in the Agreement.

Dated:	Name of Limited Partner or Assignee:

(Signature of Limited Partner or Assignee)

(Street Address)

(City) (State) (Zip Code)

Signature Medallion Guaranteed by:

Issue Check Payable to:

Please insert social security or identifying number:

C-2

EXHIBIT D

NOTICE OF ELECTION BY PARTNER TO CONVERT

LTIP UNITS INTO PARTNERSHIP COMMON UNITS

The undersigned Holder of LTIP Units hereby irrevocably (i) elects to convert the number of LTIP Units in American Assets Trust, L.P. (the “Partnership”) set forth below into Partnership Common Units in accordance with the terms of the Amended and Restated Agreement of Limited Partnership of the Partnership, as amended; and (ii) directs that any cash in lieu of Partnership Common Units that may be deliverable upon such conversion to be deliverable upon such conversion be delivered to the address specified below. The undersigned hereby represents, warrants, and certifies that the undersigned (a) has title to such LTIP Units, free and clear of the rights or interests of any other person or entity other than the Partnership; (b) has the full right, power, and authority to cause the conversion of such LTIP Units as provided herein; and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consent or approve such conversion.

Name of Holder:
Please Print Name as Registered with Partnership

Number of LTIP Units to be Converted:

Date of this Notice:

(Signature of Holder)

(Street Address)

(City) (State) (Zip Code)

Signature Medallion Guaranteed by:

Issue Check Payable to:

Please insert social security or identifying number:

D-1

EXHIBIT E

NOTICE OF ELECTION BY PARTNERSHIP TO FORCE CONVERSION

OF LTIP UNITS INTO PARTNERSHIP COMMON UNITS

American Assets Trust, L.P. (the “Partnership”) hereby irrevocably (i) elects to cause the number of LTIP Units held by the Holder set forth below to be converted into Partnership Common Units in accordance with the terms of Amended and Restated Agreement of Limited Partnership of the Partnership, as amended.

Name of Holder:
Please Print Name as Registered with Partnership

Number of LTIP Units to be Converted:

Date of this Notice:

E-1

Exhibit C

Form of Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT is entered into as of [            ], 2010 by and among American Assets Trust, Inc., a Maryland corporation (the “Company”), and the holders listed on Schedule I hereto (each an “Initial Holder” and, collectively, the “Initial Holders”).

RECITALS

WHEREAS, in connection with the initial public offering (the “IPO”) of shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), the Company and American Assets Trust, L.P., a Maryland limited partnership (the “Operating Partnership”), have concurrently engaged in certain formation transactions (the “Formation Transactions”), pursuant to which the Initial Holders have concurrently received, in exchange for their (or certain related parties’) respective interests in the entities participating in the Formation Transactions or in exchange for services rendered, (i) common units of limited partnership interest in the Operating Partnership (“Common OP Units”) and/or (iii) shares of Common Stock;

WHEREAS, upon the terms and subject to the conditions contained in the Operating Partnership Agreement (as defined below), Common OP Units will be redeemable for cash or, at the Company’s option, exchangeable for shares of Common Stock;

WHEREAS, as a condition to receiving the consent of the Initial Holders to the Formation Transactions, the Company has agreed to grant the Initial Holders and their permitted assignees and transferees the registration rights set forth in Article II hereof.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definitions. In addition to the definitions set forth above, the following terms, as used herein, have the following meanings:

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under common control with such Person. For the purposes of this definition, “control” when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” means this Registration Rights Agreement, as it may be amended, supplemented or restated from time to time.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in The City of New York, New York or San Diego, California are authorized by law to close.

“Charter” means the Articles of Amendment and Restatement of the Company as filed with the Secretary of State of the State of Maryland on [            ], 2010, as the same may be amended, modified or restated from time to time.

“Commission” means the Securities and Exchange Commission.

“Company Piggy-Back Registration” has the meaning set forth in Section 2.1(a).

“Effectiveness Period” has the meaning set forth in Section 2.4(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchangeable Common OP Units” means Common OP Units which may be redeemable for cash or, at the Company’s option, exchangeable for shares of Common Stock pursuant to the Operating Partnership Agreement (without regard to any limitations on the exercise of such exchange right as a result of the Ownership Limit Provisions).

“Holder” means (i) any Initial Holder who is the record or beneficial owner of any Registrable Security or (ii) any assignee or transferee of such Initial Holder (including assignments or transfers of Registrable Securities to such assignees or transferees as a result of the foreclosure on any loans secured by such Registrable Securities) (x) to the extent permitted under the Operating Partnership Agreement or the Charter, as applicable, and (y) provided such assignee or transferee agrees in writing to be bound by all the provisions hereof.

“Indemnified Party” has the meaning set forth in Section 2.10.

“Indemnifying Party” has the meaning set forth in Section 2.10.

“Initial Period” means a period commencing on the date hereof and ending 365 days following the effective date of the first Resale Shelf Registration Statement (except that, if the shares of Common Stock issuable upon exchange of Exchangeable Common OP Units received in the Formation Transactions are not included in that Resale Shelf Registration Statement as a result of Section 2.4(b), the 365 days shall not begin until the later of the effective date of (i) the first Resale Shelf Registration Statement and (ii) the first Issuer Shelf Registration Statement).

“Issuer Shelf Registration Statement” has the meaning set forth in Section 2.4(b).

“Market Value” means, with respect to the Common Stock, the average of the daily market price for the ten (10) consecutive trading days immediately preceding the date of a written request for registration pursuant to Section 2.1(a). The market price for each such trading day shall be: (i) if the Common Stock is listed or admitted to trading on any securities exchange or the NASDAQ-National Market System, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, in either case as reported in the principal consolidated transaction reporting system, (ii) if the Common Stock is not listed or admitted to trading on any securities exchange or the NASDAQ-National Market System, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the Company, or (iii) if the Common Stock is not listed or admitted to trading on any securities exchange or the NASDAQ-National Market System and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the Company, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than (10) days prior to the date in question) for which prices have been so reported; provided that if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the Market Value of the Common Stock shall be determined by the Board of Directors of the Company acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

“Notice and Questionnaire” means a written notice, substantially in the form attached as Exhibit A, delivered by a Holder to the Company (i) notifying the Company of such Holder’s desire to include Registrable Securities held by it in a Resale Shelf Registration Statement, (ii) containing all information about such Holder required to be included in such registration statement in accordance with applicable law, including Item 507 of Regulation S-K promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto, and (iii) pursuant to which such Holder agrees to be bound by the terms and conditions hereof.

“Operating Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of [            ], 2010, as the same may be amended, modified or restated from time to time.

“Ownership Limit Provisions” mean the various provisions of the Company’s Charter set forth in Article [__] thereof restricting the ownership of Common Stock by Persons to specified percentages of the outstanding Common Stock.

“Person” means an individual or a corporation, partnership, limited liability company, association, trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Rady Demand Registration” has the meaning set forth in Section 2.1(a).

“Rady Demand Registration Statement” has the meaning set forth in Section 2.1(a).

“Rady Holder” means a Holder that is Ernest S. Rady, or his Affiliates, immediate family members, trusts of immediate family members, estates or heirs or successors or assigns or

3

the Ernest Rady Trust U/D/T March 10, 1983, as amended, or its Affiliates, successors or assigns.

“Rady Piggy-Back Registration” shall have the meaning set forth in Section 2.2.

“Registrable Securities” means with respect to any Holder, shares of Common Stock owned, either of record or beneficially, by such Holder that were (a) received by such Holder or an Initial Holder in the Formation Transactions, (b) acquired by such Holder or an Initial Holder directly from the Underwriters or the Company in the IPO, in each case in a transaction disclosed in the registration statement relating to the IPO, (c) issued or issuable upon exchange of Exchangeable Common OP Units received by such Holder or an Initial Holder in the Formation Transactions, (d) solely in the case of any Rady Holder, any Common Stock acquired by such Rady Holder in the open market after the date hereof and prior to the first (1st) anniversary of the date hereof, and, (e) in the case of (a), (b), (c) and (d), any additional shares of Common Stock issued as a dividend or distribution on, in exchange for, or otherwise in respect of, such shares (including as a result of combinations, recapitalizations, mergers, consolidations, reorganizations or otherwise).

As to any particular Registrable Securities, they shall cease to be Registrable Securities at the earliest time as one of the following shall have occurred: (i) a registration statement (including a Resale Shelf Registration Statement) covering such shares has been declared effective by the Commission and all such shares have been disposed of pursuant to such effective registration statement or unless such shares (other than Restricted Shares) were issued pursuant to an effective registration statement (including an Issuer Shelf Registration Statement), (ii) such shares have been publicly sold under Rule 144, (iii) all such shares may be sold in one transaction pursuant to Rule 144 or (iv) such shares have been otherwise transferred in a transaction that constitutes a sale thereof under the Securities Act, the Company has delivered to the Holder’s transferee a new certificate or other evidence of ownership for such shares not bearing the Securities Act restricted stock legend and such shares subsequently may be resold or otherwise transferred by such transferee without registration under the Securities Act.

“Registration Expenses” shall have the meaning set forth in Section 2.2.

“Resale Shelf Registration” shall have the meaning set forth in Section 2.4(a).

“Resale Shelf Registration Statement” shall have the meaning set forth in Section 2.4(a).

“Restricted Shares” means shares of Common Stock issued under an Issuer Shelf Registration Statement which if sold by the holder thereof would constitute “restricted securities” as defined under Rule 144.

“Rule 144” means Rule 144 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the Commission.

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“Rule 415” means Rule 415 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the Commission.

“Securities Act” means the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder.

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement under the Securities Act pursuant to the terms hereof.

“Shelf Registration Statement” means a Resale Shelf Registration Statement and/or an Issuer Shelf Registration Statement.

“Suspension Notice” means any written notice delivered by the Company pursuant to Section 2.14 with respect to the suspension of rights under a Resale Shelf Registration Statement or any prospectus contained therein.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal and not as part of such dealer’s market-making activities.

ARTICLE II

REGISTRATION RIGHTS

Section 2.1. Underwritten Demand Registration.

(a) Commencing on or after the date that is three hundred sixty five (365) days after the consummation date of the IPO and until such time as a Resale Shelf Registration Statement (or to the extent permitted by Section 2.4(b), an Issuer Shelf Registration Statement) has been declared effective, or if at any time on or after the date that is sixteen (16) months after the consummation date of the IPO, a Resale Shelf Registration Statement (or to the extent permitted by Section 2.4(b), an Issuer Shelf Registration Statement) shall not be effective, the majority in interest of the Rady Holder(s) may make written requests to the Company for one or more registrations of underwritten offerings under the Securities Act of all or part of their Common Stock constituting Registrable Securities (a “Rady Demand Registration”). The Company shall prepare and file a registration statement on an appropriate form with respect to any Rady Demand Registration (the “Rady Demand Registration Statement”) and shall use its reasonable efforts to cause the Rady Demand Registration Statement to be declared effective by the Commission as promptly as reasonably practicable after the filing thereof. Any request for a Rady Demand Registration will specify the number of shares of Registrable Securities proposed to be sold in the underwritten offering. The Company shall have the opportunity to register such number of shares of Common Stock as it may elect on the Rady Demand Registration Statement and as part of the same underwritten offering in connection with a Rady Demand Registration (a “Company Piggy-Back Registration”). Unless a majority in interest of the Rady Holders participating in such Rady Demand Registration shall consent in writing, no party, other than the Company, shall be permitted to offer securities in connection with any such Rady Demand Registration.

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(b) Underwriters. The Company shall select the book-running managing Underwriter in connection with any Rady Demand Registration; provided that such managing Underwriter must be reasonably satisfactory to a majority in interest of the Rady Holders participating in such Rady Demand Registration. The Company may select any additional investment banks and managers to be used in connection with the offering; provided that such additional investment bankers and managers must be reasonably satisfactory to a majority in interest of the Rady Holders participating in such Rady Demand Registration.

Section 2.2. Piggy-Back Registration. If the Company proposes to file a registration statement under the Securities Act with respect to an underwritten offering of Common Stock by the Company for its own account (other than (i) any registration statement filed in connection with a demand registration by a party other than a Rady Holder or (ii) a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Commission) or filed in connection with an exchange offer or offering of securities solely to the Company’s existing securityholders), then the Company shall give written notice of such proposed filing to the Rady Holders as soon as practicable (but in no event less than ten (10) days before the anticipated filing date), and such notice shall offer such Rady Holders the opportunity to register such number of shares of Registrable Securities as each such Rady Holder may request (a “Rady Piggy-Back Registration”); provided, that if and so long as a Shelf Registration Statement is on file and effective, then the Company shall have no obligation to effect a Rady Piggy-Back Registration. The Company shall use its commercially reasonable efforts to cause the managing Underwriter(s)of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Rady Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company included therein.

Section 2.3. Reduction of Offering. Notwithstanding anything contained in Sections 2.1 and 2.2, if the managing Underwriter(s) of an offering described in Section 2.1 or 2.2 advise in writing the Company and the Rady Holders that the size of the intended offering is such that the success of the offering would be significantly and adversely affected by inclusion of (i) the Registrable Securities requested to be included by the Rady Holders in a Rady Piggy-Back Registration or (ii) the Common Stock requested to be included by the Company in a Rady Demand Registration/Company Piggy-Back Registration, then: (x) in the case of a Rady Demand Registration/ Company Piggy-Back Registration, the amount of the Common Stock to be offered for the account of the Company shall be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing Underwriter(s), provided, that the amount of securities to be offered by the Company shall not be reduced to less than fifty percent (50%) of the total number of securities to be included in such offering;and (y) in the caseof a Rady Piggy-Back Registration, the amount of securities to be offered for the accounts of Rady Holders shall be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing Underwriter(s), provided, that the amount of securities to be offered by the Rady Holders shall not be reduced to less than thirty percent (30%) of the total number of securities to be included in such offering.

Section 2.4. Shelf Registration.

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(a) Subject to Section 2.14, the Company shall prepare and file not later than fourteen (14) months after the consummation date of the IPO, a “shelf” registration statement with respect to the resale of the Registrable Securities (“Resale Shelf Registration”) by the Holders thereof on an appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 (the “Resale Shelf Registration Statement”) and permitting registration of such Registrable Securities for resale by such Holders in accordance with the methods of distribution elected by the Holders and set forth in the Resale Shelf Registration Statement. The Company shall use its reasonable efforts to cause the Resale Shelf Registration Statement to be declared effective by the Commission as promptly as reasonably practicable after the filing thereof, and, subject to Sections 2.4(d) and 2.14, to keep such Resale Shelf Registration Statement continuously effective for a period ending when all shares of Common Stock covered by the Resale Shelf Registration Statement are no longer Registrable Securities.

At the time the Resale Shelf Registration Statement is declared effective, each Holder that has delivered a duly completed and executed Notice and Questionnaire to the Company on or prior to the date ten (10) Business Days prior to such time of effectiveness shall be named as a selling securityholder in the Resale Shelf Registration Statement and the related prospectus in such a manner as to permit such Holder to deliver such prospectus to purchasers of Registrable Securities in accordance with applicable law. If required by applicable law, subject to the terms and conditions hereof, after effectiveness of the Resale Shelf Registration Statement, the Company shall file a supplement to such prospectus or amendment to the Resale Shelf Registration Statement not less than once a quarter as necessary to name as selling securityholders therein any Holders that provide to the Company a duly completed and executed Notice and Questionnaire and shall use reasonable efforts to cause any post-effective amendment to such Resale Shelf Registration Statement filed for such purpose to be declared effective by the Commission as promptly as reasonably practicable after the filing thereof.

(b) The Company may, at its option, satisfy its obligation to prepare and file a Resale Shelf Registration Statement pursuant to Section 2.4(a) with respect to shares of Common Stock issuable upon exchange of Exchangeable Common OP Units by preparing and filing with the Commission not later than fourteen (14) months after the consummation date of the IPO a registration statement on an appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 (an “Issuer Shelf Registration Statement”) providing for (i) the issuance by the Company, from time to time, to the Holders of such Exchangeable Common OP Units, of shares of Common Stock registered under the Securities Act (the “Primary Shares”) and (ii) to the extent such Primary Shares constitute Restricted Shares, the registered resale thereof by their Holders from time to time in accordance with the methods of distribution elected by the Holders and set forth therein (but except as provided in Section 2.4(c) below, not an underwritten offering). The Company shall use its reasonable efforts to cause the Issuer Shelf Registration Statement to be declared effective by the Commission as promptly as reasonably practicable after filing thereof and, subject to Sections 2.4(d) and 2.14, to keep the Issuer Shelf Registration Statement continuously effective for a period (the “Effectiveness Period”) expiring on the date all of the shares of Common Stock covered by such Issuer Shelf Registration Statement have been issued by the Company pursuant thereto or are no longer Registrable Securities. If the Company shall exercise its rights under this Section 2.4(b), Holders (other than Holders of Restricted Shares) shall have

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no right to have shares of Common Stock issued or issuable upon exchange of Exchangeable Common OP Units included in a Resale Shelf Registration Statement pursuant to Section 2.4(a).

(c) Underwritten Registered Resales. Any offering under a Resale Shelf Registration Statement or by Holders under an Issuer Shelf Registration Statement shall be underwritten at the written request of Holders of Registrable Securities under such registration statement that hold in the aggregate at least ten percent 10% of the Registrable Securities originally issued in the Formation Transactions (provided, that the Registrable Securities requested to be registered in such underwritten offering shall either (i) have a Market Value of at least $25,000,000 on the date of such request or (ii) shall represent all remaining Registrable Securities held by all Rady Holders and shall have a Market Value of at least $10,000,000 on the date of such request; provided, further, that the Company shall not be obligated to effect more than three (3) underwritten offerings under this Section 2.4(c); and provided, further, that the Company shall not be obligated to effect, or take any action to effect, an underwritten offering (i) within 120 days following the last date on which an underwritten offering was effected pursuant to this Section 2.4(c) or Section 2.1(a) or during any lock-up period required by the Underwriters in any prior underwritten offering conducted by the Company on its own behalf or on behalf of selling stockholders, or (ii) during the period commencing with the date thirty (30) days prior to the Company’s good faith estimate of the date of filing of (provided the Company is actively employed in good faith commercially reasonable efforts to file such registration statement), and ending on a date ninety (90) days after the effective date of, a registration statement with respect to an offering by the Company. Any request for an underwritten offering hereunder shall be made to the Company in accordance with the notice provisions of this Agreement.

(d) Subsequent Filing. The Company shall prepare and file such additional registration statements as necessary every three (3) years and use its reasonable efforts to cause such registration statements to be declared effective by the Commission so that a Shelf Registration Statement remains continuously effective, subject to Section 2.14, with respect to resales of Registrable Securities as and for the periods required under Section 2.4(a) or (b), as applicable (such subsequent registration statements to constitute a Resale Shelf Registration Statement or an Issuer Shelf Registration Statement, as the case may be, hereunder).

(e) Selling Holders Become Party to Agreement. Each Holder acknowledges that by participating in its registration rights pursuant to this Agreement, such Holder will be deemed a party to this Agreement and will be bound by its terms, notwithstanding such Holder’s failure to deliver a Notice and Questionnaire; provided, that any Holder that has not delivered a duly completed and executed Notice and Questionnaire shall not be entitled to be named as a Selling Holder in, or have the Registrable Securities held by it covered by, a Shelf Registration Statement.

Section 2.5. Reduction of Offering. Notwithstanding anything contained herein, if the managing Underwriter(s) of an offering described in Section 2.4(c) advise in writing the Company and the Holder(s) of the Registrable Securities included in such offering that the size of the intended offering is such that the success of the offering would be significantly adversely

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affected by inclusion of all the Registrable Securities requested to be included, then the amount of securities to be offered for the accounts of Holders shall be reduced pro rata (according to the Registrable Securities requested for inclusion) to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing Underwriter(s) but in priority to any securities proposed to be sold by any other holders of securities of the Company with registration rights to participate therein. The Company shall have the opportunity to include such number of securities as it may elect in an offering described in Section 2.4(c); provided, if the managing Underwriter(s) of such offering advise in writing the Company and the Holder(s) of the Registrable Securities requested to be included that the success of the offering would be significantly adversely affected by inclusion of all the securities requested to be included by the Company, then the amount of securities to be offered for the account of the Company shall be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing Underwriter(s); provided, further, the amount of securities to be offered by the Company shall not be reduced to less than fifty percent (50%) of the total number of securities to be included in such offering.

Section 2.6. Registration Procedures; Filings; Information. Subject to Section 2.14 hereof, in connection with any Resale Shelf Registration Statement under Section 2.4(a), the Company will use its reasonable efforts to effect the registration of the Registrable Securities covered thereby in accordance with the intended method of disposition thereof as quickly as practicable, and, in connection with any Issuer Shelf Registration Statement under Section 2.4(b), the Company will use its reasonable efforts to effect the registration of the Primary Shares (including for resale, to the extent provided in clause (ii) of Section 2.4(b)) as quickly as reasonably practicable. In connection with any Shelf Registration Statement:

(a) The Company will no later than two (2) Business Days prior to filing a Resale Shelf Registration Statement (or an Issuer Shelf Registration Statement providing for resales pursuant to clause (ii) of Section 2.4(b)) or prospectus or any amendment or supplement thereto, furnish to each Selling Holder and each Underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter furnish to such Selling Holder and Underwriter, if any, such number of conformed copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Selling Holder or Underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Selling Holder.

(b) After the filing of a Resale Shelf Registration Statement (or an Issuer Shelf Registration Statement providing for resales pursuant to clause (ii) of Section 2.4(b)), the Company will promptly notify each Selling Holder of Registrable Securities covered by such registration statement of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

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(c) The Company will use its reasonable efforts to (i) register or qualify the Registrable Securities under such other securities or “blue sky” laws of such jurisdictions in the United States (where an exemption does not apply) as any Selling Holder or managing Underwriter(s), if any, reasonably (in light of such Selling Holder’s intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Selling Holder to consummate the disposition of the Registrable Securities owned by such Selling Holder; provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (c), (B) subject itself to general taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction. The Company will promptly notify each Selling Holder of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation of any proceeding for such purpose.

(d) The Company will immediately notify each Selling Holder of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the Company’s receipt of any notification of the suspension of the qualification of any Registrable Securities covered by a Resale Shelf Registration Statement (or an Issuer Shelf Registration Statement providing for resales pursuant to clause (ii) of Section 2.4(b)) for sale in any jurisdiction; or (ii) the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and promptly make available to each Selling Holder any such supplement or amendment.

(e) The Company will otherwise use its reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering a period of twelve (12) months, beginning within three (3) months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder (or any successor rule or regulation hereafter adopted by the Commission).

(f) In the case of an underwritten offering pursuant to a Resale Shelf Registration Statement (or an Issuer Shelf Registration Statement providing for resales pursuant to clause (ii) of Section 2.4(b)), the Company will enter into and perform its obligations under customary agreements (including an underwriting agreement, if any, in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities (including, to the extent reasonably requested by the lead or managing Underwriters, sending appropriate officers of the Company to attend “road shows” scheduled in reasonable number and at reasonable times in connection

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with any such underwritten offering, and obtaining customary comfort letters and legal opinions) subject to such underwritten offering.

(g) In the case of an underwritten offering pursuant to a Resale Shelf Registration Statement, the Company will make available for inspection by any Selling Holder of Registrable Securities subject to such underwritten offering, any Underwriter participating in any disposition of such Registrable Securities and any attorney, accountant or other professional retained by any such Selling Holder or Underwriter, all financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any inspectors in connection with such registration statement, subject to entry by each such Person of a customary confidentiality agreement in a form reasonably acceptable to the Company.

(h) The Company will use its reasonable efforts to cause all Registrable Securities covered by such Resale Shelf Registration Statement or Primary Shares covered by such Issuer Shelf Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(i) In addition to the Notice and Questionnaire, the Company may require each Selling Holder of Registrable Securities to promptly furnish in writing to the Company such information regarding such Selling Holder, the Registrable Securities held by it and the intended method of distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration. No Holder may include Registrable Securities in any registration statement pursuant to this Agreement unless and until such Holder has furnished to the Company such information. Each Holder further agrees to furnish as soon as reasonably practicable to the Company all information required to be disclosed in order to make information previously furnished to the Company by such Holder not materially misleading.

(j) Each Selling Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.6(b) or 2.6(d) or upon receipt of a Suspension Notice, such Selling Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Selling Holder’s receipt of written notice from the Company that such disposition may be made and, in the case of clause (ii) of Section 2.6(d) or, if applicable, Section 2.14, copies of any supplemented or amended prospectus contemplated by clause (ii) of Section 2.6(d) or, if applicable, prepared under Section 2.14, and, if so directed by the Company, such Selling Holder will deliver to the Company all copies, other than permanent file copies then in such Selling Holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. Each Selling Holder of Registrable Securities agrees that it will immediately notify the Company at any time when a prospectus relating to the registration of such Registrable Securities is required to be delivered under the Securities Act of the happening of an event as a result of which information previously furnished by such Selling Holder to the Company in writing for inclusion in such prospectus contains an untrue statement of a material fact or omits to state any material fact

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required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made.

Section 2.7. Registration Expenses. In connection with any registration statement required to be filed hereunder, the Company shall pay the following registration expenses incurred in connection with the registration hereunder (the “Registration Expenses”), regardless whether such registration statement is declared effective by the Commission: (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with the listing of the Registrable Securities, (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company, including in connection with the preparation of comfort letters, and any transfer agent and registrar fees, and (vii) the reasonable fees and expenses of any special experts retained by the Company in connection with such registration. The Company shall have no obligation to pay any fees, discounts or commissions attributable to the sale of Registrable Securities, or any out-of-pocket expenses of the Holders (or the agents who manage their accounts) or any transfer taxes relating to the registration or sale of the Registrable Securities.

Section 2.8. Indemnification by the Company. The Company agrees to indemnify and hold harmless each Selling Holder of Registrable Securities, its officers, directors, agents, partners, members, employees, managers, advisors, sub-advisors, attorneys, representatives and Affiliates, and each Person, if any, who controls such Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against, as incurred, any and all losses, claims, damages and liabilities (or actions in respect thereof) that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement, preliminary prospectus, prospectus, or free writing prospectus relating to the Registrable Securities (in each case, as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or that arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission included in reliance upon and in conformity with information furnished in writing to the Company by such Selling Holder or on such Selling Holder’s behalf expressly for inclusion therein.

Section 2.9. Indemnification by Holders of Registrable Securities. Each Selling Holder agrees, severally but not jointly or jointly and severally, to indemnify and hold harmless the Company, its officers, directors, agents, employees, attorneys, representatives and Affiliates, and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Selling Holder, but only with respect to information relating to such Selling Holder included in reliance upon and in conformity with information furnished in writing by such Selling Holder or on such Selling Holder’s behalf expressly for use in any registration

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statement, preliminary prospectus, prospectus or free writing prospectus relating to the Registrable Securities, or any amendment or supplement thereto. In case any action or proceeding shall be brought against the Company or its officers, directors or agents or any such controlling person, in respect of which indemnity may be sought against such Selling Holder, such Selling Holder shall have the rights and duties given to the Company, and the Company or its officers, directors or agents or such controlling person shall have the rights and duties given to such Selling Holder, by Section 2.10; provided, however, that the total obligations of such Selling Holder under this Agreement (including, but not limited to, obligations arising under Section 2.11 herein) will be limited to an amount equal to the net proceeds actually received by such Selling Holder (after deducting any discounts and commissions) from the disposition of Registrable Securities pursuant to such registration statement.

Section 2.10. Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 2.8 or 2.9, such person (an “Indemnified Party”) shall promptly notify the person against whom such indemnity may be sought (an “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Party to give such notice will not relieve such Indemnifying Party of any obligations under Section 2.8 or 2.9, except to the extent such Indemnifying Party is materially prejudiced by such failure. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) representation of the Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and the Indemnified Party. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by (i) in the case of Persons indemnified pursuant to Section 2.8 hereof, the Selling Holders which owned a majority of the Registrable Securities sold under the applicable registration statement and (ii) in the case of Persons indemnified pursuant to Section 2.9, the Company. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding without any admission of liability by such Indemnified Party.

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Section 2.11. Contribution. If the indemnification provided for in Section 2.8 or 2.9 hereof is held by a court of competent jurisdiction to be unavailable to an Indemnified Party or insufficient in respect of any losses, claims, damages or liabilities that otherwise would have been covered by Section 2.8 or 2.9 hereof, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and of each Selling Holder, on the other hand, in connection with such statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party.

The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 2.11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.11, no Selling Holder shall be required to contribute any amount which in the aggregate exceeds the amount by which the net proceeds actually received by such Selling Holder from the sale of its securities to the public exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Selling Holder’s obligations to contribute pursuant to this Section 2.11, if any, are several in proportion to the proceeds of the offering actually received by such Selling Holder bears to the total proceeds of the offering received by all the Selling Holders and not joint.

Section 2.12. Rule 144. The Company covenants that it will (a) make and keep public information regarding the Company available as those terms are defined in Rule 144, (b) file in a timely manner any reports and documents required to be filed by it under the Securities Act and the Exchange Act, (c) furnish to any Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time more than ninety (90) days after the effective date of the registration statement for the Company’s initial public offering), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), and (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (d) take such further action as any Holder may reasonably request, all to the extent required from time to time to enable Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

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Section 2.13. Participation in Underwritten Offerings. No Person may participate in any underwritten offerings hereunder unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and these registration rights provided for in this Article II.

Section 2.14. Suspension of Use of Registration Statement.

(a) If the Board of Directors of the Company determines in its good faith judgment that the filing of a Rady Demand Registration Statement or Resale Shelf Registration Statement under Section 2.1(a) or Section 2.4(a) or the use of any related prospectus would be materially detrimental to the Company because such action would require the disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or the disclosure of which would materially impede the Company’s ability to consummate a significant transaction, and that the Company is not otherwise required by applicable securities laws or regulations to disclose, upon written notice of such determination by the Company to the Holders which shall be signed by the Chief Executive Officer, President or any Executive Vice President of the Company certifying thereto, the rights of the Holders to offer, sell or distribute any Registrable Securities pursuant to a Resale Shelf Registration or to require the Company to take action with respect to the registration or sale of any Registrable Securities pursuant to a Resale Shelf Registration Statement shall be suspended until the earliest of (i) the date upon which the Company notifies the Holders in writing that suspension of such rights for the grounds set forth in this Section 2.14(a) is no longer necessary and they may resume use of the applicable prospectus, (ii) the date upon which copies of the applicable supplemented or amended prospectus is distributed to the Holders, and (iii) (x) up to thirty (30) consecutive days after the notice to the Holders if that notice is given during the Initial Period or (y) ninety (90) consecutive days after the notice to the Holders if that notice is given after the Initial Period; provided, that the Company shall not be entitled to exercise any such right more than two (2) times in any twelve (12) month period or less than thirty (30) days from the termination of the prior such suspension period; and provided further, that such exercise shall not prevent the Holders from being entitled to at least three hundred twenty (320) days of effective registration with respect to such registration statement during each Initial Period and thereafter two hundred ten (210) days of effective registration with respect to such registration statement in any 365-day period. The Company agrees to give the notice under (i) above as promptly as practicable following the date that such suspension of rights is no longer necessary.

(b) If all reports required to be filed by the Company pursuant to the Exchange Act have not been filed by the required date without regard to any extension, or if the consummation of any business combination by the Company has occurred or is probable for purposes of Rule 3-05 or Article 11 of Regulation S-X promulgated under the Securities Act or any similar successor rule, upon written notice thereof by the Company to the Holders, the rights of the Holders to offer, sell or distribute any Registrable Securities pursuant to a Rady Demand Registration Statement or Resale Shelf Registration Statement or to require the Company to take action with respect to the registration or sale of any Registrable Securities

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pursuant to a Rady Demand Registration Statement or Resale Shelf Registration Statement shall be suspended until the date on which the Company has filed such reports or obtained and filed the financial information required by Rule 3-05 or Article 11 of Regulation S-X to be included or incorporated by reference, as applicable, in a Rady Demand Registration Statement or Resale Shelf Registration Statement, and the Company shall use commercially reasonable efforts to file the required reports or obtain and file the financial information required to be included or incorporated by reference, as applicable, as promptly as commercially practicable, and shall notify the Holders as promptly as practicable when such suspension is no longer required.

Section 2.15. Additional Shares. The Company, at its option, may register under a Shelf Registration Statement and any filings with any state securities commissions filed pursuant to this Agreement, any number of unissued shares of Common Stock or any shares of Common Stock owned by any other stockholder or stockholders of the Company; provided that in no event shall the inclusion of such shares on a registration statement reduce the amount offered for the account of the Holders in any underwritten offering at the request of the Holders pursuant to Section 2.1(a) or Section 2.4(c).

ARTICLE III

MISCELLANEOUS

Section 3.1. Remedies. In addition to being entitled to exercise all rights provided herein and granted by law, including recovery of damages, the Holders shall be entitled to specific performance of the rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

Section 3.2. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, in each case without the written consent of the Company and the Holders against whom enforcement is sought. No failure or delay by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon any breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

Section 3.3. Notices. All notices and other communications in connection with this Agreement shall be made in writing by hand delivery, registered first-class mail, telecopier, or air courier guaranteeing overnight delivery:

(1) if to any Holder, initially to the address indicated in such Holder’s Notice and Questionnaire or, if no Notice and Questionnaire has been delivered, c/o American Assets Trust, Inc., 11455 El Camino Real, Suite 200, San Diego, California 92130, Attention: Chief Executive Officer, or to such other address and to such other Persons as any Holder may hereafter specify in writing; and

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(2) if to the Company, initially at 11455 El Camino Real, Suite 200, San Diego, California 92130, Attention: Chief Executive Officer, or to such other address as the Company may hereafter specify in writing.

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when received if deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

Section 3.4. Successors and Assigns; Assignment of Registration Rights. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties. Any Holder may assign its rights under this Agreement without the consent of the Company in connection with a transfer of such Holder’s Registrable Securities; provided, that the Holder notifies the Company of such proposed transfer and assignment and the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Agreement.

Section 3.5. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

Section 3.6. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California.

Section 3.7. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

Section 3.8. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.9. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.10. Termination. The obligations of the parties hereunder shall terminate with respect to a Holder when it no longer holds Registrable Securities and with respect to the Company upon the end of the Effectiveness Period with respect to any Issuer Shelf Registration Statement and with respect to a Resale Shelf Registration Statement when there are no longer Registrable Securities with respect to such Resale Shelf Registration Statement, except, in each case, for any obligations under Sections 2.4(d), 2.7, 2.8, 2.9, 2.10, 2.11 and Article III.

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Section 3.11. Waiver of Jury Trial. The parties hereto (including any Initial Holder and any subsequent Holder) irrevocably waive any right to trial by jury.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

AMERICAN ASSETS TRUST, INC.

By:
Name:
Title:

HOLDERS LISTED ON SCHEDULE I HERETO

AMERICAN ASSETS TRUST, INC.

By:
Name:
Title:
As Attorney-in-Fact acting on behalf of each of the Holders named on Schedule I hereto

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Schedule I

See Attached.

Exhibit A

Form of Notice and Questionnaire

The undersigned beneficial holder of shares of common stock, par value $.01 per share (“Common Stock”), of American Assets Trust, Inc. (the “Company”) and/or units of limited partnership interests (“OP Units” and, together with the Common Stock, the “Registrable Securities”) of American Assets Trust, L.P. (the “Operating Partnership”), understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “SEC”) one or more registration statements (collectively, the “Resale Shelf Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities in accordance with the terms of the Registration Rights Agreement (the “Registration Rights Agreement”), dated [                    ], 2010, among the Company and the holders listed on Schedule I thereto. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Each beneficial owner of Registrable Securities is entitled to the benefits of the Registration Rights Agreement. In order to sell or otherwise dispose of any Registrable Securities pursuant to the Resale Shelf Registration Statement, a beneficial owner of Registrable Securities generally will be required to be named as a selling security holder in the related prospectus, deliver a prospectus to purchasers of Registrable Securities and be bound by those provisions of the Registration Rights Agreement applicable to such beneficial owner (including certain indemnification provisions as described below). To be included in the Resale Shelf Registration Statement, this Notice and Questionnaire must be completed, executed and delivered to the Company at the address set forth herein on or prior to the tenth business day before the effectiveness of the Resale Shelf Registration Statement. We will give notice of the filing and effectiveness of the initial Resale Shelf Registration Statement by issuing a press release and by mailing a notice to the holders at their addresses set forth in the register of the registrar.

Beneficial owners that do not complete this Notice and Questionnaire and deliver it to the Company as provided below will not be named as selling security holders in the prospectus and therefore will not be permitted to sell any Registrable Securities pursuant to the Resale Shelf Registration Statement. Beneficial owners are encouraged to complete and deliver this Notice and Questionnaire prior to the effectiveness of the initial Resale Shelf Registration Statement so that such beneficial owners may be named as selling security holders in the related prospectus at the time of effectiveness. Upon receipt of a completed Notice and Questionnaire from a beneficial owner following the effectiveness of the initial Resale Shelf Registration Statement, in accordance with the Registration Rights Agreement, the Company will file such amendments to the initial Resale Shelf Registration Statement or additional shelf registration statements or supplements to the related prospectus as are necessary to permit such holder to deliver such prospectus to purchasers of Registrable Securities.

Certain legal consequences arise from being named as selling security holders in the Resale Shelf Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling security holder in the Resale Shelf Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Security Holder”) of Registrable Securities hereby elects to include in the prospectus forming a part of the Resale Shelf Registration Statement the Registrable Securities beneficially owned by it and listed below in Item 3 (unless otherwise specified under Item 3). The undersigned, by signing and returning this Notice and Questionnaire, understands that it will be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.

Pursuant to the Registration Rights Agreement, the undersigned has agreed to indemnify and hold harmless the Company and its directors, officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against certain losses arising in connection with statements concerning the undersigned made in the Resale Shelf Registration Statement or the related prospectus in reliance upon the information provided in this Notice and Questionnaire.

The undersigned hereby provides the following information to the Company and represents and warrants to the Company that such information is accurate and complete:

QUESTIONNAIRE

1.	(a) Full Legal Name of Selling Security Holder:
________________________________________________________________________________________________

(b) Full Legal Name of registered holder (if not the same as (a) above) through which Registrable Securities listed in Item (3) below are held:
________________________________________________________________________________________________

(c) Full Legal Name of DTC Participant (if applicable and if not the same as (b) above) through which Registrable Securities listed in Item (3) below are held:
________________________________________________________________________________________________

(d) List below the individual or individuals who exercise voting and/or dispositive powers with respect to the Registrable Securities listed in Item (3) below:
________________________________________________________________________________________________

2.	Address for Notices to Selling Security Holder:

Telephone:

Fax:

E-mail address:

Contact Person:

3.	Beneficial Ownership of Registrable Securities:

Type of Registrable Securities beneficially owned, and number of shares of Common Stock and/or Common OP Units, as the case may be, beneficially owned:

4.	Beneficial Ownership of Securities of the Company Owned by the Selling Security Holder:

Except as set forth below in this Item (4), the undersigned is not the beneficial or registered owner of any securities of the Company, other than the Registrable Securities listed above in Item (3).

Type and amount of other securities beneficially owned by the Selling Security Holder:

5.	Relationship with the Company

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

6.	Plan of Distribution

Except as set forth below, the undersigned (including its donees or pledgees) intends to distribute the Registrable Securities listed above in Item (3) pursuant to the Resale Shelf Registration Statement only as follows and will not be offering any of such Registrable Securities pursuant to an agreement, arrangement or understanding entered into with a broker or dealer prior to the effective date of the Resale Shelf Registration Statement. Such Registrable Securities may be sold from time to time directly by the undersigned or, alternatively, through underwriters or broker-dealers or agents. If the Registrable Securities are sold through underwriters or broker-dealers, the Selling Security Holder will be responsible for underwriting discounts or commissions or agent’s commissions. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions)

(i)    on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale;

(ii)    in the over-the-counter market;

(iii)    in transactions otherwise than on such exchanges or services or in the over-the-counter market; or

(iv)    through the writing of options.

In connection with sales of the Registrable Securities or otherwise, the undersigned may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Registrable Securities and deliver Registrable Securities to close out such short positions, or loan or pledge Registrable Securities to broker-dealers that in turn may sell such securities.

State any exceptions here:

Note:	In no event may such method(s) of distribution take the form of an underwritten offering of the Registrable Securities without the prior written agreement of the Company.

ACKNOWLEDGEMENTS

The undersigned acknowledges that it understands its obligation to comply with the provisions of the Securities Exchange Act of 1934, as amended, and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Registrable Securities pursuant to the Registration Rights Agreement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

The Selling Security Holder hereby acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless certain persons set forth therein. Pursuant to the Registration Rights Agreement, the Company has agreed under certain circumstances to indemnify the Selling Security Holders against certain liabilities.

In accordance with the undersigned’s obligation under the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Resale Shelf Registration Statement, the undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Resale Shelf Registration Statement remains effective. All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing at the address set forth below.

In the event that the undersigned transfers all or any portion of the Registrable Securities listed in Item 3 above after the date on which such information is provided to the Company, the undersigned agrees to notify the transferee(s) at the time of transfer of its rights and obligations under this Notice and Questionnaire and the Registration Rights Agreement.

By signing this Notice and Questionnaire, the undersigned consents to the disclosure of the information contained herein in its answers to Items (1) through (6) above and the inclusion of such information in the Resale Shelf Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Resale Shelf Registration Statement and the related prospectus.

Once this Notice and Questionnaire is executed by the Selling Security Holder and received by the Company, the terms of this Notice and Questionnaire and the representations and warranties contained herein shall be binding on, shall insure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives and assigns of the Company and the Selling Security Holder with respect to the Registrable Securities beneficially owned by such Selling Security Holder and listed in Item 3 above.

This Notice and Questionnaire shall be governed by, and construed in accordance with, the laws of the State of California.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Beneficial Owner

By
Name:
Title:

Dated:

Please return the completed and executed Notice and Questionnaire to:

American Assets Trust, Inc.

11455 El Camino Real, Suite 200

San Diego, CA 92130

Tel: (858) 350-2600

Fax: (858) 350-2620

Attention: Chief Financial Officer

Exhibit D

Order of Mergers

Each step within each “Transaction Step” below must be completed before the transactions in the following “Transaction Step” may be completed. All transactions within each “Transaction Step” may be completed simultaneously or in any order.

Transaction Step 1

All Forward REIT Mergers

All REIT Sub Forward Mergers

Transaction Step 2

All Contributions to the OP (including the REIT’s contribution to the OP of the assets acquired in Step 1)

Transaction Step 3

All Contributions to subsidiaries of the OP (including, where applicable, the OP’s contribution to the applicable subsidiary of assets acquired in Step 2)

Transaction Step 4

All OP Forward Mergers except the OP Forward Merger set forth in Transaction Step 5 and Transaction Step 7 below

Transaction Step 5

Forward Merger of Desert Hillside Holdings LLC with and into the Operating Partnership

Transaction Step 6

All OP Sub Forward Mergers except the OP Sub Forward Merger set forth in Transaction Step 7 below

Transaction Step 7

Forward Merger of BWH Holdings LLC with and into the Operating Partnership

Forward Merger of Desert Oceanside Holdings LLC with and into Pacific Oceanside Holdings LLC.

Transaction Step 8

All OP Sub Reverse Mergers

Exhibit E

Form of Tax Protection Agreement

TAX PROTECTION AGREEMENT

This TAX PROTECTION AGREEMENT (this “Agreement”) is entered into as of [            , 2010], by and among American Assets Trust, Inc., a Maryland corporation (the “REIT”), American Assets Trust, L.P., a Maryland limited partnership (the “Operating Partnership”), each Protected Partner identified as a signatory on Schedule I, as amended from time to time, each Guaranty Partner identified as a signatory on Schedule II, as amended from time to time, and each Non-Qualified Liability Partner identified as a signatory on Schedule III, as amended from time to time.

RECITALS

WHEREAS, the REIT desires to consolidate the ownership of a portfolio of properties currently owned, directly or indirectly, by certain entities, as set forth in the Formation Transaction Documentation.

WHEREAS, the Formation Transactions relate to the proposed initial public offering of the common stock of the REIT, par value $.01 per share, following which the REIT will operate as a self-administered and self-managed real estate investment trust within the meaning of Section 856 of the Code (as defined below); and

WHEREAS, as a condition to engaging in the Formation Transactions, and as an inducement to do so, the parties hereto are entering into this Agreement;

NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINED TERMS

For purposes of this Agreement the following terms shall apply:

Section 1.1 “50% Termination” has the meaning set forth in Section 1.40.

Section 1.2 “Affiliate” means, with respect to any Person, any Person directly or indirectly controlling or controlled by or under common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Section 1.3 “Agreement” has the meaning set forth in the preamble.

Section 1.4 “Approved Liability” means either:

(a) A liability of the Operating Partnership (or of an entity whose separate existence from the Operating Partnership is disregarded for Federal income tax purposes) with respect to which all of the following requirements are satisfied:

(i) the liability is secured by real property or other assets (the “Collateral”) owned directly or indirectly by the Operating Partnership (or by an entity whose separate existence from the Operating Partnership is disregarded for Federal income tax purposes);

(ii) on the date on which the Operating Partnership designated such liability as a Approved Liability, the fair market value (as reasonably determined in good faith by the Operating Partnership) of the Collateral was at least 140% times the outstanding principal amount (and any accrued and unpaid interest) of the liability and any other Approved Liabilities secured by such Collateral at such time, provided that if interest on such liability is not required to be paid at least annually or if the documents evidencing such liability permit the borrower to borrow additional amounts that are secured by the Collateral, the outstanding principal amount of such liability shall include the maximum amount that could be so added to the principal amount of such liability without a default, provided, however, if notwithstanding the Operating Partnership’s commercially reasonable efforts, it is unable to make available the Guarantee Opportunities required by this Agreement, 130% shall be substituted for 140% as set forth above;

(iii) the liability constitutes “qualified nonrecourse financing” as defined in Section 465(b)(6) of the Code with respect to the Protected Partners;

(iv) other than guaranties by the Guaranty Partners, no other person has executed any guaranties with respect to such liability; and

(v) the Collateral does not provide security for another liability (other than another Approved Liability) that ranks senior to, or pari passu with, the liability described in clause (i) above.

For purposes of determining whether clause (ii) has been satisfied in situations where one or more potential Approved Liabilities are secured by more than one item of Collateral, the Operating Partnership shall allocate such liabilities among such items of Collateral in proportion to their relative fair market values (as reasonably determined in good faith by the Operating Partnership);

(b) A liability of the Operating Partnership that

(i) is not secured by any of the assets of the Operating Partnership and is a general, recourse obligation of the Operating Partnership, and

(ii) is not provided by a lender that has an interest in the Operating Partnership or is related to the Operating Partnership within the meaning of Section 465(b)(3)(C) or the Code;

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(c) Solely with respect to the Non-Qualified Liability Amount for each Non-Qualified Liability Partner, the applicable Non-Qualified Liabilities; or

(d) Any other indebtedness approved by the Partners’ Representative (or his successor or designee) in his sole and absolute discretion.

Section 1.5 “Closing Date” has the meaning assigned to it in the applicable Pre-Formation Transaction Documentation.

Section 1.6 “Code” means the Internal Revenue Code of 1986, as amended.

Section 1.7 “Collateral” has the meaning set forth in the definition of “Approved Liability.”

Section 1.8 “Debt Gross Up Amount” has the meaning set forth in definition of “Make Whole Amount.”

Section 1.9 “Debt Notification Event” means, with respect to an Approved Liability, any transaction in which such liability shall be refinanced, otherwise repaid (excluding for this purpose, scheduled payments of principal occurring prior to the maturity date of such liability), or guarantied by any of the REIT, the Operating Partnership, or one or more of their Affiliates, or guarantied by one or more partners of the Operating Partnership.

Section 1.10 “Exchange” has the meaning set forth in Section 2.1(b).

Section 1.11 “Formation Transaction Documentation” means all of the agreements and plans of merger and contribution agreements, substantially in the forms accompanying the Request for Consent and Private Placement Memorandum dated July [__], 2010, pursuant to which all or a portion of the equity interests in certain specified entities are to be acquired by the REIT or the Operating Partnership, directly or indirectly, as part of the Formation Transactions.

Section 1.12 “Formation Transactions” means the transactions contemplated by this Agreement and the other Formation Transaction Documentation.

Section 1.13 “Fundamental Transaction” means a merger, consolidation or other combination of the Operating Partnership with or into any other entity, a transfer of all or substantially all of the assets of the Operating Partnership, any reclassification, recapitalization or change of the outstanding equity interests of the Operating Partnership, or a conversion of the Operating Partnership into another form of entity.

Section 1.14 “Gross Up Amount” has the meaning set forth in definition of “Make Whole Amount.”

Section 1.15 “Guarantied Liability” means any Approved Liability or Non-Qualified Liability that is guarantied, in whole or in part, by one or more Guaranty Partners or Non-Qualified Liability Partner, as applicable, in accordance with this Agreement.

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Section 1.16 “Guaranty Partner” means: (i) each signatory on Schedule II attached hereto, as amended from time to time; (ii) any person who holds OP Units and who acquired such OP Units from another Guaranty Partner in a transaction in which such person’s adjusted basis in such OP Units, as determined for Federal income tax purposes, is determined, in whole or in part, by reference to the adjusted basis of the other Guaranty Partner in such OP Units; and (iii) with respect to a Guaranty Partner that is Pass Through Entity, and solely for purposes of computing the amount to be paid under Section 2.4 with respect to such Guaranty Partner, any person who (y) holds an interest in such Guaranty Partner, either directly or through one or more Pass Through Entities, and (z) is required to include all or a portion of the income of such Guaranty Partner in its own gross income.

Section 1.17 “Guaranty Permissible Liability” means a liability with respect to which the lender permits a guaranty.

Section 1.18 “Guaranty Opportunity” has the meaning set forth in Section 2.4(b).

Section 1.19 “Make Whole Amount” means: (a) with respect to any Protected Partner that recognizes gain under Section 704(c) of the Code as a result of a Tax Protection Period Transfer, the sum of (i) the product of (x) the income and gain recognized by such Protected Partner under Section 704(c) of the Code in respect of such Tax Protection Period Transfer (taking into account any adjustments under Section 743 of the Code to which such Protected Partner is entitled) multiplied by (y) the Make Whole Tax Rate, plus (ii) an amount equal to the combined Federal, applicable state and local income taxes (calculated using the Make Whole Tax Rate) imposed on a Protected Partner as a result of the receipt by a Protected Partner of a payment under Section 2.2 (the “Gross Up Amount”); provided, however, that the Gross Up Amount shall be computed without regard to any losses, credit, or other tax attributes that a Protected Partner might have that would reduce its actual tax liability; and (b) with respect to any Guaranty Partner or Non-Qualified Liability Partner that recognizes gain as a result of a breach by the Operating Partnership of the provisions of Section 2.4 or Section 2.5 hereof, the sum of (i) the product of (x) the income and gain recognized by such Guaranty Partner or Non-Qualified Liability Partner by reason of such breach, multiplied by (y) the Make Whole Tax Rate, plus (ii) an amount equal to the combined Federal, applicable state and local income taxes (calculated using the Make Whole Tax Rate) imposed on a Guaranty Partner or Non-Qualified Liability Partner as a result of the receipt by a Guaranty Partner or Non-Qualified Liability Partner of a payment under Section 2.4 or Section 2.5 (the “Debt Gross Up Amount”); provided, however, that the Debt Gross Up Amount shall be computed without regard to any losses, credit, or other tax attributes that a Guaranty Partner or Non-Qualified Liability Partner might have that would reduce its actual tax liability. For purposes of calculating the amount of Section 704(c) gain that is allocated to a Protected Partner, (i) subject to clause (ii) below, any “reverse Section 704(c) gain” allocated to such partner pursuant to Treasury Regulations § 1.704-3(a)(6) shall not be taken into account, and (ii) if, as a result of adjustments to the Gross Asset Value (as defined in the OP Agreement) of the Protected Properties pursuant to clause (b) of the definition of Gross Asset Value as set forth in the OP Agreement, all or a portion of the gain recognized by the Operating Partnership that would have been Section 704(c) gain without regard to such adjustments becomes or is treated as “reverse Section 704(c) gain” or Section 704(b) gain under Section 704 of the Code, then such gain shall continue to be treated as Section 704(c) gain;

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provided that the total amount of 704(c) gain and income taken into account for purpose of calculating the Make Whole Amount shall not exceed the initial Section 704(c) gain amount as of the Closing Date (whether or not equal to the estimated amount set forth on Exhibit B).

Section 1.20 “Make Whole Tax Rate” means, with respect to a Protected Partner who is entitled to receive a payment under Section 2.2 and with respect to a Guaranty Partner or Non-Qualified Liability Partner who is entitled to receive payment under Section 2.4 or Section 2.5, the highest combined statutory Federal, state and local tax rate in respect of the income or gain that gave rise to such payment, taking into account the character of the income and gain in the hands of such Protected Partner, Guaranty Partner or Non-Qualified Liability Partner, as applicable (reduced, in the case of Federal taxes, by the deduction allowed for income taxes paid to a state or locality), for the taxable year in which the event that gave rise to such payment under Section 2.2, Section 2.4 or Section 2.5 occurred. Notwithstanding the foregoing, if a Protected Partner, Guaranty Partner or Non-Qualified Liability Partner demonstrates to the reasonable satisfaction of the Operating Partnership that such Protected Partner, Guaranty Partner or Non-Qualified Liability Partner, as applicable, is not entitled to a Federal income tax deduction for all or a portion of the income taxes paid to a state or locality, the Make Whole Tax Rate applicable to such Protected Partner, Guaranty Partner or Non-Qualified Liability Partner shall be reduced only by the deduction, if any, the Protected Partner, Guaranty Partner or Non-Qualified Liability Partner is entitled to take for such taxes.

Section 1.21 “Non-Qualified Liability” means each of the liabilities set forth on Exhibit D.

Section 1.22 “Non-Qualified Liability Amount” means the amount shown in the column labeled “Non-Qualified Liability Amount” for each Non-Qualified Liability listed below each Non-Qualified Liability Partner’s name in Exhibit E.

Section 1.23 “Non-Qualified Liability Period” means the period commencing on the Closing Date and ending on the second anniversary of the Closing Date.

Section 1.24 “Non-Qualified Liability Partner” means: (i) each signatory on Schedule III attached hereto, as amended from time to time; and (ii) any person who holds OP Units and who acquired such OP Units from another Non-Qualified Liability Partner in a transaction in which such person’s adjusted basis in such OP Units, as determined for Federal income tax purposes, is determined, in whole or in part, by reference to the adjusted basis of the other Guaranty Partner in such OP Units.

Section 1.25 “OP Agreement” means the Agreement of Limited Partnership of American Assets Trust, L.P., as amended from time to time.

Section 1.26 “OP Units” means common units of partnership interest in the Operating Partnership.

Section 1.27 “Operating Partnership” has the meaning set forth in the preamble.

Section 1.28 “Partners’ Representative” means Ernest Rady and his executors, administrators or permitted assigns.

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Section 1.29 “Pass Through Entity”means a partnership, grantor trust, or S corporation for Federal income tax purposes.

Section 1.30 “Permitted Disposition” means a sale, exchange or other disposition of OP Units (i) by a Protected Partner or Guaranty Partner: (a) to such Protected Partner’s or Guaranty Partner’s children, spouse or issue; (b) to a trust for such Protected Partner or Guaranty Partner or such Protected Partner’s or Guaranty Partner’s children, spouse or issue; (c) in the case of a trust which is a Protected Partner or Guaranty Partner, to its beneficiaries, or any of them, whether current or remainder beneficiaries; (d) to a revocable inter vivos trust of which such Protected Partner or Guaranty Partner is a trustee; (e) in the case of any partnership or limited liability company which is a Protected Partner or Guaranty Partner, to its partners or members; and/or (f) in the case of any corporation which is a Protected Partner or Guaranty Partner, to its shareholders, and (ii) by a party described in clauses (a), (b), (c) or (d) to a partnership, limited liability company or corporation of which the only partners, members or shareholders, as applicable, are parties described in clauses (a), (b), (c) or (d); provided, that for purposes of the definition of Tax Protection Period, such Protected Partner or Guaranty Partner shall be treated as continuing to own any OP Units which were subject to a Permitted Disposition unless and until there has been a sale, exchange or other disposition of such OP Units by a permitted transferee which is not another Permitted Disposition.

Section 1.31 “Person” means an individual or a corporation, partnership, trust, unincorporated organization, association, limited liability company or other entity.

Section 1.32 “Protected Partner” means: (i) each signatory on Schedule I attached hereto, as amended from time to time; (ii) any person who holds OP Units and who acquired such OP Units from another Protected Partner in a transaction in which such person’s adjusted basis in such OP Units, as determined for Federal income tax purposes, is determined, in whole or in part, by reference to the adjusted basis of the other Protected Partner in such OP Units; and (iii) with respect to a Protected Partner that is Pass Through Entity, and solely for purposes of computing the amount to be paid under Section 2.2 with respect to such Protected Partner, any person who (y) holds an interest in such Protected Partner, either directly or through one or more Pass Through Entities, and (z) is required to include all or a portion of the income of such Protected Partner in its own gross income.

Section 1.33 “Protected Property” means each property identified on Exhibit A hereto and each property acquired in Exchange for a Protected Property as set forth in Section 2.1(b).

Section 1.34 “Representation, Warranty and Indemnity Agreement” means that certain Representation, Warranty and Indemnity Agreement, made and entered into as of [            ], 2010, by and amount the REIT, the Operating Partnership and Ernest Rady Trust U/D/T March 10, 1983, as amended.

Section 1.35 “Required Liability Amount” means, with respect to each Guaranty Partner, 110% of such Guaranty Partner’s estimated “negative tax capital account” as of the Closing Date, a current estimate of which is set forth on Exhibit C hereto for each such Guaranty Partner.

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Section 1.36 “REIT” has the meaning set forth in the preamble.

Section 1.38 “Section 2.4 Notice” has the meaning set forth in Section 2.4(c).

Section 1.39 “Section 2.5 Notice” has the meaning set forth in Section 2.5(c).

Section 1.40 “Tax Protection Period” means the period commencing on the Closing Date and ending on the seventh (7th) anniversary of the Closing Date; provided, however, that such period shall end with respect to any Protected Partner or Guaranty Partner to the extent that such Partner owns less than fifty percent (50%) of the OP Units originally received by the Protected Partner or Guaranty Partner in the Formation Transactions, disregarding the sale, exchange or other disposition of any such OP Units sold, exchanged or otherwise disposed of by the Protected Partner or Guaranty Partner in a Permitted Disposition (such an event, a “50% Termination”); provided further, however, that notwithstanding the forgoing, the Tax Protection Period will terminate for all Protected Partners and Guaranty Partners upon the later of the death of Ernest Rady and the death of his wife.

Section 1.41 “Tax Protection Period Transfer” has the meaning set forth in Section 2.1(a).

Section 1.42 “Transfer” means any direct or indirect sale, exchange, transfer or other disposition, whether voluntary or involuntary.

Section 1.43 “Treasury Regulations” means the income tax regulations under the Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

ARTICLE II

TAX PROTECTIONS

Section 2.1 Taxable Transfers.

(a) Unless the Partners’ Representative expressly consents in writing to a Tax Protection Period Transfer (for the avoidance of doubt, no vote in favor of a Tax Protection Period Transfer by the Partners’ Representative or any of its Affiliates or by a Protected Partner, in each case in its capacity as owner shares of the REIT or OP Units, shall constitute consent), during the Tax Protection Period, the Operating Partnership shall indemnify the Protected Partners as set forth in Section 2.2 if the Operating Partnership or any entity in which the Operating Partnership holds a direct or indirect interest shall cause or permit (i) any Transfer of all or any portion of a Protected Property (including any interest therein or in the entity owning, directly or indirectly, the Protected Property) in a transaction that would result in the recognition of taxable income or gain by any Protected Partner under Section 704(c) of the Code, or (ii) any Fundamental Transaction that would result in the recognition of taxable income or gain to any Protected Partner (a Fundamental Transaction and a Transfer, collectively a “Tax Protection Period Transfer”).

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(b) Section 2.1(a) shall not apply to any Tax Protection Period Transfer of a Protected Property (including any interest therein or in the entity owning, directly or indirectly, the Protected Property): (i) in a transaction in which no gain is required to be recognized by a Protected Partner (an “Exchange”), including a transaction qualifying under Section 1031 or Section 721 (or any successor statutes) of the Code; provided, however, that any property acquired by the Operating Partnership in the Exchange shall remain subject to the provisions of this Article II in place of the exchanged Protected Property for the remainder of the Tax Protection Period; (ii) as a result of the condemnation or other taking of any Protected Property by a governmental entity in an eminent domain proceeding or otherwise, provided that the Operating Partnership shall use commercially reasonable efforts to structure such disposition as either a tax-free like-kind exchange under Section 1031 or a tax-free reinvestment of proceeds under Section 1033, provided that in no event shall the Operating Partnership be obligated to acquire or invest in any property that it otherwise would not have acquired or invested in.

(c) For any taxable Transfer of all or any portion of any property of the Operating Partnership which is not a Tax Protection Period Transfer, the Operating Partnership shall use commercially reasonable efforts to cooperate with the Limited Partners to minimize any taxes payable by the Limited Partners in connection with any such Transfers.

Section 2.2 Indemnification for Taxable Transfers.

(a) In the event of a Tax Protection Period Transfer described in Section 2.1(a), each Protected Partner shall, within 30 days after the closing of such Tax Protection Period Transfer, receive from the Operating Partnership an amount of cash equal to the estimated Make Whole Amount applicable to such Tax Protection Period Transfer. If it is later determined that the true Make Whole Amount applicable to a Protected Partner exceeds the estimated Make Whole Amount applicable to such Protected Partner, then the Operating Partnership shall pay such excess to such Protected Partner within 90 days after the closing of the Tax Protection Period Transfer, and if such estimated Make Whole Amount exceeds the true Make Whole Amount, then such Protected Partner shall promptly refund such excess to the Operating Partnership, but only to the extent such excess was actually received by such Protected Partner.

(b) Notwithstanding any provision of this Agreement to the contrary, the sole and exclusive rights and remedies of any Protected Partner under Section 2.1(a) shall be a claim against the Operating Partnership for the Make Whole Amount as set forth in this Section 2.2, and no Protected Partner shall be entitled to pursue a claim for specific performance of the covenants set forth in Section 2.1(a) or bring a claim against any person that acquires a Protected Property from the Operating Partnership in violation of Section 2.1(a).

Section 2.3 Section 704(c) Gains. A good faith estimate of the initial amount of Section 704(c) gain allocable to each Protected Partner as of the Closing Date of each OP Merger is set forth on Exhibit B hereto. The parties acknowledge that the initial amount of such Section 704(c) gain may be adjusted over time as required by Section 704(c) of the Code and the Regulations promulgated thereunder.

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Section 2.4 Approved Liability Maintenance and Allocation.

(a) During the Tax Protection Period, the Operating Partnership shall: (1) maintain on a continuous basis an amount of Approved Liabilities at least equal to the Required Liability Amount; and (2) provide the Partners’ Representative, promptly upon request, with a description of the nature and amount of any Approved Liabilities that are available to be guarantied by the Guaranty Partners pursuant to Section 2.4(b) of this Agreement. For the avoidance of doubt, and notwithstanding any other provision of this Agreement, the Operating Partnership shall not be required to maintain any amount of Approved Liabilities in excess of the aggregate Required Liability Amount of all Guaranty Partners.

(b) (i) During the Tax Protection Period, the Operating Partnership shall provide each Guaranty Partner with the opportunity to execute a guaranty, substantially in the form attached hereto as Exhibit F or otherwise in a form and manner that is reasonably acceptable to the Partners’ Representative, of one or more Approved Liabilities that are Guaranty Permissible Liabilities in an amount up to such Guaranty Partner’s Required Liability Amount (each such opportunity and each opportunity required by Section 2.4(c), Section 2.5(b),and Section 2.5(c), a “Guaranty Opportunity”), and (ii) after the Tax Protection Period, and for so long as a Guaranty Partner has not had a 50% Termination, the Operating Partnership shall use commercially reasonable efforts to make Guaranty Opportunities available to each Guaranty Partner, provided that in the case of this clause (ii), the Operating Partnership shall not be required to incur any indebtedness that it would not otherwise have incurred, as determined by the Operating Partnership in its reasonable discretion; provided, however, that in the case of clauses (i) and (ii) the aggregate amount of all guaranties required to be made available by the Operating Partnership for execution by all Guaranty Partners need not exceed the aggregate Required Liability Amount of all Guaranty Partners. The Operating Partnership shall have the discretion to identify the Approved Liability or Approved Liabilities that shall be made available for guaranty by each Guaranty Partner. Each Guaranty Partner and its indirect owners may allocate the Guaranty Opportunity afforded to such Guaranty Partner in any manner they choose. The Operating Partnership agrees to file its tax returns allocating any debt subject to a Guaranty to the applicable Guaranty Partners. Each Guaranty Partner shall bear the costs incurred by it in connection with the execution of any guaranty to which it is a party. To the extent a Guaranty Partner executes a guaranty, the Operating Partnership shall deliver a copy of such guaranty to the lender under the Guarantied Liability promptly after receiving such copy from the relevant Guaranty Partner.

(c) During the Tax Protection Period, the Operating Partnership shall not allow a Debt Notification Event to occur unless the Operating Partnership provides at least thirty (30) days’ written notice (a “Section 2.4 Notice”) to each Guaranty Partner that may be affected thereby. The Section 2.4 Notice shall describe the Debt Notification Event and designate one or more Approved Liabilities that may be guarantied by the Guaranty Partners pursuant to Section 2.4(b) of this Agreement in an amount equal to the amount of the refinanced or repaid Approved Liability that was guarantied by such Guaranty Partner immediately prior to the date of the refinancing or repayment. Any Guaranty Partner that desires to execute a guaranty following the receipt of a Section 2.4 Notice shall provide the Operating Partnership with notice thereof within fifteen (15) days after the date of the Section 2.4 Notice.

(d) Provided the Operating Partnership satisfies its obligations under Section 2.4(a), (b) and (c) of this Agreement, it shall have no liability to a Guaranty Partner

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under Section 2.4(e) for breach of Section 2.4, whether or not such Guaranty Partner accepts its Guaranty Opportunity. Furthermore, the Operating Partnership makes no representation or warranty to any Guaranty Partner concerning the treatment or effect of any guaranty under Federal, state, local, or foreign tax law, and bears no responsibility for any tax liability of any Guaranty Partner or Affiliate thereof that is attributable to a reallocation, by a taxing authority, of debt subject to a guaranty (other than a reallocation that results from any act or omission taken by the Operating Partnership or one of its Affiliates in violation of this Section 2.4 or an act or omission that is indemnifiable under Section 2.4(e) of this Agreement).

(e) If the Operating Partnership shall fail to comply with any provision of this Section 2.4, the Operating Partnership shall pay, within thirty (30) days of such failure, a Make Whole Payment to each Guaranty Partner who recognizes income or gain as a result of such failure equal to the estimated Make Whole Amount applicable to such failure. If it is determined that the true Make Whole Amount applicable to a Guaranty Partner exceeds the estimated Make Whole Amount applicable to such Guaranty Partner, then the Operating Partnership shall pay such excess to such Guaranty Partner within thirty (30) days after the date of such determination, and if such estimated Make Whole Amount exceeds the true Make Whole Amount, then such Guaranty Partner shall pay such excess to the Operating Partnership within thirty (30) days after the date of such determination, but only to the extent such excess was actually received by such Guaranty Partner.

(f) Notwithstanding any provision of this Agreement to the contrary, the sole and exclusive rights and remedies of any Guaranty Partner for a breach or violation of the covenants set forth in Section 2.4 shall be a claim a claim against the Operating Partnership for the Make Whole Amount as set forth in Section 2.4(e), and no Guaranty Partner shall be entitled to pursue a claim for specific performance of the covenants set forth in Section 2.4.

(g) Notwithstanding any provision of this Section 2.4 to the contrary, to the extent a Guaranty Partner is also a Non-Qualified Liability Partner that has guaranteed Non-Qualified Liabilities pursuant to Section 2.5, the amount of such guaranteed liabilities shall be treated as the Operating Partnership’s satisfaction of that amount of its obligation to provide a Guaranty Opportunity under this Section 2.4, and such liabilities shall be treated as an Approved Liability for purposes of this Section 2.4, including for purposes of determining whether a Section 2.4 Notice and substitute Approved Liability are required.

Section 2.5 Non-Qualified Liability Maintenance and Allocation.

(a) During the Non-Qualified Liability Period, the Operating Partnership shall not repay any Non-Qualified Liability (excluding any scheduled payments of principal occurring pursuant to the terms of such Non-Qualified Liability) which has been guarantied by a Non-Qualified Liability Partner pursuant to Section 2.5(b) unless: (i) the Operating Partnership repays such Non-Qualified Liability with proceeds generated by its incurrence of other liabilities which each such Non-Qualified Liability Partner is offered an opportunity to guaranty; or (ii) the Partners’ Representative consents in writing to such repayment.

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(b) During the Non-Qualified Liability Period, the Operating Partnership shall use commercially reasonable efforts to provide each Non-Qualified Liability Partner with the opportunity to execute a guaranty, substantially in the form attached hereto as Exhibit F or otherwise in a form and manner that is reasonably acceptable to the Partners’ Representative, of each Non-Qualified Liability listed below such Non-Qualified Liability Partner’s name in Exhibit E in an amount up to such Non-Qualified Liability Partner’s Non-Qualified Liability Amount. Each Non-Qualified Liability Partner and its indirect owners may allocate the Guaranty Opportunity afforded to such Non-Qualified Liability Partner in any manner they choose. The Operating Partnership agrees to file its tax returns allocating any Guarantied Liability to the applicable Non-Qualified Liability Partners. Each Non-Qualified Liability Partner shall bear the costs incurred by it in connection with the execution of any guaranty to which it is a party. To the extent a Non-Qualified Liability Partner executes a guaranty, the Operating Partnership shall deliver a copy of such guaranty to the lender under the Guarantied Liability promptly after receiving such copy from the relevant Non-Qualified Liability Partner.

(c) During the Non-Qualified Liability Period, if the Operating Partnership intends to repay any Non-Qualified Liability with proceeds generated by its incurrence of other liabilities as provided in Section 2.5(a)(i), the Operating Partnership shall provide at least thirty (30) days’ written notice (a “Section 2.5 Notice”) to each Non-Qualified Liability Partner that may be affected thereby. The Section 2.5 Notice shall describe which Non-Qualified Liability is being repaid and the nature and amount of the liability, if any, being incurred to repay such Non-Qualified Liability. The Operating Partnership shall use commercially reasonable efforts to make available to each affected Non-Qualified Liability Partner the opportunity to guaranty any such newly-incurred liability in the same manner as provided in Section 2.5(b) in an amount equal to the amount of the repaid Non-Qualified Liability that was guarantied by such Non-Qualified Liability Partner immediately prior to the date of the repayment. Any Non-Qualified Liability Partner that desires to execute a guaranty following the receipt of a Section 2.5 Notice shall provide the Operating Partnership with notice thereof within fifteen (15) days after the date of the Section 2.5 Notice.

(d) Provided the Operating Partnership satisfies its obligations under Section 2.5(a), (b) and (c) of this Agreement, it shall have no liability to any Non-Qualified Liability Partner for breach of Section 2.5, whether or not such Non-Qualified Liability Partner accepts its Guaranty Opportunity. For the avoidance of doubt, and notwithstanding any other provision of this Agreement, the Operating Partnership shall have no liability to any Non-Qualified Liability Partner if the Operating Partnership is unable, despite its commercially reasonable efforts, to provide each Non-Qualified Liability Partner with the opportunity to guaranty a Non-Qualified Liability. Furthermore, the Operating Partnership makes no representation or warranty to any Non-Qualified Liability Partner concerning the treatment or effect of any guaranty under Federal, state, local, or foreign tax law, and bears no responsibility for any tax liability of any Non-Qualified Liability Partner or Affiliate thereof that is attributable to a reallocation, by a taxing authority, of debt subject to a guaranty (other than a reallocation that results from any act or omission taken by the Operating Partnership or one of its Affiliates in violation of this Section 2.5).

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(e) If the Operating Partnership shall fail to comply with any provision of this Section 2.5, the Operating Partnership shall pay, within thirty (30) days of such failure, a Make Whole Payment to each Non-Qualified Liability Partner who recognizes income or gain as a result of such failure equal to the estimated Make Whole Amount applicable to such failure. If it is determined that the true Make Whole Amount applicable to a Non-Qualified Liability Partner exceeds the estimated Make Whole Amount applicable to such Non-Qualified Liability Partner, then the Operating Partnership shall pay such excess to such Non-Qualified Liability Partner within thirty (30) days after the date of such determination, and if such estimated Make Whole Amount exceeds the true Make Whole Amount, then such Non-Qualified Liability Partner shall pay such excess to the Operating Partnership within thirty (30) days after the date of such determination, but only to the extent such excess was actually received by such Non-Qualified Liability Partner.

(f) Notwithstanding any provision of this Agreement to the contrary, no Non-Qualified Liability Partner shall be entitled to pursue a claim for specific performance of the covenants set forth in Section 2.5.

Section 2.7 Dispute Resolution. Any controversy, dispute, or claim of any nature arising out of, in connection with, or in relation to the interpretation, performance, enforcement or breach of this Agreement (and any closing document executed in connection herewith) shall be governed by Section 5.08 of the Representation, Warranty and Indemnity Agreement.

ARTICLE III

GENERAL PROVISIONS

Section 3.1 Notices. All notices, demands, declarations, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms of this Agreement shall be given in the same manner as in the OP Agreement.

Section 3.2 Titles and Captions. All Article or Section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” and “Sections” are to Articles and Sections of this Agreement.

Section 3.3 Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

Section 3.4 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain form taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

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Section 3.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 3.6 Creditors. Other than as expressly set forth herein, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Operating Partnership.

Section 3.7 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any covenant, duty, agreement or condition.

Section 3.8 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all of the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

Section 3.9 Applicable Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of California, without regard to the principles of conflicts of law.

Section 3.10 Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of other remaining provisions contained herein shall not be affected thereby.

Section 3.11 Entire Agreement. This Agreement contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and amends, restates and supersedes the OP Agreement and any other prior written or oral understandings or agreements among them with respect thereto.

Section 3.12 No Rights as Stockholders. Nothing contained in this Agreement shall be construed as conferring upon the holders of the OP Units any rights whatsoever as stockholders of the REIT, including, without limitation, any right to receive dividends or other distributions made to stockholders of the REIT or to vote or to consent or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the REIT or any other matter.

[Remainder of Page Left Blank Intentionally]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

REIT:

AMERICAN ASSETS TRUST, INC., a Maryland corporation

By:

Name:

Title:

OPERATING PARTNERSHIP:

AMERICAN ASSETS TRUST, L.P., a Maryland limited partnership

By:	AMERICAN ASSETS TRUST, INC. a Maryland corporation, Its General Partner

By:

Name:

Title :

SIGNATURE PAGE TO TAX PROTECTION AGREEMENT

SCHEDULE I

PROTECTED PARTNERS

See attached.

SCHEDULE II

GUARANTY PARTNERS

See attached.

SCHEDULE III

NON-QUALIFIED LIABILITY PARTNERS

See attached.

EXHIBIT A

PROTECTED PROPERTIES

Property Name
Carmel Country Plaza
Carmel Mountain Plaza
Del Monte Center
ICW Plaza
Loma Palisades
Lomas Santa Fe Plaza
Waikele Center

Exhibit A-1

EXHIBIT B

ESTIMATED ALLOCATIONS OF SECTION 704(c) GAIN

See attached.

EXHIBIT C

REQUIRED LIABILITY AMOUNT

See attached.

EXHIBIT D

NON-QUALIFIED LIABILITIES

See attached.

EXHIBIT E

NON-QUALIFIED LIABILITY AMOUNT

See attached.

EXHIBIT F

FORM OF GUARANTY

See attached.

Exhibit F

Lock-Up Agreement

                         , 2010

MERRILL LYNCH & CO.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, New York 10036

Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

as Representatives of the several

Underwriters to be named in

the within-mentioned Underwriting Agreement

Re:	Proposed Public Offering by American Assets Trust, Inc.

Dear Sirs:

The undersigned, a stockholder of American Assets Trust, Inc., a Maryland corporation (the “Company”) and/or a holder of common units of partnership interest (the “Units”) in American Assets Trust, LP, a Maryland limited partnership and operating subsidiary of the Company (the “Operating Partnership”), understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Wells Fargo Securities, LLC (“Wells Fargo”) and each of the other Underwriters named in Schedule A to the Underwriting Agreement (as defined below) (collectively, the “Underwriters”), for whom Merrill Lynch and Wells Fargo are acting as representatives (in such capacity, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company and the Operating Partnership, providing for the public offering (the “Public Offering”) of shares (the “Securities”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). In recognition of the benefit that the Public Offering will confer upon the undersigned as a stockholder of the Company and/or as a holder of Units in the Operating Partnership, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter to be named in the Underwriting Agreement that, during a period of 180 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representatives, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Representatives:

(i)	if the undersigned is a director or executive officer of the Company, pursuant to the establishment by the undersigned of a written trading plan designed to comply with Rule 10b5-1(c) of the Exchange Act, provided that no sales or other dispositions may occur under such plans until the expiration of the Lock-Up Period; or

(ii)	as a bona fide gift or gifts or other dispositions by will or intestacy; or

(iii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iv)	to an immediate family member, a partnership or limited liability company solely for the direct or indirect benefit of the undersigned or the immediate family member of the undersigned; or

(v)	to a spouse, former spouse, child or other dependent pursuant to a domestic relations order or an order of a court of competent jurisdiction; or

(vi)	as a distribution to limited partners, limited liability company members or stockholders of the undersigned; or

(vii)	to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned; or

(viii)	to the Company upon termination of the undersigned’s employment with the Company; or

(ix)	to pay the exercise price of options to purchase Common Stock pursuant to the cashless exercise feature of such options; or

(x)	to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (ii) through (ix) above,

provided that, in each case, (1) the Representatives receive a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers or other actions are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers.

Furthermore, the undersigned may sell shares of Common Stock of the Company purchased by the undersigned on the open market after completion of the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

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Notwithstanding the foregoing, if:

(1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 180-day Lock-Up Period, the Representatives may extend, by written notice to the Company, the restrictions imposed by this lock-up agreement until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial 180-day Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 180-day Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

[Signature Page Follows]

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Very truly yours,

Signature:

Print Name:

(Signature Page to Investor Lock-Up Agreement)